                                                                    Exhibit 4(b)


                                CREDIT AGREEMENT

                          Dated as of December 31, 2002

                                      among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                 as the Lenders,

                             BANK OF AMERICA, N.A.,
                          as the Administrative Agent,

                                       and

                             IMPERIAL SUGAR COMPANY
                                       and
                    CERTAIN OF ITS SUBSIDIARIES PARTY HERETO,
                                as the Borrowers

                         BANC OF AMERICA SECURITIES LLC,
                      as Co-Lead Arranger and Book Manager
                                       and
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                    as Co-Lead Arranger and Syndication Agent

                                TABLE OF CONTENTS

ARTICLE 1. LOANS AND LETTERS OF CREDIT ......................................................   1
       Section 1.1   Total Facility .........................................................   1
       Section 1.2   Revolving Loans. .......................................................   1
       Section 1.3   Term Loans. ............................................................   5
       Section 1.4   Letters of Credit. .....................................................   6
       Section 1.5   Bank Products ..........................................................  10

ARTICLE 2. INTEREST AND FEES ................................................................  10
       Section 2.1   Interest. ..............................................................  10
       Section 2.2   Continuation and Conversion Elections. .................................  11
       Section 2.3   Maximum Interest Rate ..................................................  12
       Section 2.4   Unused Line Fee ........................................................  14
       Section 2.5   Letter of Credit Fee ...................................................  14
       Section 2.6   Other Fees .............................................................  14

ARTICLE 3. PAYMENTS AND PREPAYMENTS .........................................................  15
       Section 3.1   Revolving Loans ........................................................  15
       Section 3.2   Termination of Total Facility ..........................................  15
       Section 3.3   Repayment of the Term Loans ............................................  16
       Section 3.4   Prepayments of the Loans. ..............................................  16
       Section 3.5   LIBOR Rate Loan Prepayments ............................................  18
       Section 3.6   Payments by the Borrowers. .............................................  18
       Section 3.7   Payments as Revolving Loans ............................................  18
       Section 3.8   Apportionment, Application, and Reversal of Payments ...................  18
       Section 3.9   Indemnity for Returned Payments ........................................  19
       Section 3.10  The Agent's and the Lenders' Books and Records; Monthly Statements .....  19

ARTICLE 4. TAXES, YIELD PROTECTION, AND ILLEGALITY ..........................................  20
       Section 4.1   Taxes. .................................................................  20
       Section 4.2   Illegality. ............................................................  21
       Section 4.3   Increased Costs and Reduction of Return. ...............................  21
       Section 4.4   Funding Losses .........................................................  22
       Section 4.5   Inability to Determine Rates ...........................................  22
       Section 4.6   Certificates of the Lenders ............................................  22
       Section 4.7   Survival ...............................................................  23

ARTICLE 5. BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES ................................  23
       Section 5.1   Books and Records ......................................................  23
       Section 5.2   Financial Information, Etc .............................................  23
       Section 5.3   Notices to the Lender ..................................................  29

ARTICLE 6. GENERAL WARRANTIES AND REPRESENTATIONS ..........................................   32
       Section 6.1   Authorization, Validity, and Enforceability of this Agreement and the other Loan Documents; No Conflicts .............................  32

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
       Section 6.2  Validity and Priority of Security Interest...............................       32
       Section 6.3  Organization and Qualification...........................................       32
       Section 6.4  Corporate Name; Prior Transactions.......................................       33
       Section 6.5  Capitalization and Subsidiaries..........................................       33
       Section 6.6  Financial Statements and Projections.....................................       33
       Section 6.7  Solvency.................................................................       34
       Section 6.8  Debt.....................................................................       34
       Section 6.9  Distributions............................................................       34
       Section 6.10  Real Estate; Leases.....................................................       34
       Section 6.11  Proprietary Rights......................................................       34
       Section 6.12  Trade Names.............................................................       35
       Section 6.13  Litigation..............................................................       35
       Section 6.14  Labor Disputes..........................................................       35
       Section 6.15  Environmental Laws......................................................       35
       Section 6.16  No Violation of Law.....................................................       36
       Section 6.17  No Default..............................................................       36
       Section 6.18  ERISA Compliance........................................................       37
       Section 6.19  Taxes...................................................................       37
       Section 6.20  Regulated Entities......................................................       37
       Section 6.21  Use of Proceeds; Margin Regulations.....................................       38
       Section 6.22  Copyrights, Patents, Trademarks, Licenses, etc..........................       38
       Section 6.23  No Material Adverse Change..............................................       38
       Section 6.24  Full Disclosure.........................................................       38
       Section 6.25  Material Agreements.....................................................       38
       Section 6.26  Bank Accounts...........................................................       38
       Section 6.27  Governmental Authorization..............................................       38
       Section 6.28  Investment Property.....................................................       39
       Section 6.29  Common Enterprise.......................................................       39
       Section 6.30  Affiliate Transactions..................................................       39
       Section 6.31  Notices from Farm Products Sellers, etc.................................       40

ARTICLE 7. AFFIRMATIVE AND NEGATIVE COVENANTS................................................       40
       Section 7.1  Taxes and Other Obligations..............................................       40
       Section 7.2  Legal Existence and Good Standing........................................       41
       Section 7.3  Compliance with Law and Agreements; Maintenance of Licenses..............       41
       Section 7.4  Maintenance of Property; Inspection of Property..........................       42
       Section 7.5  Insurance................................................................       42
       Section 7.6  Insurance and Condemnation Proceeds......................................       43
       Section 7.7  Environmental Laws.......................................................       45
       Section 7.8  Compliance with ERISA....................................................       46
       Section 7.9  Mergers, Consolidations, or Sales........................................       46
       Section 7.10  Distributions; Capital Change; Restricted Investments...................       48
       Section 7.11  Transactions Resulting in a Material Adverse Effect.....................       48
       Section 7.12  Guaranties..............................................................       48
       Section 7.13  Debt....................................................................       48
       Section 7.14  Prepayment..............................................................       50

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
     Section 7.15  Transactions with Affiliates .......................................................   50
     Section 7.16  [Intentionally Omitted.] ...........................................................   50
     Section 7.17  Business Conducted .................................................................   50
     Section 7.18  Liens ..............................................................................   50
     Section 7.19  Sale and Leaseback Transactions ....................................................   51
     Section 7.20  New Subsidiaries; Addition of Subsidiaries as Borrowers or Guarantors. .............   51
     Section 7.21  Fiscal Year ........................................................................   52
     Section 7.22  EBITDA. ............................................................................   52
     Section 7.23  Fixed Charge Coverage Ratio ........................................................   52
     Section 7.24  Use of Proceeds ....................................................................   53
     Section 7.25  Solvency ...........................................................................   53
     Section 7.26  Guaranties of the Obligations; Co-Borrowers. .......................................   53
     Section 7.27  Landlord and Mortgagee Agreements ..................................................   53
     Section 7.28  Additional Collateral; Further Assurances. .........................................   54
     Section 7.29  Agricultural Products. .............................................................   55

ARTICLE 8.  CONDITIONS OF LENDING .....................................................................   56
     Section 8.1   Conditions Precedent to Making of Loans on the Closing Date ........................   56
     Section 8.2   Conditions Precedent to Each Loan ..................................................   61

ARTICLE 9.  DEFAULT; REMEDIES .........................................................................   62
     Section 9.1   Events of Default ..................................................................   62
     Section 9.2   Remedies. ..........................................................................   64

ARTICLE 10. TERM AND TERMINATION ......................................................................   66
     Section 10.1  Term and Termination ...............................................................   66

ARTICLE 11. AMENDMENTS; WAIVERS; PARTICIPATIONS;
            ASSIGNMENTS; SUCCESSORS ...................................................................   66
     Section 11.1  Amendments and Waivers. ............................................................   66
     Section 11.2  Assignments; Participations. .......................................................   69

ARTICLE 12. THE AGENT .................................................................................   71
     Section 12.1  Appointment and Authorization ......................................................   71
     Section 12.2  Delegation of Duties ...............................................................   71
     Section 12.3  Liability of the Agent .............................................................   71
     Section 12.4  Reliance by the Agent ..............................................................   72
     Section 12.5  Notice of Default ..................................................................   72
     Section 12.6  Credit Decision ....................................................................   72
     Section 12.7  Indemnification ....................................................................   73
     Section 12.8  The Agent in Individual Capacity ...................................................   73
     Section 12.9  Successor Agent ....................................................................   73
     Section 12.10 Withholding Tax. ...................................................................   74
     Section 12.11 Collateral Matters. ................................................................   75
     Section 12.12 Restrictions on Actions by the Lenders; Sharing of Payments. .......................   76
     Section 12.13 Agency for Perfection ..............................................................   77

     Section 12.14 Payments by the Agent to the Lenders ...........................................   77
     Section 12.15 Settlement. ....................................................................   77
     Section 12.16 Letters of Credit; Intra-Lender Issues. ........................................   81
     Section 12.17 Concerning the Collateral and the Related Loan Documents .......................   83
     Section 12.18 Field Audit and Examination Reports; Disclaimer by the Lenders .................   83
     Section 12.19 Relation Among the Lenders .....................................................   84
     Section 12.20 Co-Lead Arrangers, Book Manager and Syndication Agent ..........................   84

ARTICLE 13. MISCELLANEOUS .........................................................................   84
     Section 13.1  No Waivers; Cumulative Remedies ................................................   84
     Section 13.2  Severability ...................................................................   84
     Section 13.3  Governing Law; Choice of Forum; Service of Process .............................   84
     Section 13.4  Waiver of Jury Trial ...........................................................   85
     Section 13.5  Survival of Representations and Warranties .....................................   86
     Section 13.6  Other Security and Guaranties ..................................................   86
     Section 13.7  Fees and Expenses ..............................................................   86
     Section 13.8  Notices ........................................................................   87
     Section 13.9  Waiver of Notices ..............................................................   88
     Section 13.10 Binding Effect .................................................................   88
     Section 13.11 Indemnity of the Agent and the Lenders by the Borrowers. .......................   88
     Section 13.12 Limitation of Liability ........................................................   89
     Section 13.13 Final Agreement ................................................................   90
     Section 13.14 Counterparts ...................................................................   90
     Section 13.15 Captions .......................................................................   90
     Section 13.16 Right of Setoff ................................................................   90
     Section 13.17 Confidentiality. ...............................................................   91
     Section 13.18 Conflicts with other Loan Documents ............................................   92
     Section 13.19 Joint and Several Liability ....................................................   92
     Section 13.20 Contribution and Indemnification among the Borrowers ...........................   93
     Section 13.21 Agency of the Parent for each Other Obligated Party ............................   93
     Section 13.22 Additional Borrowers ...........................................................   94
     Section 13.23 Express Waivers By the Obligated Parties in Respect of Cross Guaranties
                   and Cross Collateralization ....................................................   94
     Section 13.24 Common Enterprise ..............................................................   95
     Section 13.25 Certificates of Responsible Officers ...........................................   96
     Section 13.26 Subordination of Intercompany Indebtedness and Liens ...........................   96

                          LIST OF EXHIBITS & SCHEDULES

EXHIBITS

Exhibit A     -  Form of Revolving Loans Note
Exhibit B     -  Form of Notice of Borrowing
Exhibit C     -  Form of Term Loans Note
Exhibit D     -  Form of Notice of Continuation/Conversion
Exhibit E     -  Form of Compliance Certificate
Exhibit F     -  Form of Assignment and Acceptance
Exhibit G     -  Form of Borrowing Base Certificate
Exhibit H     -  Dreyfus Letter Agreement

SCHEDULES

Schedule 1.2  -  Revolving Loan Commitments
Schedule 1.3  -  Term Loans Commitments
Schedule 6.3  -  Jurisdictions of Organizations, etc., and Foreign Qualification
Schedule 6.4  -  Prior Names
Schedule 6.5  -  Capitalization; Subsidiaries
Schedule 6.8  -  Debt
Schedule 6.10 -  Real Estate; Leases
Schedule 6.11 -  Proprietary Rights
Schedule 6.12 -  Trade Names
Schedule 6.13 -  Litigation, etc.
Schedule 6.14 -  Labor Disputes
Schedule 6.15 -  Environmental Matters
Schedule 6.18 -  ERISA
Schedule 6.19 -  Taxes
Schedule 6.25 -  Material Agreements
Schedule 6.26 -  Bank Accounts
Schedule 6.28 -  Investment Property
Schedule 6.30 -  Affiliate Transactions
Schedule 7.2  -  Certain Subsidiaries
Schedule A    -  Permitted Liens
Schedule B    -  Unappraised Assets

                                CREDIT AGREEMENT

     This Credit Agreement dated as of December 31, 2002 ("Agreement") is by and among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A., with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as administrative agent for the Lenders (in its capacity as administrative agent, the "Agent"), and Imperial Sugar Company, a Texas corporation, and each of its Subsidiaries party hereto.

                                    RECITALS:

     A. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein. The rules of construction contained in Annex A shall govern the interpretation of this Agreement, and all Annexes, Exhibits, and Schedules attached hereto are incorporated herein by reference.

     B. The Obligated Parties have requested the Lenders to make available to the Borrowers (a) a revolving credit facility for loans and letters of credit in the maximum, aggregate principal or face amount of $140,000,000, and (b) term loans in an aggregate amount equal to the Term Loans Amount, which extensions of credit the Borrowers will use for the purposes permitted by Section 7.24.

     C. The Lenders have agreed to make available to the Borrowers a revolving credit facility and term loans upon the terms and conditions set forth in this Agreement.


     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

                                   ARTICLE 1.
                           LOANS AND LETTERS OF CREDIT

     Section 1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $175,000,000 (the "Total Facility") for use by any one or more of the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit, consisting of Revolving Loans and Letters of Credit, and the Term Loans, as described in
Section 1.2, Section 1.3, and Section 1.4.

     Section 1.2 Revolving Loans.

          (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (including revolving loans made pursuant to Section 1.2(h) and Non-Ratable Loans and Agent Advances made pursuant to Section 1.2(i) and Section 1.2(j), respectively, the "Revolving Loans") to the Borrowers in amounts not to exceed such Lender's Pro Rata Share, based upon its Revolving Loans Commitment, of the Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Availability or the Borrowing Base on one or more occasions, but, if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Availability or the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings would exceed Availability after giving effect to any Borrowing, then the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans and the issuance of Letters of Credit as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(j).

          (b) Revolving Loans Notes. The Borrowers shall execute and deliver to each Lender a promissory note to evidence the Revolving Loans of that Lender (each a "Revolving Loans Note" and, collectively, the "Revolving Loans Notes"). Each Revolving Loans Note shall be in the principal amount of the applicable Lender's Pro Rata Share of the Revolving Loans Commitments, dated as of the Closing Date or the date of any assignment of a portion of another Lender's Revolving Loans or Revolving Loans Commitments to such Lender, and substantially in the form of Exhibit A. Each Revolving Loans Note shall represent the obligation of the Borrowers to pay the amount of the applicable Lender's Pro Rata Share of the Revolving Loans Commitments, or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans made to the Borrowers together with interest thereon as prescribed in this Agreement. The entire unpaid balance of the Revolving Loans and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

          (c)  Procedure for Borrowing.

               (i) Each Borrowing of Revolving Loans shall be made upon a Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing in the form attached hereto as Exhibit B (a "Notice of Borrowing"), which must be received by the Agent prior to 10:00 a.m. (Los Angeles, California time) (y) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Rate Revolving Loans, and (z) on the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:

                   (A) the amount of the Borrowing, which in the case of LIBOR Rate Revolving Loans shall be in an amount that is not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                   (B) the requested Funding Date, which shall be a Business
          Day;

                   (C) whether the Revolving Loans requested are to be Base Rate

          Revolving Loans or LIBOR Rate Revolving Loans; provided that if such Borrower fails to specify whether any Revolving Loans are to be Base Rate Revolving Loans or LIBOR Rate Revolving Loans, such request shall be deemed a request for Base Rate Revolving Loans; and

                    (D) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Rate Revolving Loans; provided that if such Borrower fails to select the duration of the Interest Period with respect to any requested LIBOR Rate Revolving Loans, such Borrower shall be deemed to have requested such Revolving Loans be made as LIBOR Rate Revolving Loans with an Interest Period of one month in duration;

          provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Revolving Loans only.

              (ii) With respect to any request for Base Rate Revolving Loans, in lieu of delivering a Notice of Borrowing, a Borrower may give the Agent telephonic notice of such request for advances to the Designated Account not later than the required time specified in clause (i) preceding. The Agent at all times shall be entitled to rely on such telephonic notice in making any such Revolving Loans, regardless of whether any written confirmation is received by the Agent.

              (iii) The Borrowers shall have no right to request any LIBOR Rate Revolving Loans while a Default or an Event of Default has occurred and is continuing.

          (d) Disbursement. The Borrowers shall deliver to the Agent, prior to the Closing Date, a notice setting forth the deposit account of the Borrowers (the "Designated Account") to which the Agent is authorized by the Borrowers to transfer the proceeds of the Revolving Loans requested hereunder. The Borrowers may designate a replacement Designated Account from time to time by written notice to the Agent. Any designation by the Borrowers of the Designated Account must be reasonably acceptable to the Agent.

          (e) Reliance Upon Authority; No Liability. The Agent is entitled to rely conclusively on any individual's request for Revolving Loans on behalf of a Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by any Borrower to make such requests on its behalf. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in
Section 1.2(c) or Section 1.2(d), which the Agent believes in good faith to have been given by an officer or other person duly authorized by a Borrower to request Revolving Loans on its behalf or for otherwise acting under this Section
1.2. The crediting of Revolving Loans to the Designated Account shall conclusively establish the obligation of the Borrowers to repay such Revolving Loans as provided herein.

          (f) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(c) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

          (g) The Agent's Election. Subject to the requirements of Section 1.2(i), promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) the Agent shall elect in its discretion to have the terms of
Section 1.2(h), Section 1.2(i), or Section 1.2(j) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(i) or an Agent Advance pursuant to Section 1.2(j), the terms of Section 1.2(h) shall apply to the requested Borrowing.

          (h) Making of Revolving Loans. If the Agent elects to have the terms of this Section 1.2(h) apply to a requested Borrowing or if the requested Borrowing is for LIBOR Rate Revolving Loans, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone, or e-mail of the requested Borrowing. Subject to Section 12.15, each Lender shall transfer its Pro Rata Share, based upon its Revolving Loans Commitment, of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 12:00 noon (Los Angeles, California time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such requested Borrowing, the Agent shall make the proceeds of such requested Borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the Designated Account; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

          (i) Making of Non-Ratable Loans. Subject to Section 1.2(g), if the Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(i) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of such requested Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section 1.2(i) is herein referred to as a "Non-Ratable Loan," and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $15,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent has received written notice from any Lender (including the Bank) that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on the applicable Funding Date. The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

          (j) Agent Advances. Subject to Section 1.2(g) and the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (a) after the occurrence of a Default or an Event of Default, or (b) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrowers or any Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed ten percent (10%) of the Borrowing Base which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided that the Required Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. Absent such revocation, the Agent's determination that the making of an Agent Advance is required for any such purposes shall be conclusive. The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

     Section 1.3 Term Loans.

          (a) Amount of Term Loans. Each Lender severally agrees to make a term loan in an aggregate amount equal to such Lender's Pro Rata Share, based upon its Term Loans Commitment, of the Term Loans Amount (any such Term Loan being referred to as a "Term Loan" and such term loans being referred to collectively as the "Term Loans") to the Borrowers on the Closing Date, upon the satisfaction of the conditions precedent set forth in Article 8. The Term Loans made on the Closing Date will consist of Base Rate Term Loans only.

          (b) Making of Term Loans. Each Lender shall make the amount of such Lender's Term Loans available to the Agent in same day funds, to the Agent's designated account, not later than 11:00 a.m. (Los Angeles, California time) on the Closing Date. After the Agent's receipt of the proceeds of the Term Loans, upon satisfaction of the conditions precedent set forth in Article 8, the Agent shall make the proceeds of the Term Loans received by the Agent available to the Borrowers (i) by transferring same day funds to the Designated Account or (ii) as the Borrowers may otherwise instruct in writing.

          (c) Term Loans Notes. The Borrower shall execute and deliver to the Agent on behalf of each Lender, on the Closing Date, a promissory note, substantially in the form of Exhibit C attached hereto and made a part hereof (such promissory notes, together with any new notes issued pursuant to Section
11.2 upon the assignment of any portion of any Lender's Term Loan, being hereinafter referred to collectively as the "Term Loans Notes" and each of such promissory notes being hereinafter referred to individually as a "Term Loans Note"). The Term Loans Notes shall evidence each Lender's Term Loan, in an original principal amount equal to that Lender's Pro Rata Share, based upon its Term Loans Commitment, of the Term Loans Amount and with other appropriate insertions. Each Term Loans Note shall be dated the Closing Date and stated to amortize in thirty-six (36) monthly installments. Each of the first thirty-five
(35) installments of principal shall be in an amount equal to such Lender's Pro Rata Share of $583,333.33 and shall be payable on the first day of each month, commencing on February 1, 2003 and ending on December 1, 2005. The final installment of principal shall be in the amount of $14,583,333.45 or otherwise in an amount equal to each Lender's Pro Rata Share, based upon its Term Loans Commitment, of the then remaining principal balance of the Term Loans, and shall be payable on the Stated Termination Date. Each such installment shall be payable to the Agent for the account of the applicable Lender. The Term Loans shall be payable in full on the Termination Date. Payments or prepayments of the Term Loans may not be reborrowed.

         Section 1.4 Letters of Credit.

               (a) Agreement to Issue or Cause to Issue. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause a Letter of Credit Issuer to issue for the account of any of the Borrowers (whether one or more) in support of an obligation of any Borrower, subject to the limitation in the definition of Letter of Credit Subfacility, one or more commercial/documentary and standby letters of credit (each a "Letter of Credit" and collectively, the "Letters of Credit"); provided, however, that each Letter of Credit shall be in such form and substance as complies with all requirements of such Letter of Credit Issuer and shall also be in form and substance reasonably satisfactory to the Agent.

               (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from such Borrower in connection with the opening thereof would exceed the Availability at such time; or (iii) such Letter of Credit has an expiration date later than the earlier to occur of (A) thirty (30) days prior to the Stated Termination Date or (B) twelve (12) calendar months from the date of issuance for standby letters of credit and six (6) calendar months from the date of issuance for commercial/documentary letters of credit; provided, however, that any Letter of Credit may provide for the automatic extension or renewal thereof in accordance with clause (iii) of Section 1.4(d) for additional periods, but in no event shall the expiration date as so extended or renewed be after the date permitted pursuant to clause (iii)(A) of this Section 1.4(b).

               (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 8, the obligation of the Agent to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

                   (i) the Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as the Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to the Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms, and purpose of the proposed Letter of Credit shall be satisfactory to the Agent and the Letter of Credit Issuer (provided that in the event any term of such application or any other document is inconsistent with the terms of this Agreement and the Letter of Credit Issuer is either the same Person as the Agent or any Lender, then the terms of this Agreement shall be controlling); and

                   (ii) as of the date of issuance, no order of any court, arbitrator, or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule, or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such proposed Letters of Credit.

               (d) Issuance of Letters of Credit.

                   (i) Request for Issuance. Any Borrower that wishes to cause the issuance of a Letter of Credit must notify the Agent of such request for issuance at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

                   (ii) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested issuance date of the Letter of Credit set forth in the notice from a Borrower pursuant to Section 1.4(d)(i), (A) the amount of the Unused Letter of Credit Subfacility and (B) the Availability as of such date. If the face amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof does not exceed the Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                   (iii) Extensions and Amendments. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this
         Section 1.4 are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless such Lender shall have provided, to the Agent, written notice that such Lender declines to consent to any such extension or renewal at least fifteen (15) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit; provided that, notwithstanding the foregoing, if all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender may decline to consent to any such extension or renewal.

               (e) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse the Letter of Credit Issuer immediately for any draw under any Letter of Credit, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense, or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower for whose account such Letter of Credit was issued for a

Borrowing of a Base Rate Revolving Loan in the amount of such drawing or payment. The Funding Date with respect to such Borrowing shall be the date of such drawing or payment.

               (f) Indemnification; Exoneration; Power of Attorney.

                   (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, each Borrower agrees to protect, indemnify, pay, and save the Lenders, the Agent, and the Letter of Credit Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including attorneys' fees) which any Lender, the Agent, or the Letter of Credit Issuer may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit. The Borrowers' obligations under this Section 1.4(f) shall survive payment of all other Obligations.

                   (ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, the Agent, and the Letter of Credit Issuer, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the Agent, and the Letter of Credit Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms;
         (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the Letter of Credit Issuer's honor of a draw or payment for which the draw or payment or any certificate fails to comply in any respect with the terms of the Letter of Credit (except, unless otherwise provided in the applicable letter of credit application and/or reimbursement agreement, to the extent that such honor constitutes the gross negligence or willful misconduct of the Letter of Credit Issuer). None of the foregoing shall affect, impair, or prevent the vesting of any rights or powers of the Agent, any Lender, or the Letter of Credit Issuer under this Section 1.4(f).

                   (iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent or any Lender (excluding any Lender in its capacity as the Letter of Credit Issuer) under or in connection with any of the Letters of Credit or any related matters shall result in any liability of the Agent or any Lender to any Borrower, or relieve such Borrower of any of its obligations hereunder to any such Person.

                   (iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit Issuer.

                   (v) Account Party. Each Borrower hereby authorizes and directs the Letter of Credit Issuer to name any Borrower as the "account party" or other obligated person with respect to any Letter of Credit and to deliver to the Agent all instruments, documents, and other writings and property received by the Letter of Credit Issuer pursuant to each such Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with each such Letter of Credit or the application therefor.

                   (vi) Power of Attorney. In connection with all Inventory financed by any Letter of Credit, each Borrower hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority during the existence of any Event of Default that has not been waived in accordance with this Agreement: (A) to sign and/or endorse such Borrower's name upon any warehouse or other receipts; (B) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (C) to clear Inventory through customs in the Agent's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose;
         (D) to complete, in such Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (E) to do such other acts and things as are necessary in order to enable the Agent to obtain possession or control of such Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as such Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law other than for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                   (vii) Control of Inventory. In connection with all Inventory financed by Letters of Credit, during the existence of any Event of Default that has not been waived in accordance with this Agreement the Borrowers will, at the Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses, or others receiving or holding cash, checks, Inventory, documents, or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into any Borrower's possession, to deliver them, upon request, to the Agent in their original form. During the existence of any Event of Default that has not been waived in accordance with this Agreement the Borrowers shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

               (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each such Letter of Credit then outstanding, as the Agent in its discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn or paid plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Letter of Credit Issuer, the Agent and/or the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (ii) cash in an amount necessary to reimburse the Agent and the Lenders for payments to be made by Letter of Credit Issuer, the Agent and/or the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

         Section 1.5 Bank Products. Any Borrower may request, and the Agent may, in its sole and absolute discretion, arrange for any Borrower to obtain, Bank Products from the Bank or any Lender or the Bank's Affiliates or any Lender's Affiliates although no Borrower is required to do so. To the extent Bank Products are provided by an Affiliate of the Bank or an Affiliate of a Lender, the Borrowers agree to indemnify and hold the Agent, the Bank, and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank, or any of the Lenders which arise from any indemnity given by the Agent or the Bank to its Affiliates or given by any Lender to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Borrower's rights, with respect to the Bank or its Affiliates or any Lender or its Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and the Bank or its Affiliates or any Lender or its Affiliates which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates or from any Lender or such Lender's Affiliates
(a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates or such Lender or such Lender's Affiliates, respectively, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates or such Lender or such Lender's Affiliates, respectively.

                                   ARTICLE 2.
                                INTEREST AND FEES

         Section 2.1 Interest.

                 (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on accrued interest thereon not paid when due) from the date made or incurred until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate, as applicable, plus the Applicable Margin as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which a Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, such Loans shall be Base Rate Loans and bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                 (i) For all Base Rate Revolving Loans, Base Rate Term Loans and other Obligations (other than LIBOR Rate Revolving Loans and LIBOR Rate Term Loans), at a fluctuating per annum rate equal to the lesser of (A) the Base Rate plus the Applicable Margin or (B) the Maximum Rate; and

                 (ii) For all LIBOR Rate Revolving Loans and all LIBOR Rate Term Loans, at a per annum rate equal to the lesser of (A) the LIBOR Rate plus the Applicable Margin or (B) the Maximum Rate.

Each change in the Base Rate shall be reflected in the interest rate described in clause (i) preceding as of the effective date of such change. Subject to
Section 2.3, all interest charges on the Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365 or 366, as applicable, day year).

          (b) Default Rate. During the existence of any Event of Default if the Agent or the Majority Lenders in their discretion so elect, then, while any such Event of Default exists, the Obligations shall bear interest at a rate per annum equal to the lesser of (i) the Default Rate applicable thereto or (ii) the Maximum Rate.

          (c) Interest Periods. After giving effect to any Borrowing, conversion, or continuation of any LIBOR Rate Loans, there may not be more than five (5) different Interest Periods in effect hereunder.

     Section 2.2 Continuation and Conversion Elections.

          (a) A Borrower may, upon irrevocable written notice to the Agent in accordance with Section 2.2(b):

                 (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans;

                 (ii) elect, as of any Business Day subject to Section 4.4, in the case of LIBOR Rate Loans to convert any such LIBOR Rate Loans into Base Rate Loans; or

                 (iii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000, in excess thereof) as LIBOR Rate Loans;

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall, effective as of the expiration date of the applicable Interest Period, automatically convert into Base Rate Loans; provided, further, that if the notice shall fail to specify the duration of the Interest Period of any LIBOR Rate Loan, such Interest Period shall be one month.

            (b) The Borrowers shall deliver a notice of continuation/conversion in the form of Exhibit D (a "Notice of Continuation/Conversion") to the Agent not later than 11:00 a.m. (Los Angeles, California time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                 (i)   the proposed Continuation/Conversion Date;

                 (ii) whether such Notice of Continuation/Conversion relates to Revolving Loans and/or Term Loans, the principal amount of each type of such Loans to which such notice relates and the aggregate amount of each type of such Loans to be converted or continued;

                 (iii) the type of Loans resulting from the proposed conversion or continuation; and

                 (iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

With respect to any request to convert or continue any Loans, the Borrowers may give the Agent telephonic notice of such request not later than the required time specified in this clause (b). The Agent at all times shall be entitled to rely on such telephonic notice in converting or continuing any such Loans, regardless of whether any written confirmation is received by the Agent, and the Agent may at any time refuse to accept any such telephonic notice and require that the Borrowers provide a written Notice of Continuation/Conversion.

            (c) If, upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrowers have failed to timely select a new Interest Period to be applicable to such LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which such notice was given held by each Lender.

     Section 2.3 Maximum Interest Rate. If the Interest Rate, absent the limitation set forth in this Section 2.3, would have exceeded the Maximum Rate, then the Interest Rate shall be the Maximum Rate, and, if in the future the Interest Rate would otherwise be less than the Maximum

Rate, then the Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the Interest Rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been paid or accrued if the Maximum Rate had, at all times, been in effect or
(ii) the amount of interest which would have been paid or accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. Each of the Agent, each Lender, and each Borrower acknowledges, agrees, and declares that it is its intention to expressly comply with all Requirements of Law in respect of limitations on the amount or rate of interest that can legally be contracted for, charged, or received under or in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document (even if any such provision expressly declares that it controls all other provisions of the Loan Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any Requirement of Law) under the Loan Documents paid by any Borrower, received by the Agent, the Letter of Credit Issuer, or any Lender, agreed to be paid by any Borrower, or requested or demanded to be paid by the Agent, the Letter of Credit Issuer, or any Lender, exceed the Maximum Rate, and all provisions of the Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section 2.3. In the event any such interest is paid to the Agent, the Letter of Credit Issuer, or any Lender by the Borrowers, or any of them, in an amount or at a rate which would exceed the Maximum Rate, the Agent, the Letter of Credit Issuer, or such Lender, as the case may be, shall automatically apply such excess to any unpaid amount of the Obligations other than interest, in the inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be paid to the paying Borrowers or Borrower, as applicable. All interest paid, or agreed to be paid, by any Borrower, or taken, reserved, or received by the Agent, the Letter of Credit Issuer, or any Lender, shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Loan Documents, or in any other related documents executed pursuant hereto, neither the Agent, the Letter of Credit Issuer, nor any Lender shall ever be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Loan Documents, would result in a rate of interest under the Loan Documents in excess of the Maximum Rate and, in the event the Agent, the Letter of Credit Issuer, or any Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of the Borrowers, or any of them, that otherwise would, together with all other interest under the Loan Documents, be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to the applicable Borrowers or Borrower. The Borrowers, the Agent, the Letter of Credit Issuer, and the Lenders shall, to the maximum extent permitted under any Requirement of Law, (A) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (B) exclude prepayments, acceleration, and the effects thereof. Nothing in any Loan Document shall be construed or so operate as to require or obligate the Borrowers, or any of them, to pay any interest, fees, costs, or charges greater than is permitted by any Requirement of Law. Subject to the foregoing, the Borrowers hereby agree that the actual effective rate of interest from time to time existing under the Loan Documents, including all amounts agreed to by the Borrowers or charged or received by the Agent, the Letter of Credit Issuer, or the Lenders pursuant to and in accordance with the Loan Documents, which may be deemed to be interest under any Requirement of Law, shall be deemed to be a rate which is agreed to and stipulated by the Borrowers and the Lenders in accordance with Requirements of Law.

     Section 2.4 Unused Line Fee. Subject to Section 2.3, until the Revolving Loans have been paid in full, all Letters of Credit have terminated or expired, and this Agreement terminated, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares of the Revolving Loans Commitments, on the first day of each calendar month and on the Termination Date, an unused line fee (the "Unused Line Fee") equal to one-half of one percent (0.50%) multiplied by the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of the Revolving Loans and the average daily undrawn face amount of all outstanding Letters of Credit during the immediately preceding month or shorter period if calculated for the first month after the Closing Date or on the Termination Date. Subject to Section 2.3, the Unused Line Fee shall be computed on the basis of a 360 day year for the actual number of days elapsed. For purposes of calculating the Unused Line Fee pursuant to this Section 2.4 only, any payment received by the Agent (if received prior to 11:00 a.m. (Los Angeles, California time)) shall be deemed to be credited to the Borrowers' Loan Account on the Business Day following the date such payment is received by the Agent.

     Section 2.5 Letter of Credit Fee. Subject to Section 2.3, the Borrowers agree to pay to the Agent (a) for the account of the Lenders, in accordance with their respective Pro Rata Shares of the Revolving Loans Commitments, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Letter of Credit Fee Percentage, or, during the existence of any Event of Default, the Default Rate with respect to the Letters of Credit, multiplied by the undrawn face amount of each Letter of Credit and (b) for the account of each Letter of Credit Issuer, all out-of-pocket costs, fees, and expenses incurred by such Letter of Credit Issuer in connection with the application for, processing of, issuance or extension of, or amendment to any Letter of Credit, which costs, fees, and expenses shall include a "fronting fee" in an amount equal to one-eighth percent (0.125%) of the face amount of such Letter of Credit, payable to the Letter of Credit Issuer on the date of issuance of each Letter of Credit. The Letter of Credit Fee and "fronting fee" shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remained outstanding and on the Termination Date. Subject to Section 2.3, the Letter of Credit Fee and "fronting fee" shall be computed on the basis of a 360 day year for the actual number of days elapsed.

     Section 2.6 Other Fees. Subject to Section 2.3, the Borrowers agree to pay the Agent all other fees and expenses as set forth in the Agent's Letter.

                                   ARTICLE 3.

                            PAYMENTS AND PREPAYMENTS

     Section 3.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, plus all other Obligations, on the Termination Date; provided, however, that the Borrower shall repay the outstanding principal balance of each Agent Advance, plus all accrued but unpaid interest thereon, on the forty-fifth (45th) day following the date of the making of such advance. The Borrowers may prepay the Revolving Loans at any time and reborrow subject to the terms of this Agreement; provided that with respect to any LIBOR Rate Revolving Loans prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Agent, for the account of the Lenders, the amounts described in Section 4.4. In addition, and without limiting the generality of the foregoing, upon demand, the Borrowers shall pay to the Agent, for the account of the Lenders, the amount, if any and without duplication, by which the Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the Maximum Revolver Amount. Accrued interest on the Revolving Loans shall be due and payable in arrears (a) in the case of Base Rate Revolving Loans, on the first day of each calendar month and on the Termination Date and (b) in the case of LIBOR Rate Revolving Loans and with respect to each such Revolving Loan (i) on the first day of each calendar month, (ii) on each LIBOR Interest Payment Date with respect thereto, and (iii) on the Termination Date.

     Section 3.2 Termination of Total Facility. The Borrowers may terminate this Agreement upon at least thirty (30) Business Days' prior written notice thereof to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, and the cancellation and return of all outstanding Letters of Credit (or alternatively if the Agent so consents, with respect to each such Letter of Credit, the furnishing to the Agent, in the Agent's discretion, of a Supporting Letter of Credit or cash deposit, in each case in amounts and in the manner required by
Section 1.4(g)), (b) the prepayment in full of the Term Loans, together with accrued and unpaid interest thereon, (c) the payment in full of the early termination fee set forth in the following sentence, (d) the payment in full in cash of all reimbursable expenses and other Obligations, together with accrued and unpaid interest thereon (if and to the extent the same accrue interest in accordance with this Agreement), and (e) with respect to any LIBOR Rate Loans prepaid, the payment in full of all amounts due under Section 4.4, if any. In addition, the Borrower may prepay the Term Loans in whole or in part in accordance with Section 3.4; provided each such prepayment is accompanied by (i) accrued and unpaid interest on the portion of the Term Loans prepaid and (ii) with respect to LIBOR Rate Loans, payments of amounts due under Section 4.4, if any. Subject to Section 2.3, if this Agreement is terminated at any time on or before the second Anniversary Date, whether pursuant to this Section or pursuant to Section 9.2, the Borrowers shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table; provided that if the Borrowers refinance the credit facility provided by this Agreement with a credit facility agented and arranged by the same or another lending department of the Agent, then the fee for early termination set forth in this Section 3.2 shall not apply:

------------------------------------------------------------------------------------------------------------
                    Period During which                                   Early Termination Fees
                 Early Termination Occurs
------------------------------------------------------------------------------------------------------------
          On or before the first Anniversary Date                  1.00% of the Maximum Revolver Amount

------------------------------------------------------------------------------------------------------------

         After the First Anniversary Date but on or                0.50% of the Maximum Revolver Amount
             before the second Anniversary Date

------------------------------------------------------------------------------------------------------------

     Section 3.3 Repayment of the Term Loans. The Borrower agrees to repay the principal of the Term Loans to the Agent, for the account of the Lenders, as set forth in Section 1.3. Accrued interest on the Term Loans shall be due and payable in arrears (a) in the case of Base Rate Term Loans, on the first day of each calendar month and on the Termination Date and (b) in the case of LIBOR Rate Term Loans and with respect to each such Term Loan (i) on the first day of each calendar month, (ii) on each LIBOR Interest Payment Date with respect thereto, and (iii) on the Termination Date.

     Section 3.4 Prepayments of the Loans.

             (a) The Borrowers may prepay the principal of the Term Loans in whole or in part, at any time and from time to time, upon at least three (3) Business Days' prior written notice to the Agent and the Lenders. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans to the date of prepayment and, if applicable, prepayment fees in accordance with Section 3.2. Any voluntary prepayment of less than all of the outstanding principal of the Term Loans shall be applied to the installments of principal of the Term Loans in the direct order of the maturities of such installments. Amounts prepaid in respect of the Term Loans may not be reborrowed.

             (b) Immediately upon receipt by any of the Borrowers or their Subsidiaries of any proceeds of any asset disposition (including, without limitation, proceeds of any disposition of the Michigan Sugar Notes, the Hormel Escrow, the Tyco Escrow or the Unappraised Assets, but excluding proceeds of asset dispositions permitted by clauses (a), (e) and (f) of Section 7.9) or of any proceeds of the Michigan Sugar Notes, the Hormel Escrow, or the Tyco Escrow, the Borrowers shall prepay the Loans in an amount equal to (i) in the case of any such asset disposition, the Mandatory Prepayment Percentage of all Net Proceeds of such asset disposition or (ii) in the case of any receipt of any proceeds of the Michigan Sugar Notes, the Hormel Escrow, or the Tyco Escrow, all such proceeds. In addition, if and to the extent that the Obligated Parties have not timely utilized any insurance and condemnation proceeds, released by the Agent in accordance with Section 7.6, to replace, repair, restore, or rebuild the affected Fixed Assets in accordance with Section 7.6, the Borrower shall prepay the Loans in an amount equal to such proceeds not so utilized. Any such prepayment pursuant to this Section 3.4(b) shall be applied in accordance with
Section 3.4(c). Notwithstanding the foregoing provisions of this Section 3.4(b), proceeds of asset dispositions and proceeds of the Michigan Sugar Notes, the Hormel Escrow, and the Tyco Escrow in an aggregate amount of less than $500,000 may be retained by the Borrowers until the aggregate amount of any prepayment, inclusive of the aggregate amount then retained and not previously used to prepay the Loans, equals or exceeds $500,000, at which time such retained amounts shall be used to prepay the Loans in accordance with this Section 3.4(b).

             (c) Prepayments from proceeds of Accounts and Inventory in accordance with Section 3.4(b) shall be applied as follows: the actual proceeds of sale of Accounts and Inventory or, if allocation to Accounts and Inventory cannot be readily determined in connection with any such sale, an amount equal to the book value of Accounts and Inventory sold as part of a sale of a division or by means of the sale of the Stock of a Subsidiary shall be applied, first, to accrued interest with respect to the Revolving Loans, second, to pay the principal of the Revolving Loans, third, to cash collateralize outstanding Letters of Credit (subject to the immediately succeeding proviso), fourth, to accrued interest with respect to the Term Loans, and fifth, to scheduled installments of the Term Loans, in inverse order of the maturities of such installments, provided that, with respect to clause "third" preceding, cash collateral for outstanding Letters of Credit shall not be required if and to the extent that Availability (on a dollar for dollar basis as compared to the amount of cash collateral otherwise required) then exists and cash initially used to collateralize outstanding Letters of Credit shall be reapplied to accrued interest with respect to the Revolving Loans and the principal of the Revolving Loans as provided in clauses "first" and "second" preceding as and when Revolving Loans are thereafter advanced. Prepayments from proceeds of all asset dispositions (other than sales of Accounts and Inventory) or from proceeds of the Michigan Sugar Notes, the Hormel Escrow, or the Tyco Escrow or from insurance and condemnation proceeds in accordance with Section 3.4(b), including proceeds from the sale of a division or a Subsidiary in excess of the book value of Accounts and Inventory sold as part of the sale of that division or Subsidiary, shall be applied as follows: first, to accrued interest with respect to the Term Loans, second, to scheduled installments of the Term Loans, in inverse order of the maturities of such installments (except as stated in clause
(ii) of the proviso below), third, to accrued interest with respect to the Revolving Loans, fourth, to pay the principal of the Revolving Loans, and fifth, to cash collateralize outstanding Letters of Credit; provided, however, that the Borrowers may, in their sole discretion, (i) apply the proceeds of any disposition of the Michigan Sugar Notes, the Hormel Escrow, the Tyco Escrow, or the Unappraised Assets, or the proceeds of the Michigan Sugar Notes, the Hormel Escrow, or the Tyco Escrow, to prepay the Revolving Loans without any reduction in the Revolving Loans Commitments and (ii) if and to the extent any of the proceeds referred to in clause (i) preceding are not used by the Borrowers to prepay the Revolving Loans and are applied to scheduled installments of the Term Loans as required in the clause "second" immediately above, apply such proceeds to such installments in the direct order of the maturities of such installments.

             (d) Within fifteen (15) Business Days after the Agent has received any appraisal of Real Estate or Equipment pursuant to Section 5.2(m), the Borrowers shall prepay the Term Loans in an amount equal to the Term Loans Collateral Deficiency Amount (if any), which prepayment shall be applied to scheduled installments of the Term Loans in the direct order of the maturities of such installments.

             (e) No provision contained in this Section 3.4 shall constitute a consent to an asset disposition that is otherwise not permitted by the terms of this Agreement.

     Section 3.5 LIBOR Rate Loan Prepayments. In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Agent, for the benefit of the Lenders, the amounts described in Section 4.4.

     Section 3.6 Payments by the Borrowers.

             (a) All payments to be made by the Borrowers shall be made without setoff, recoupment, or counterclaim. Without in any way limiting any terms or provisions of the Borrower Security Agreement, except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent, for the account of the Lenders, to the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (Los Angeles, California time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

             (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     Section 3.7 Payments as Revolving Loans. At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for expenses pursuant to Section 13.7), and other sums payable under the Loan Documents, may be paid from the proceeds of Revolving Loans made hereunder whether made following a request by the Borrowers pursuant to Section 1.2 or a deemed request as provided in this Section 3.7. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due under the Loan Documents and agree that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans shall be deemed to have been requested pursuant to Section 1.2.

     Section 3.8 Apportionment, Application, and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent and the Letter of Credit Issuer. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of any Borrower's Accounts or any other Collateral received by the Agent, shall be applied, ratably, subject to the other provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements then due to the Agent from the Borrowers, second, to pay any fees or expense reimbursements then due to any of the Lenders from the Borrowers, including any customary administrative fees, expense reimbursements, or similar amounts relating to Bank Products, third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances, fourth, to pay or prepay principal of the Non-Ratable Loans and the Agent Advances, fifth, to pay or prepay principal of the Revolving Loans (other than the Non-Ratable Loans and the Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit, sixth, to pay or prepay principal of the Term Loans, seventh, to pay an amount to the Agent equal to one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit, to be held as cash collateral for such Obligations, and eighth, to the payment of any other Obligation due to the Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by a Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payment which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay the LIBOR breakage losses in accordance with
Section 4.4. To the extent not inconsistent with the express terms of this Agreement, the Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

     Section 3.9 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank, or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and each Borrower hereby indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.9 shall survive the termination of this Agreement.

     Section 3.10 The Agent's and the Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by the Agent or any Lender to make any such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute presumptive proof thereof absent manifest error. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.8 and corrections of errors discovered by the Agent), unless a Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

                                   ARTICLE 4.
                     TAXES, YIELD PROTECTION, AND ILLEGALITY

     Section 4.1 Taxes.

             (a) Any and all payments by the Borrowers, or any of them, to the Agent or any Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, subject to Section 12.10(c), the Borrowers shall pay all Other Taxes.

             (b) The Borrowers agree to indemnify and hold harmless the Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.1) paid by the Agent or any Lender and any liability (including penalties, interest, additions to tax, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Agent or any Lender makes written demand therefor.

             (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, then:

                 (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this Section 4.1) the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                 (ii) the Borrowers shall make such deductions and withholdings;

                 (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with any applicable Requirement of Law; and

                 (iv) the Borrowers shall also pay to the Agent, for the account of each Lender, or each Lender at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

           (d) Within thirty (30) days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

           (e) If the Borrowers are required to pay additional amounts to the Agent or any Lender pursuant to Section 4.1(c), then the applicable Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     Section 4.2 Illegality.

           (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrowers through the Agent, any obligation of such Lender to make LIBOR Rate Loans shall be suspended until such Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

           (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of such Lender then outstanding, together with accrued and unpaid interest thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then, concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

     Section 4.3 Increased Costs and Reduction of Return.

           (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding, or maintaining any LIBOR Rate Loans, then, subject to
Section 4.6, the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent, for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

           (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any

Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits, or obligations under this Agreement, then, subject to Section 4.6 and upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     Section 4.4 Funding Losses. Subject to Section 4.6, the Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

           (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

           (b) the failure of the Borrowers to (i) borrow any requested LIBOR Rate Loan, (ii) continue any LIBOR Rate Loan, or (iii) convert a Base Rate Loan to a LIBOR Rate Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion with respect thereto (except as permitted by Section 4.5); or

           (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

     Section 4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of a notice pursuant to the first sentence of this Section, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by any of them. If the Borrowers do not revoke any such Notice of Borrowing or Notice of Continuation/Conversion, the Lenders shall make, convert, or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by a Borrower, but such Loans shall be made, converted, or continued as Base Rate Loans instead of LIBOR Rate Loans.

     Section 4.6 Certificates of the Lenders. If any Lender claims reimbursement or compensation under this Article 4, such Lender shall determine the amount thereof and shall deliver to the Parent and the Agent a certificate setting forth in reasonable detail the amount payable under this Article 4 to such Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error; provided, however, that the Borrowers shall not be obligated to pay such reimbursement or compensation to any Lender with respect to any amount incurred more than one (1) year prior to the date that such Lender delivers such a certificate to the Parent relating to such amount.

     Section 4.7 Survival. The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

                                   ARTICLE 5.
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

     Section 5.1 Books and Records. The Obligated Parties shall, and shall cause each of their Subsidiaries to, maintain, at all times, correct and complete books, records, and accounts in which complete, correct, and timely entries are made of their transactions in accordance with GAAP (provided that, as to books and records, the same shall be required to be correct and complete only in all material respects) . The Obligated Parties shall, and shall cause each of their Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Obligated Parties shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts, (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory, and (c) all other dealings affecting the Collateral. Without limiting any other provision of this Agreement requiring the Obligated Parties to prepare Financial Statements in accordance with GAAP, as used in this Section 5.1 with respect to any Subsidiary not organized under the laws of the U.S. or any state of the U.S., "GAAP" shall include such accounting rules (if any) as may be comparable to GAAP in the jurisdiction of organization of such foreign Subsidiary.

     Section 5.2 Financial Information, Etc. The Obligated Parties shall promptly furnish to the Agent all such information regarding the Obligated Parties' and each of their Subsidiaries' financial and business affairs as the Agent or any Lender (through the Agent) may reasonably request. Without limiting the foregoing, the Obligated Parties will furnish, or cause to be furnished, to the Agent the following, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders (through the Agent) shall request:

           (a) The Obligated Parties will furnish, or cause to be furnished, as soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year (commencing with the Fiscal Year ending September 30,
2003), audited consolidated balance sheets and statements of income, cash flow, and stockholders' equity for the Parent and its Subsidiaries as of and for such Fiscal Year, and the accompanying notes thereto, setting forth comparative figures for the previous Fiscal Year for the Parent and its Subsidiaries on a consolidated basis, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its Subsidiaries as of the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such Financial Statements shall be examined in accordance with generally accepted auditing standards by, and accompanied by a report thereon of, independent certified public accountants of national standing selected by the Parent. The Obligated Parties shall, simultaneously with retaining such independent public accountants to conduct such annual audit, send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by such accountants is for use by the Agent and the Lenders. Each Obligated Party hereby authorizes the Agent to communicate directly with its certified public accountants (provided that the Obligated Parties are given at least three (3) Business Days prior notice of, and an opportunity to participate in, any such communication) and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Obligated Parties and their Subsidiaries and to discuss directly with the Agent the finances and affairs of the Obligated Parties and their Subsidiaries. Concurrently with delivery of the audited Financial Statements referred to in this Section 5.2(a) above, the Obligated Parties will also furnish unaudited consolidating balance sheets and statements of income for the Parent and its Subsidiaries as of and for such Fiscal Year, which consolidating balance sheets and statements of income shall be consistent with, and tie to in all material respects, the related consolidated figures set forth in the audited Financial Statements.

           (b)   The Obligated Parties will furnish or cause to be furnished,

                 (i) as soon as available, but in any event not later than thirty (30) days after the end of each calendar month that is not the end of a Fiscal Quarter, consolidated unaudited balance sheets of the Parent and its Subsidiaries as of the end of such month, and consolidated unaudited statements of income and cash flow for the Parent and its Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month;

                 (ii) as soon as available, but in any event not later than forty-five (45) days after the end of such Fiscal Quarter that is not the end of a Fiscal Year, consolidated unaudited balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter, and consolidated unaudited statements of income and cash flow for the Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, provided that delivery of such financial statements shall be satisfied if the Parent delivers its report on Form 10Q to the Agent; and

                 (iii) as soon as available, but in any event not later than forty-five (45) days after the end of the last month of each Fiscal Year, consolidated unaudited balance sheets of the Parent and its Subsidiaries as of the end of such month, and consolidated unaudited statements of income and cash flow for the Parent and its Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month;

all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its Subsidiaries as of the date thereof and for such periods, and, in each case, containing comparable figures for the corresponding period in the prior Fiscal Year for the

Parent and its Subsidiaries on a consolidated basis and for the Obligated Parties' budget, and prepared in accordance with GAAP (other than for presentation of footnotes and subject to normal year-end adjustments) applied consistently (except as disclosed therein) with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Parent shall certify by a certificate signed by its chief financial officer or chief accounting officer that all such Financial Statements have been prepared in accordance with GAAP (except for the inclusion of necessary footnotes) and present fairly, subject to normal year-end adjustments, the financial position of the Parent and its Subsidiaries as of the dates thereof and its results of operations for the periods then ended.

           (c) The Obligated Parties will cause to be furnished, with each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that audited such Financial Statements that, in auditing such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

           (d) The Obligated Parties will furnish or cause to be furnished, with each of the annual audited Financial Statements delivered pursuant to
Section 5.2(a), and with each of the unaudited Financial Statements delivered pursuant to Section 5.2(b), a certificate of the chief financial officer or chief accounting officer of the Parent in the form of Exhibit E (a "Compliance Certificate") (i) setting forth in reasonable detail the calculations required to establish the Obligated Parties' compliance with the covenants set forth in
Section 7.22 and Section 7.23 during the period covered by such Financial Statements and as of the end thereof and (ii) except as explained in reasonable detail in such certificate, (A) stating that all of the representations and warranties of the Obligated Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) stating that the Obligated Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) stating that no Default or Event of Default then exists or existed during the period covered by such Financial Statements, and (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all such Financial Statements, provided that the requirement in this clause (D) may be satisfied by delivery of the Parent's report on Form 10-Q (as to quarterly Financial Statements) or Form 10-K (as to annual Financial Statements). If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Obligated Parties have taken or propose to take with respect thereto.

           (e) The Obligated Parties will furnish, or cause to be furnished, not more than thirty (30) days after the end of each Fiscal Year, annual forecasts prepared by the Parent (to include forecasted consolidated balance sheets and statements of income and cash flow) for the Obligated Parties as of the end of and for each calendar month of such Fiscal Year and, within ten (10) Business Days after any material update, amendment, supplement, or other modification thereof or thereto has been prepared by an Obligated Party, a copy of each such update, amendment, supplement, or other modification thereof or thereto.

         (f) The Obligated Parties will furnish, or cause to be furnished, promptly after filing with the PBGC and the IRS or any other Governmental Authority, a copy of each annual report or other filing filed with respect to each Plan of any Obligated Party.

         (g) The Obligated Parties will furnish, or cause to be furnished, promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act or any other similar Governmental Authority pursuant to any Requirement of Law, and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent or any of its Subsidiaries (other than non-material matters as to which disclosure is not required under applicable securities laws, rules, regulations, or guidelines) or of any Debt of the Parent or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

         (h) The Obligated Parties will furnish, or cause to be furnished, as soon as available, but in any event not later than fifteen (15) days after the Parent's or any of its Subsidiaries' receipt thereof, a copy of all management reports and management letters prepared by any independent certified public accountants of the Parent or any other Obligated Party.

         (i) The Obligated Parties will furnish, or cause to be furnished, promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders or which are made available to any holder of any Debt of any Obligated Party.

         (j) If requested by the Agent, the Obligated Parties will furnish, or cause to be furnished, promptly after filing with the IRS or any other Governmental Authority, a copy of each tax return filed by the Parent or any Subsidiary of the Parent.

         (k) The Obligated Parties will furnish, or cause to be furnished, as soon as available, but in any event on or before the third Business Day of each week for the last Business Day of the preceding week and at such other times, from time to time, as may be requested by the Agent, a Borrowing Base Certificate and supporting information in connection therewith.

         (l) The Obligated Parties shall provide, or cause to be provided, to the Agent the following documents, in form reasonably satisfactory to the Agent:

             (i) within thirty (30) days after the end of each calendar month, or more frequently if requested by the Agent, (A) a schedule of each Borrower's accounts receivable created since the last such schedule which shall be reconciled to the Borrowing Base Certificate and such Borrower's general ledger as of such last day of the immediately preceding month, (B) information indicating, in the aggregate, the estimated amounts owing to any Farm Products Seller, (C) a schedule of Inventory which shall be reconciled to the Borrowing Base Certificate and the general ledger as of the end of the prior month itemizing and describing the components and quantity of all Inventory, the cost thereof, and the location thereof, and
      (D) information regarding any change in the owner or lessor of any leased premises, warehouses, processors, or other third parties from time to time in possession of any Collateral, and information regarding any change in any location where any Collateral is located, together with the address of the new location, the name, telephone number, and other appropriate contact information of the appropriate sales representative, agent, contractor, or other Person at such location, a description of the nature of the contractual arrangement at such location, and the cost of the Inventory and the net book value of Fixed Assets at such location;

              (ii) within ten (10) Business Days after the end of each calendar month, or more frequently if requested by the Agent, (A) an aging of each Borrower's trade accounts payable, and (B) a schedule of each Borrower's accounts receivable created since the last such schedule which (1) shall be as of the last day of the immediately preceding month, and (2) shall set forth a detailed aged final balance of all then existing accounts receivable specifying the names, addresses (if requested by the Agent), and balances due for each Account Debtor obligated on an account receivable so listed;

              (iii) as soon as available, but in any event not later than the third Business Day of the succeeding week and at such other times as may be requested by the Agent, (A) a current schedule of sales, collections and credit memos since the date of the then most recent report previously provided pursuant to this clause (A), (B) a schedule of Inventory which shall be reconciled to the Borrowing Base Certificate itemizing and describing the components and quantity of all Inventory, the cost thereof, and the location thereof, and (C) information indicating the estimated amounts owing to any Farm Products Seller;

              (iv) upon the Agent's request, copies of invoices in connection with each Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, and shipping and delivery documents in connection with each Borrower's Accounts and for Equipment acquired by each Borrower, purchase orders, and invoices;

              (v) copies of daily reports from the Parent, in form and substance acceptable to the Agent, identifying the aggregate amount of Debt or any other obligations of the Borrowers owing to the Commodity Credit Corporation, the Liens securing such Debt or other obligations, and the Inventory or other property affected by such Liens, which reports shall evidence the Borrowers' compliance with the collateral requirements described in the definition of the term "Permitted CCC Liens", provided that such daily reports shall not be required to be delivered to the Agent unless they reflect a change in any of the information provided therein as compared to the information provided in the then most recent such report delivered to the Agent;

              (vi) prompt written notice of any material changes to any farm bill or any material changes to any tariffs, quotas, or other restrictions on imported sugar;

              (vii) on or before ten (10) Business Days after the last day of each month and as of the last day of such month, and at such other times, from time to time, as may be requested by the Agent, a report which (A) summarizes the Hedge Agreements to which any Obligated Party is a party, (B) calculates the Parent's and its consolidated Subsidiaries' compliance with the risk management policy for commodities adopted by the Parent's board of directors, and
         (C) states the type of collateral (which shall not be other than cash) which secures the obligations under such Hedge Agreements and the aggregate amount of such collateral (cash), provided that such report and information regarding Hedge Agreements provided therein may, in lieu of the foregoing, be in form and substance agreed to between the Parent and the Agent from time to time;

              (viii) such other reports as to the Collateral as the Agent may reasonably request from time to time;

              (ix) with the delivery of each of the foregoing, a certificate of the Obligated Parties executed by a Responsible Officer of the Parent on behalf of all of the Obligated Parties certifying as to the accuracy and completeness of the foregoing.

If any of the Obligated Parties' records or reports of the Collateral are prepared by an accounting service or other agent, each Obligated Party hereby authorizes, and shall cause each other Obligated Party to authorize, such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

         (m) The Obligated Parties will furnish, or cause to be furnished, as soon as available and in any event within ninety (90) days after the Agent's request therefor, appraisals of all Real Estate and Equipment of the Obligated Parties, each of which appraisals shall be in form and substance reasonably acceptable to the Agent; provided, however, that the Agent may request such appraisals only (i) on one occasion during the period commencing on January 1, 2004 and continuing through and including the Termination Date (except as provided in clause (ii) and (iii) below), (ii) on one occasion if and when the net book value of the Obligated Parties' property, plant, and equipment is less than $125,000,000 and any of the Term Loans remain outstanding (except as provided in clause (i) and clause (iii) below), and (iii) at any time and from time to time after the occurrence and during the continuance of any Event of Default (in addition to the times specified in clause (i) and clause (ii) above). In addition, the Obligated Parties will furnish, or cause to be furnished, to the Agent (A) as soon as available, but in any event not later than September 30th of each year (commencing September 30, 2003), an appraisal of all Inventory of the Obligated Parties in form and substance reasonably acceptable to the Agent that is dated as of a date reasonably acceptable to the Parent that is no earlier than June 30th of such year and no later than September 30th of such year and (B) at any time and from time to time after the occurrence and during the continuance of any Event of Default (in addition to the times specified in clause (A) above) an appraisal of all Inventory of the Obligated Parties in form and substance reasonably acceptable to the Agent dated as of a then current date reasonably acceptable to the Agent. All appraisals referred to in this clause (m) shall be undertaken by appraisers of recognized professional standing selected by, or acceptable to, the Agent. Notwithstanding the foregoing provisions of this clause (m), unless the Agent otherwise informs the Parent, the Agent and/or its counsel shall order the appraisals referred to in this clause (m) at the expense of the Borrowers.

         (n) The Obligated Parties will furnish, or cause to be furnished, such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any Subsidiary of the Parent.

              (o) In the event that the audited Financial Statements of the Parent and its Subsidiaries as of September 30, 2002 and for the Fiscal Year then ended and the related report of the Parent's independent certified public accountants referred to in clause (i) of Section 6.6(a) are not available as of the Closing Date, the Obligated Parties will cause to be furnished to the Agent, within fifteen (15) days after the Closing Date, such audited Financial Statements and report in final form, which audited Financial Statements and report shall be identical in all material respects to the draft thereof delivered to the Agent on or before the Closing Date.

     Section 5.3 Notices to the Lender. The Obligated Parties shall notify the Agent and the Lenders in writing of the following matters at the following times:

              (a) immediately after a Responsible Officer becomes aware, or should be aware, of any Default or Event of Default;

              (b) immediately after a Responsible Officer becomes aware, or should be aware, of the assertion by the holder of any Capital Stock of the Parent or any Subsidiary of the Parent or the holder of any Debt of the Parent or any Subsidiary of the Parent in excess of $2,500,000 that a default exists with respect thereto or that any such Person is not in compliance with the terms thereof, or the written threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

              (c) immediately after a Responsible Officer becomes aware, or should be aware, of any event or circumstance which could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

              (d) immediately after a Responsible Officer becomes aware, or should be aware, of any pending or threatened (in writing) action, suit, proceeding, or counterclaim by any Person, or any pending or threatened (in writing) investigation by a Governmental Authority, which could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

              (e) immediately after a Responsible Officer becomes aware, or should be aware, of any pending or threatened (in writing) strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Obligated Party which could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

              (f) immediately after a Responsible Officer becomes aware, or should be aware, of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Obligated Party which could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

              (g) immediately after receipt by a Responsible Officer of any notice of any violation by any Obligated Party of any Environmental Law which could reasonably be expected to have, or has resulted in, a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Obligated Party is not in compliance with any Environmental Law or is investigating any Obligated Party's compliance therewith where non-compliance could reasonably be expected to have a Material Adverse Effect;

              (h) immediately after receipt by a Responsible Officer of any written notice that any Obligated Party is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Obligated Party is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability to one or more Obligated Parties in excess of $2,500,000;

              (i) immediately after receipt by a Responsible Officer of any written notice of the imposition of any Environmental Lien against any property of any Obligated Party securing an amount which could reasonably be expected to exceed $2,500,000 or the priority of which Environmental Lien supersedes the priority of the Mortgages;

              (j) any change in any Obligated Party's (i) name as it appears in the jurisdiction of its incorporation or organization, (ii) jurisdiction of incorporation or organization, (iii) type of entity, (iv) organizational identification number, (v) locations of Collateral (other than a change in location of certain Collateral to a location previously disclosed in writing to the Agent as being a Collateral location for such Obligated Party and where such Obligated Party then owns or holds other Collateral), or (vi) trade names under which such Obligated Party will sell Inventory or create Accounts or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

              (k) within ten (10) days after any Responsible Officer of any Obligated Party or any ERISA Affiliate knows, or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) of a material nature has occurred, and, when known, any action taken or threatened by the IRS, the DOL, or the PBGC with respect thereto;

              (l) upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby which could reasonably be expected to have, or has resulted in, a Material Adverse Effect, within ten (10) days after the filing thereof with the PBGC, the DOL, or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL, or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL, or the IRS with respect to any Pension Plan and all communications received by any Obligated Party or any ERISA Affiliate from the PBGC, the DOL, or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, or the IRS, with respect to each Plan by any Obligated Party or any ERISA Affiliate;

              (m) upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan, and within ten (10) days after receipt thereof by any Obligated Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

           (n) within ten (10) days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Obligated Party's annual costs with respect thereto by an amount in excess of $5,000,000, or the establishment of any new Plan with annual costs in excess of $2,500,000 or the commencement of employer contributions in excess of $2,500,000 annually to any Plan to which any Obligated Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Obligated Party or any ERISA Affiliate to make a required installment or any other required payment to any Plan in excess of $5,000,000 under Section 412 of the Code on or before the due date for such installment or payment;

           (o) within ten (10) days after a Responsible Officer of any Obligated Party or any ERISA Affiliate knows or has reason to know that any of the following events has occurred or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan;

           (p) immediately after a Responsible Officer becomes aware, or should be aware, that (i) any payment owing under the Michigan Sugar Notes, the Hormel Escrow, or the Tyco Escrow has not been paid when due or (ii) any Obligated Party is obligated to make an unscheduled payment with respect to any Material Debt (whether pursuant to any guaranty obligation relating thereto or otherwise) or any other obligation guaranteed by such Borrower;

           (q) immediately after a Responsible Officer becomes aware, or should be aware, of the commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $2,500,000;

           (r) immediately upon the consummation of any asset disposition or the receipt of any proceeds requiring a prepayment in accordance with Section 3.4;

           (s) immediately upon the creation or acquisition of any Subsidiary of the Parent that has not previously executed and/or delivered to the Agent a Guaranty Agreement or a Guarantor Security Agreement (which notice shall include the exact legal name of such Subsidiary and its jurisdiction of organization or incorporation, as well as such other information as the Agent may reasonably request); and

           (t) immediately upon a Responsible Officer becoming aware of any information that, if existing or occurring as of the Closing Date, would have been required to be set forth on Schedule 6.3, 6.4, 6.5, 6.10, 6.11, 6.12, 6.26, or 6.28 to this Agreement, complete and accurate information supplementing and/or modifying (as applicable) the information set forth on such Schedule to update and/or correct any information previously set forth on such Schedule, provided that nothing in this clause (t) shall relieve the Obligated Parties of any requirement or obligation to provide prior notice of information to the extent required by Section 5.3(j) or any other Loan Document.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that any Obligated Party or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto. For purposes of this Section 5.3, the word "immediately" shall be construed to mean promptly and, in any event, no later than two (2) Business Days after the initial occurrence of the event or circumstance in question.

                                   ARTICLE 6.
                     GENERAL WARRANTIES AND REPRESENTATIONS

     Each Obligated Party represents and warrants to the Agent and the Lenders as follows:

     Section 6.1 Authorization, Validity, and Enforceability of this Agreement and the other Loan Documents; No Conflicts. Each Obligated Party has the power and authority to execute, deliver, and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon the Collateral. Each Obligated Party has taken all necessary action (including obtaining approval of its stockholders, partners, general partner(s), members, or other applicable equity owners, if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Obligated Party, and constitute the legal, valid, and binding obligations of each Obligated Party, enforceable against it in accordance with their respective terms without defense, setoff, or counterclaim. Each Obligated Party's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in or require the creation or imposition of any Lien upon the property of the Parent or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, document, or instrument to which the Parent or any of its Subsidiaries is a party or which is binding upon any of them, (b) any Requirement of Law applicable to the Parent or any of its Subsidiaries, or (c) the certificate or articles of incorporation, bylaws, limited liability company or partnership agreement, or other organizational or constituent documents, as the case may be, of the Parent or any of its Subsidiaries.

     Section 6.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Borrower Security Agreement, the Mortgages and/or the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Obligated Party and all third parties, and having priority over all other Liens on the Collateral (a) except in the case of Liens described in clause (c), clause (e), and clause (f) of the definition of Permitted Liens to the extent any such Liens would have priority over the Agent's Liens pursuant to any Requirement of Law and (b) except for Liens in certificated vehicles, and Liens perfected only by possession to the extent the Agent has not obtained or does not maintain possession of such Collateral.

     Section 6.3 Organization and Qualification. Each of the Obligated Parties and its Subsidiaries is (a) duly incorporated, formed, or organized and validly existing in good standing under the laws of its jurisdiction of incorporation, formation, or organization set forth on Schedule 6.3, (b) qualified to do business and in good standing (as applicable) in each of the jurisdictions set forth on Schedule 6.3, which jurisdictions are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business except where such failure to qualify could not reasonably be expected to result in a Material Adverse Effect, and (c) has all requisite power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party and to conduct its business and own its property.

     Section 6.4 Corporate Name; Prior Transactions. Except as set forth on
Schedule 6.4, the Obligated Parties have not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

     Section 6.5 Capitalization and Subsidiaries. Schedule 6.5 sets forth (a) a correct and complete list of the name and relationship to the Parent of each and all of the Parent's Subsidiaries, (b) the location of the chief executive office of the Parent and each of its Subsidiaries, (c) a true and complete listing of each class of each of the Parent's Subsidiaries' authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 6.5, and (d) the type of entity of the Parent and each of its Subsidiaries. With respect to each Obligated Party, Schedule 6.5 sets forth the employer or taxpayer identification number of each Obligated Party and the organizational identification number issued by each Obligated Party's jurisdiction of organization or a statement that no such number has been issued. Each of the Parent and its Subsidiaries is either a "Borrower" or a "Guarantor" as such terms are defined in this Agreement.

     Section 6.6 Financial Statements and Projections.

           (a) The Obligated Parties have delivered to the Agent and the Lenders
(i) the audited balance sheet and related statements of income, retained earnings, cash flow, and changes in stockholders' equity for the Parent and its Subsidiaries as of September 30, 2002, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants or (ii) in the event that such audited Financial Statements and report referred to in clause (i) preceding are not available, and therefore were not delivered to the Agent, as of the Closing Date, a draft thereof which is complete in all respects and identical in all material respects to the audited Financial Statements and report required to be delivered after the Closing Date in accordance with Section 5.2(o). The Obligated Parties have also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flow for the Parent and its Subsidiaries as of October 31, 2002. All such financial statements have been prepared in accordance with GAAP and fairly present the financial position of the Parent and its Subsidiaries as of the dates thereof and their results of operations for the periods then ended (except with respect to the financial statements dated October 31, 2002, for the absence of applicable footnotes and subject to normal year-end adjustments).

           (b) The Latest Projections, when submitted to the Agent and the Lenders as required herein, represent the Obligated Parties' good faith estimate of the future financial performance of the Obligated Parties for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Obligated Parties believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Agent and the Lenders.

     Section 6.7 Solvency. Each Obligated Party is Solvent immediately prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date (if any).

     Section 6.8 Debt. After giving effect to the making of the Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date (if any), the Obligated Parties have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.8, and (c) other Debt entered into after the Closing Date as permitted by Section 7.13 and reflected in the Financial Statements delivered pursuant to Section 5.2.

     Section 6.9 Distributions. Since October 31, 2002, no Distribution has been declared, paid, or made upon or in respect of any Capital Stock of the Parent, other than the Rights, except as permitted by Section 7.10.

     Section 6.10 Real Estate; Leases. Schedule 6.10 sets forth a correct and complete list of all Real Estate owned by each Obligated Party, all leases and subleases of real or personal property by each Obligated Party as lessee or sublessee (other than leases of personal property as to which it is lessee or sublessee for which the value of such personal property in the aggregate is less than $1,000,000), and all leases and subleases of real or personal property by each Obligated Party as lessor, or sublessor. To the best of each Obligated Party's knowledge, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each Obligated Party has good and indefeasible title in fee simple to the Real Estate identified on Schedule 6.10 as owned by such Obligated Party, or valid leasehold interests in all Real Estate designated therein as "leased" by such Obligated Party, in each case free and clear of any and all Liens except Permitted Liens. Each Obligated Party has good, indefeasible, and merchantable title to all of its other property reflected on the October 31, 2002 Financial Statements of the Parent and its Subsidiaries delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

     Section 6.11 Proprietary Rights. Schedule 6.11 sets forth a correct and complete list of all of each Obligated Party's patents, patent applications, trademark and service mark registrations and applications, and copyright registrations and applications, whether state, U.S., or foreign. None of the Proprietary Rights listed in Schedule 6.11 is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.11. To the best of each Obligated Party's knowledge after due investigation, the Proprietary Rights described on Schedule 6.11 constitute all of the property of such type necessary to the current and anticipated future conduct of the Obligated Parties' business. To the best of each Obligated Party's knowledge, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any Obligated Party infringes upon or conflicts with, in any material respect, any rights held by any other Person. To the best knowledge of each Obligated Party, no claim or litigation regarding any Obligated Party's Proprietary Rights is pending or threatened, and no patent, invention, device, application, principle, or statute, law, rule, regulation, standard, or code is pending or proposed which could reasonably be expected to have a Material Adverse Effect.

     Section 6.12 Trade Names. All trade names or corporate names under which any Obligated Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.12.

     Section 6.13 Litigation. As of the Closing Date, each pending, or to the best of any Obligated Party's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, of a material nature involving any Obligated Party or any of its Subsidiaries or any of its properties is listed on Schedule 6.13. There is no pending, or to the best of any Obligated Party's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, involving any Obligated Party or any of its Subsidiaries or any of its properties, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

     Section 6.14 Labor Disputes. As of the Closing Date, except as may be set forth on Schedule 6.14, (a) there is no collective bargaining agreement or other labor contract covering employees of any Obligated Party, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the best knowledge of any Obligated Party after due investigation, no union or other labor organization is seeking or has requested to organize, or to be recognized as, a collective bargaining representative of employees of any Obligated Party or for any similar purpose, and (d) there is no pending or (to the best of any Obligated Party's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Obligated Party or its employees.

     Section 6.15 Environmental Laws. As of the Closing Date, except as otherwise set forth on Schedule 6.15:

           (a) Each Obligated Party and each of its Subsidiaries has complied in all material respects with all Environmental Laws and neither any Obligated Party, nor any of its Subsidiaries, nor any of its presently or previously owned Real Estate or presently conducted or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

           (b) Each Obligated Party and each of its Subsidiaries has obtained all permits of a material nature necessary for its current operations under Environmental Laws, and all such permits are in good standing, and each Obligated Party and each of its Subsidiaries is in compliance, in all material respects, with all terms and conditions of such permits.

           (c) Neither any Obligated Party nor any of its Subsidiaries, nor, to the best of any Obligated Party's knowledge, any of its predecessors in interest, has, in violation of any Environmental Law, stored, treated, or disposed of any hazardous waste (as defined pursuant to

40 CFR Part 261 or any equivalent Environmental Law) which violation has not been cured or otherwise handled to the satisfaction of the applicable Governmental Authority.

            (d) Neither any Obligated Party nor any of its Subsidiaries has received any summons, complaint, order, or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

            (e) None of the present or past operations of any Obligated Party or any of its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

            (f) There is not now, nor to the best of any Obligated Party's knowledge has there ever been, on or in the Real Estate of any Obligated Party or any of its Subsidiaries:

                  (i)    any underground storage tanks or surface impoundments,

                  (ii)   any asbestos-containing material, or

                  (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers, or other equipment.

            (g) Neither any Obligated Party nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

            (h) Neither any Obligated Party nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Obligated Party or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

            (i) None of the products manufactured, distributed, or sold by any Obligated Party or any of its Subsidiaries contains asbestos containing material.

            (j) No Environmental Lien has attached to the Real Estate of any Obligated Party or any of its Subsidiaries.

     Section 6.16 No Violation of Law. Neither any Obligated Party nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

     Section 6.17 No Default. Neither any Obligated Party nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Obligated Party or Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

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

     Section 6.18 ERISA Compliance. As of the Closing Date, except as set forth on Schedule 6.18:

            (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code, and other federal or state law, except where failure to comply could not (as to each Plan individually and all Plans in the aggregate) reasonably be expected to have a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of each Obligated Party, nothing has occurred which would cause the loss of such qualification. Each Obligated Party and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of any Obligated Party, threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) no Pension Plan has any Unfunded Pension Liability, (iii) neither any Obligated Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan, and (iv) neither any Obligated Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     Section 6.19 Taxes. As of the Closing Date, except as set forth on Schedule 6.19, each Obligated Party and its Subsidiaries has filed all federal, state, and other tax returns and reports required to be filed (or appropriate extensions have been timely filed), and has paid all federal, state, and other taxes, assessments, fees, and other governmental charges levied or imposed upon it or its properties, income, or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien or except for any such unpaid taxes and assessments that are being contested in good faith by appropriate proceedings diligently pursued and as to which adequate reserves have been established in accordance with GAAP.

     Section 6.20 Regulated Entities. Neither any Obligated Party nor any of its Subsidiaries, nor any Person controlling any Obligated Party or any of its Subsidiaries, is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Neither any Obligated Party nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, or a regulated entity under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

     Section 6.21 Use of Proceeds; Margin Regulations. The proceeds of the Loans and Letters of Credit which have been advanced or issued, respectively, have been used for the purposes specified in Section 7.24. No Obligated Party is engaged in the business of buying or selling Margin Stock or extending credit for the purpose of buying or carrying Margin Stock.

     Section 6.22 Copyrights, Patents, Trademarks, Licenses, etc. Each Obligated Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, in each case, to the best knowledge of each Obligated Party, without conflict with the rights of any other Person. To the best knowledge of each Obligated Party, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any Obligated Party or any of its Subsidiaries infringes upon any rights held by any other Person. To the best knowledge of each Obligated Party, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle, or any statute, law, rule, regulation, standard, or code is pending or proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     Section 6.23 No Material Adverse Change. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lenders referenced in Section 6.6.

     Section 6.24 Full Disclosure. None of the representations or warranties made by any Obligated Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement, or certificate furnished by or on behalf of any Obligated Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Obligated Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     Section 6.25 Material Agreements. As of the Closing Date, Schedule 6.25 sets forth all material agreements and contracts (other than the Loan Documents) of the Obligated Parties which are required to be publicly disclosed pursuant to any Requirement of Law since the date of the Parent's annual report for the Fiscal Year ended September 30, 2002.

     Section 6.26 Bank Accounts. Schedule 6.26 contains a complete and accurate list of all bank accounts maintained by each Obligated Party with any bank or other financial institution.

     Section 6.27 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery, or performance by, or enforcement against, any Obligated Party of this Agreement or any other Loan Document except for (a) those which have been duly obtained by the Obligated Parties, copies of which have been provided to the Agent, (b) the filing of financing statements in the appropriate jurisdictions necessary in accordance with the UCC to perfect a security interest in the personal property covered thereby, and (c) the recording of the Mortgages (if any) in the appropriate real estate records of the jurisdiction in which such real estate is located.

     Section 6.28 Investment Property.

            (a) Schedule 6.28 sets forth a correct and complete list of all Investment Property owned by each Obligated Party. Each Obligated Party is the legal and beneficial owner of such Investment Property, as so reflected, free and clear of any Lien (other than Permitted Liens), and has not sold, granted any option with respect to, assigned or transferred, or otherwise disposed of any of its rights or interest therein.

            (b) To the extent any Obligated Party is the owner of or becomes the issuer of any Investment Property that is Collateral (each such Person which issues any such Investment Property being referred to herein as an "Issuer"):
(i) the Issuer's shareholders that are Obligated Parties and the ownership interest of each such shareholder are as set forth on Schedule 6.5, and each such shareholder is the registered owner thereof on the books of the Issuer;
(ii) the Issuer acknowledges the Agent's Liens; (iii) to the extent required to perfect the Agent's Liens or if requested by the Agent, such security interest, collateral assignment, lien, and pledge in favor of the Agent has been registered on the books of the Issuer for such purpose as of the date hereof; and (iv) the Issuer is not aware of any liens, restrictions, or adverse claims which exist on any such Investment Property other than the Agent's Liens.

     Section 6.29 Common Enterprise. The successful operation and condition of each of the Obligated Parties is dependent on the continued successful performance of the functions of the group of the Obligated Parties as a whole and the successful operation of each of the Obligated Parties is dependent on the successful performance and operation of each other Obligated Party. Each Obligated Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of each of the other Obligated Parties. Each Obligated Party expects to derive benefit (and the boards of directors or other governing body of each Obligated Party has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Obligated Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Obligated Party is within its purpose, will be of direct and indirect benefit to such Obligated Party, and is in its best interest.

     Section 6.30 Affiliate Transactions. As of the Closing Date, except as set forth on Schedule 6.30, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Obligated Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, Affiliates, or Subsidiaries of any Obligated Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Obligated Party or any Person with which any Obligated Party has a business relationship or which competes with any Obligated Party (other than ownership of two percent (2.0%) or less of the outstanding Capital Stock of any publicly traded company that may compete with an Obligated Party).

     Section 6.31 Notices from Farm Products Sellers, etc.

            (a) No Obligated Party has, within the one (1) year period prior to the Closing Date, received any written notice pursuant to the applicable provisions of any Farms Products Law from (i) any Farm Products Seller or (ii) any lender to any Farm Products Seller or any other Person with a security interest in the assets of any Farm Products Seller or (iii) the Secretary of State (or equivalent official) or other governmental Authority of any state, commonwealth or political subdivision thereof in which any Farm Products purchased by such Obligated Party are produced, in any case advising or notifying such Obligated Party of the intention of such Farm Products Seller or other Person to preserve the benefits of any Lien or trust applicable to any assets of any Obligated Party established in favor of such Farm Products Seller or other Person under the provisions of any law or claiming a Lien or security interest in and to any perishable agricultural commodity or any other Farm Products which may be or have been purchased by an Obligated Party or any related or other assets of such Obligated Party (all of the foregoing, together with any such notices as Obligated Party may at any time hereafter receive, collectively, the "Farm Products Notices").

            (b) No Obligated Party is engaged in, and shall not engage in, raising, fattening, grazing, or other farming operations.

            (c) Each Obligated Party shall obtain the Agent's written consent prior to purchasing any Farm Products from a Person who produces such Farm Products in a state with a central filing system certified by the United States Secretary of Agriculture, and, to the extent required by applicable law or necessary to obtain the benefits of any Requirement of Law, register as a buyer with the Secretary of State of such state (or the designated system operator). Each Obligated Party shall forward promptly to the Agent a copy of such registration as well as a copy of all relevant portions of the master list periodically distributed by any such Secretary of State (or the designated system operator). Each Obligated Party shall comply with any payment of obligations in connection with the purchase of any Farm Products imposed by a secured party as a condition of the waiver or release of a trust or Lien effective under any Farm Products Law whether or not as a result of direct notice or the filing under any applicable central filing system. Each Obligated Party shall also (i) promptly notify the Agent, in writing, of the receipt of any direct notice received pursuant to any Farm Products Law and provide the Agent with true and complete copy of the same, and (ii) not later than the fifth
(5th) day of each month, provide to the Agent true and correct copies of all state filings recorded in any such central filing system in respect of a Person from whom an Obligated Party has purchased Farm Products within the preceding 12 months.

                                   ARTICLE 7.
                       AFFIRMATIVE AND NEGATIVE COVENANTS

     Each Obligated Party covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement or any Commitment hereunder is in effect, each Obligated Party will keep and perform each of the following covenants:

     Section 7.1 Taxes and Other Obligations. Except as otherwise permitted by the terms of this Agreement and permitted statutory exemptions, each Obligated Party shall, and shall cause each of its Subsidiaries to, (a) file, prior to delinquency, all tax returns and other reports that it is required to file, (b) pay, or provide for the payment, prior to delinquency, of all taxes, fees, assessments, and other governmental charges against it or upon its property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves in accordance with GAAP for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing, and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors, and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the Borrowers have notified the Agent in writing, neither any of the Obligated Parties nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) which it is contesting in good faith by appropriate proceedings diligently pursued, (ii) for which it has established proper reserves as required under GAAP, and (iii) for which no Lien (other than a Permitted Lien) results from such non-payment.

     Section 7.2 Legal Existence and Good Standing. Except as allowed by Section 7.9, each Obligated Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect; provided, however, that the Parent and each applicable Obligated Party is permitted to merge, reorganize, consolidate, wind up, liquidate or dissolve the Subsidiaries of the Parent listed on Schedule 7.2 so long as (a) any net assets owned by such Subsidiary prior to such action (i) are transferred, free and clear of any and all Liens other than Permitted Liens, to an Obligated Party not listed on Schedule 7.2 prior to or concurrently with such action or (ii) will be owned, free and clear of all Liens other than Permitted Liens, by an Obligated Party not listed on Schedule 7.2 by operation of law as a result of such action,
(b) notice, including a copy of any documents to be filed in the jurisdiction where such Subsidiary was formed, is given to the Agent prior to or concurrently with such action, (c) in connection with any such action which also involves any Borrower (e.g., a merger or consolidation), such Borrower is the surviving entity in such action or remains as an entity in existence after giving effect to such action, and (d) no Default or Event of Default exists at the time of such action or would result from or exist after giving effect to any such action.

     Section 7.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Obligated Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Each Obligated Party shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date or as permitted by Section 7.17. No Obligated Party shall modify, amend, or alter its certificate or articles of incorporation, bylaws, limited liability company operating agreement, limited partnership agreement, or other similar constituent documents other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

     Section 7.4 Maintenance of Property; Inspection of Property.

             (a) Each Obligated Party shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

             (b) Each Obligated Party shall permit representatives and independent contractors of the Agent to visit and inspect (at the expense of the Borrowers) any of its properties, to examine its corporate, financial, and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances, and accounts with its directors, officers, and independent public accountants (provided that the Obligated Parties are given at least three (3) Business Days' prior notice of, and an opportunity to participate in, any such communication), at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Obligated Party; provided, further, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrowers (to be paid by the Borrowers as provided in Section 13.7) at any time during normal business hours and without advance notice. With the consent of the Agent, any Lender which desires to accompany the Agent on any such visitation or inspection may do so at the expense of such Lender except as may otherwise be provided in Section 13.7. Notwithstanding anything to the contrary contained herein, the Agent shall have the right, in its discretion from time to time, to obtain a copy of any report or other information regarding the polarity of any raw sugar Inventory, including any raw sugar Inventory in/transit to any Obligated Party, and the Agent shall have the right to request the delivery to the Agent of all documents, invoices, and bills of lading relating to any in/transit Inventory if and to the extent possession of the same is necessary or appropriate to ensure the required perfection or priority of the Agent's Lien with respect to such documents, invoices, or bills of lading or the property covered thereby.

     Section 7.5 Insurance.

             (a) Each Obligated Party shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A (or such other ratings within the "A" category as may be acceptable to the Agent) or better by Best Rating Guide, insurance against: (i) loss or damage by fire with extended coverage; (ii) theft, burglary, pilferage, and loss in transit; (iii) public liability and third party property damage; (iv) larceny, embezzlement, or other criminal liability; (v) business interruption; (vi) public liability and third party property damage; and (vii) such other hazards or of such other types as is customary for Persons engaged in the same or similar business as such Obligated Party, all as the Agent, in its discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Required Lenders (it being understood that policies in form and substance acceptable to the Agent in connection with the initial closing of this Agreement shall be generally acceptable to the Agent and the Required Lenders thereafter in the absence of a change in law, facts and/or circumstances). Without limiting the foregoing, in the event that any improved Real Estate covered by a Mortgage is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), the applicable Obligated Party shall purchase and maintain flood insurance on such Real Estate and any

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Equipment and Inventory located on such Real Estate. The amount of such flood insurance will be reasonably determined by the Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Each Obligated Party shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

             (b) For each of the insurance policies issued as required by this
Section 7.5, each Obligated Party shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Agent in the event of cancellation of such policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Obligated Party or any of its Subsidiaries, the insured Person or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Obligated Parties when due or within three (3) Business Days after when due but in any event prior to delinquency, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies shall be delivered to the Agent. If any Obligated Party fails to procure (or cause to be procured) such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

     Section 7.6 Insurance and Condemnation Proceeds. Each Obligated Party shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral or any Real Estate (whether or not any such Real Estate is Collateral), whether or not covered by insurance, except to the extent that such loss, damage, or destruction involves an amount, and/or a fair market value, that is less than $250,000 in the aggregate as to each occurrence or series of related occurrences. The Agent is hereby authorized to directly collect all insurance and condemnation proceeds in respect of Collateral and to apply such proceeds to the reduction of the Obligations or to release such proceeds to the applicable Obligated Party, as applicable, in accordance with the following terms and provisions:

             (a) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets and Inventory, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds to the reduction of the Obligations in the manner provided for in Section 3.8.

             (b) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, provided no Default or Event of Default has occurred and is continuing, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall (subject to the proviso below) release to the applicable Obligated Party the aggregate amount of such insurance and condemnation proceeds subject to the Borrowers' compliance with all terms and provisons of this Section 7.6(b); provided, however, that (i) with respect to all such insurance and condemnation proceeds received which exceed $5,000,000 in aggregate amount as to each occurrence or series of related occurrences, an aggregate amount equal to the effective advance

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rate (as specified on page II-24 of draft #6 of the Confidential Offering
Memorandum dated as of November 14, 2002) for Equipment multiplied by the Orderly Liquidation Value of such Equipment (with respect to any Equipment subject to such replacement, repair, restoration, or rebuilding referred to below) and an aggregate amount equal to the effective advance rate (as specified on page II-24 of draft #6 of the Confidential Offering Memorandum dated as of November 14, 2002) for Real Estate multiplied by the fair market value of such Real Estate (with respect to any Real Estate subject to such replacement, repair, restoration, or rebuilding referred to below), in each case as determined by then most recent appraisals provided to the Agent in accordance with this Agreement, shall be maintained by the Agent in a cash collateral account (in which the Agent has a perfected, first priority Lien as security for the payment and performance of the Obligations) unless and until the same are needed, after utilization and expenditure of all other funds that are necessary or appropriate for the completion of such replacement, repair, restoration, or rebuilding in the manner provided in this Section 7.6(b), to complete such replacement, repair, restoration, or rebuilding, in which case the same shall be released by the Agent to the Parent on an as needed basis for such completion, and (ii) nothwithstanding anything to the contrary contained in this Section 7.6(b), if, at the time of any otherwise applicable release of insurance and condemnation proceeds by the Agent pursuant to clause (i) of this Section 7.6(b), the Term Loans have not been paid in full, then no such proceeds shall be released by Agent unless and until such release is approved by the Required Lenders. The Borrowers shall: (A) use all such proceeds released by the Agent to replace, repair, restore, or rebuild the affected Fixed Assets with Fixed Assets of like kind in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage, or destruction, and commence such replacement, repair, restoration, or rebuilding within two hundred seventy days (270) after the date of the casualty or condemnation event to which such proceeds relate and continue the same in a diligent and expeditious manner thereafter; (B) prior to such replacement, repair, restoration, or rebuilding, provide the Agent with plans and specifications for any such replacement, repair, restoration, or rebuilding which shall be reasonably satisfactory to the Agent; (C) demonstrate, to the reasonable satisfaction of the Agent, that the funds available to the Borrowers or other Obligated Parties will be sufficient to complete such replacement, repair, restoration, or rebuilding in the manner provided therein; and (D) grant to the Agent, or ensure that the Agent was previously granted, a perfected, first priority Lien on the replaced, repaired, restored, or rebuilt Fixed Assets as security for the payment and performance of the Obligations. In all other circumstances (including, without limitation, if all requirements relating to replacement, repair, restoration, or rebuilding of the affected Fixed Assets are not complied with) and with respect to all other such proceeds, the Agent shall apply all such insurance and condemnation proceeds to the reduction of the Obligations in the manner provided for in Section 3.4(c) as it relates to the proceeds of dispositions other than sales of Accounts and Inventory, excluding the effect of the proviso at the end of Section 3.4(c). Any insurance and condemnation proceeds to be released pursuant to the foregoing provisions may, at the option of the Agent, be disbursed from time to time as replacement, repair, restoration, or rebuilding progresses to pay for the work completed and in place and such disbursements may, at the Agent's option, be made directly to the applicable Obligated Party or Obligated Parties or to or through any contractor or materialman to whom payment is due or to or through a construction escrow to be maintained by a title insurer acceptable to the Agent. Notwithstanding anything to the contrary contained in this Section 7.6(b), any insurance and condemnation proceeds which do not exceed $5,000,000 in

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

aggregate amount as to any occurrence or series of related occurrences shall be released to the applicable Obligated Party, and all such proceeds shall be either (1) used to replace, repair, restore, or rebuild the affected Fixed Assets in accordance with the preceding terms and provisions of this Section 7.6 (including, without limitation, the requirements set forth in clause (A) preceding regarding the permitted time period during which such action shall be taken) but without involvement of the Agent or the Lenders or (2) used to prepare the Loans in accordance with Section 3.4(b).

     Section 7.7 Environmental Laws.

             (a) Each Obligated Party shall conduct, and shall cause each of its Subsidiaries to conduct, its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Obligated Party shall take, and shall cause each of its Subsidiaries to take, prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

             (b) Without limiting the generality of the foregoing, the Obligated Parties shall submit to the Agent and the Lenders upon request, but no more frequently than annually, an update of the status of each environmental compliance or liability issue known to any of the Obligated Parties concerning any Obligated Party or any Subsidiary of an Obligated Party or any of their respective properties or operations (whether past or present), if any. The Agent or any Lender may request, in which case the Borrowers will promptly furnish or cause to be promptly furnished to the Agent, copies of technical reports prepared by any Obligated Party or any Subsidiary of an Obligated Party and its communications with any Governmental Authority to determine whether such Obligated Party or Subsidiary of an Obligated Party is proceeding reasonably to correct, cure, or contest in good faith any alleged non-compliance or environmental liability, provided that the Agent and the Lenders shall use all reasonable efforts to cooperate with the Obligated Parties to ensure that the attorney/client privilege and the statutory audit privilege between the Obligated Parties and their counsel is maintained to the extent possible with respect to circumstances as to which it is reasonably determined by the Obligated Parties that maintenance of such privilege is appropriate. Each Obligated Party shall, at the Agent's or the Required Lenders' request and at such Obligated Party's expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate any site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a supplemental report of such engineer whenever the scope of the environmental problems (if any), or the response thereto or the estimated costs thereof, shall increase in any material respect.

             (c) The Agent and its representatives shall have the right, at any reasonable time and upon at least three (3) Business Days advance notice to the Parent, to enter and visit the Real Estate and any other place where any property of any Obligated Party is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or

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

observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the Lenders' rights under the Loan Documents. No site visit, observation, or testing by the Agent and the Lenders will result in a waiver of any Default or Event of Default of any Obligated Party or impose any liability on the Agent or the Lenders. In no event will any site visit, observation, or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither any Obligated Party nor any other party is entitled to rely on any site visit, observation, or testing by the Agent. The Agent and the Lenders owe no duty of care to protect the Obligated Parties or any other party against, or to inform the Obligated Parties or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to the Obligated Parties or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent. The Obligated Parties understand and agree that the Agent makes no warranty or representation to the Obligated Parties or any other party regarding the truth, accuracy, or completeness of any such report or findings that may be disclosed. The Obligated Parties also understand that depending on the results of any site visit, observation, or testing by the Agent and disclosed to any Obligated Party, an Obligated Party may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Obligated Parties without advice or assistance from the Agent. In each instance, the Agent will give the Obligated Parties reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter pursuant to this
Section 7.7(c) and the opportunity to accompany (and/or have its representatives accompany) the Agent or its representatives and split or share any samples taken. The Agent will make reasonable efforts to avoid interfering with the Obligated Parties' use of the Real Estate or any other property in exercising any rights provided hereunder.

     Section 7.8 Compliance with ERISA. Each Obligated Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     Section 7.9  Mergers, Consolidations, or Sales. Except as permitted by
Section 7.2, neither any Obligated Party nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for the following which are permitted (subject to satisfaction of each of the other terms and provisions of this Agreement, including, without limitation, Section
3.4 and the conditions or requirements set forth in this Section 7.9 below) if (but only if) no Default or Event of Default then exists or would result from the following:

             (a)  sales of Inventory in the ordinary course of its business;

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

             (b) sales or other dispositions of Equipment in the ordinary course of its business that is obsolete or no longer useable by such Obligated Party in its business with an orderly liquidation value not to exceed $1,000,000 in the aggregate (as to all Obligated Parties and their Subsidiaries) in any Fiscal Year;

             (c) sales of Unappraised Assets, the Michigan Sugar Notes, the Tyco Escrow and the Hormel Escrow, in each case for fair market value;

             (d) transactions between or among Obligated Parties which are permitted in accordance with Section 7.15;

             (e) the sale or other disposition of any Fixed Asset to the extent such asset is, within ninety (90) days after the date of such sale or other disposition, replaced with an asset or assets providing the same function having equal or greater value than the asset sold or otherwise disposed of;

             (f) the sale in the ordinary course of business of any property specified in clause (d), (e), (f) or (g) of the definition of the term "Restricted Investment";

             (g) the sale or other disposition of assets, other than the Primary Plants, for which the aggregate amount of Net Proceeds does not exceed $10,000,000 per transaction or series of related transactions and does not exceed $15,000,000 in the aggregate for all transactions; provided, however, that, as a condition to each sale or other disposition referred to in this clause (g), (i) the aggregate amount of Net Proceeds payable and received in cash by the Obligated Parties in connection therewith shall not be less than (A) in the case of Accounts, the book value thereof, (B) in the case of Inventory, the NRV thereof, (C) in the case of Equipment, the Orderly Liquidation Value thereof, (D) in the case of Real Estate, the fair market value thereof, and (E) in the case of all other assets (i.e., other than those referred to in clause
(A), (B), (C), or (D) preceding), the fair market value of such other assets, in each case as determined by the then most recent appraisals provided to the Agent in accordance with this Agreement or, with respect to any such assets not subject to such an appraisal, as determined by the sale price thereof pursuant to such sale or other disposition; and

             (h) after the Term Loans (including all accrued interest thereon and all fees, expenses and other Obligations directly relating thereto) have been paid in full, the sale or other disposition of assets for fair market value if (but only if) after giving effect thereto the Borrowers are in pro forma compliance with the financial covenants set forth in Sections 7.22 and 7.23 (as if such sale or other disposition had occurred as of the first day of the earliest Fiscal Quarter which would then be included in the relevant consecutive Fiscal Quarter period for purposes of determining compliance with Section 7.22 and 7.23 as of the last day of the Fiscal Quarter then most recently ended); provided, however, that neither the Obligated Parties nor any of their Subsidiaries may sell any Primary Plant or any material portion thereof without the prior written consent of the Required Lenders (and the Required Lenders may elect to waive the requirement in this clause (h) regarding pro forma compliance with financial covenants in connection with such sale or other disposition);

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

provided, however, that (i) the sales or other dispositions referred to in clauses (a) through (h) preceding shall not be permitted unless the Agent, for the benefit of itself and the Lenders, has a perfected, first priority Lien (subject only to Permitted Liens) on all proceeds (including, without limitation, any property or asset received in exchange for or replacement of the property or asset sold or otherwise disposed of) of such sale or other disposition at the time of such sale or other disposition, (ii) except for Permitted IP Dispositions, no trademarks, service marks, tradenames, or other intellectual property of any material value may be sold or otherwise disposed of without the prior written consent of the Agent and the Required Lenders, and
(iii) the Borrowers shall at all times retain the full and complete right to sell all of their Inventory utilizing all trademarks, service marks, tradenames, and other intellectual property which is, as of the Closing Date, utilized in connection with the sale thereof, other than packaging Inventory on which is imprinted or otherwise contained trademarks, service marks, or tradenames which are not owned by any Borrower or other Obligated Party and on which trademarks, service marks, tradenames, or other intellectual property of the Borrowers and the Obligated Parties are not imprinted or otherwise contained. The Obligated Parties shall apply all proceeds of any such sale or other disposition (other than any Fixed Assets received in replacement of a sale or other disposition of any fixed asset pursuant to clause (e) preceding) to the Loans in accordance with Section 3.4.

     Section 7.10 Distributions; Capital Change; Restricted Investments. Neither any Obligated Party nor any of its Subsidiaries shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions (i) by a Borrower to another Borrower that is the parent entity of such Borrower, (ii) by a Borrower to the Parent, (iii) of the Rights, (iv) by the Parent to redeem all issued and outstanding Rights for an aggregate consideration not to exceed $250,000 during the term of this Agreement, or (v) consisting of the issuance of common or preferred stock of the Parent, other than Disqualified Stock, in accordance with the Shareholders Rights Plan (as opposed to the making or payment of any Distribution on or with respect to such stock issued or to be issued), (b) make any change in its capital structure which could have a Material Adverse Effect, or (c) make any Restricted Investment.

     Section 7.11 Transactions Resulting in a Material Adverse Effect. Neither any Obligated Party nor any of its Subsidiaries shall enter into any transaction which could be reasonably expected to result in a Material Adverse Effect.

     Section 7.12 Guaranties. Neither any Obligated Party nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Debt allowed under Section 7.13 (other than Section 7.13(f)),
(b) Guaranties of the Obligations in favor of the Agent, and (c) any Guaranties in effect as of the date of this Agreement and described on Schedule 6.8.

     Section 7.13 Debt. Neither any Obligated Party nor any of its Subsidiaries shall incur or maintain any Debt, other than:

             (a)  the Obligations;

             (b)  the Debt described on Schedule 6.8;

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

             (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment; provided that (i) the Liens securing such Capital Leases and purchase money secured Debt shall attach only to the Equipment acquired by the incurrence of such Capital Leases and purchase money secured Debt and (ii) the aggregate amount of such Capital Leases and purchase money secured Debt shall not exceed $7,500,000 at any time;

             (d) Debt evidencing a refunding, renewal, or extension of the Debt described in clause (b) and clause (c) preceding, provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed, or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed, or extended,
(iii) no Person that is not initially an obligor or guarantor of such Debt shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal, or extension are, in the Agent's reasonable discretion, no less favorable to such Obligated Party, the Agent, or the Lenders than the original Debt;

             (e) Debt owing by an Obligated Party to another Obligated Party for intercompany loans and advances made for working capital in the ordinary course of business; provided, however, that (i) the net, aggregate principal amount of all intercompany loans and advances made by any one or more of the Borrowers to and owed by any one or more of the Guarantors and at any time outstanding shall not exceed $10,000,000 (exclusive of such loans and advances to and owed by Savannah Foods & Industries, Inc. and exclusive of the effects of the Diamond Crystals Brand Sale), (ii) on or before January 31, 2003, all such loans and advances made to and owed by any Guarantor shall be evidenced by promissory notes and shall be secured by Liens on all of the property of such Guarantor (which are subordinated to the Liens in favor of the Agent pursuant to the Guaranty Agreement executed by such Guarantor), which promissory notes and Liens shall be pledged and assigned to the Agent to secure the payment and performance of the Obligations, and (iii) all such loans and advances made to and owed by Savannah Foods & Industries, Inc. must be made in the ordinary course of business consistent with past practices;

             (f)  Guaranties of Debt which are permitted under Section 7.12;

             (g) Debt under Hedge Agreements entered into in the ordinary course of business to transfer or mitigate actual risks associated with the business of the Obligated Parties and not for speculative purposes;

             (h) Debt of Holly Sugar owed to the Commodity Credit Corporation and incurred in the ordinary course of business not exceeding $30,000,000 in aggregate principal amount at any time outstanding, provided that such Debt is wholly non-recourse to Holly Sugar and the other Obligated Parties and is secured only by Permitted CCC Liens and the documentation evidencing and governing such Debt and Liens is in form and substance reasonably satisfactory to the Agent (provided that such documentation in the form previously provided to the Agent prior to the Closing Date is satisfactory to the Agent for purposes of this clause (h));

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

             (i) unsecured Debt incurred in the ordinary course of business to finance the payment of insurance premiums not exceeding $10,000,000 in aggregate principal amount at any time outstanding; and

             (j) other unsecured Debt incurred in the ordinary course of business not exceeding $10,000,000 in aggregate principal amount at any time outstanding.

     Section 7.14 Prepayment. Neither any Obligated Party nor any of its Subsidiaries shall voluntarily prepay any Debt except the Obligations in accordance with this Agreement.

     Section 7.15 Transactions with Affiliates. Except as set forth below, neither any Obligated Party nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any Capital Stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing or would result therefrom, an Obligated Party may (a) engage in transactions with an Affiliate in the ordinary course of such Obligated Party's business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Required Lenders and no less favorable to the Obligated Parties and their Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and (b) engage in the following transactions with any other Obligated Party in the ordinary course of business consistent with past practices, in each case subject to appropriate cost or similar allocations among entities: (i) centralized and shared accounting and treasury services; (ii) centralized and shared credit and risk management services; (iii) centralized and shared management services; (iv) the purchase and sale of products; (v) centralized and shared payroll, human resources, benefits, and other personnel services; (vi) centralized and shared communication services; (vii) centralized and shared information technology services; (viii) centralized and shared disaster recovery contingency planning services; (ix) centralized and shared intellectual property, including licensing thereof; (x) other transactions expressly permitted by this Agreement; and (xi) similar transactions in the ordinary course of business consistent with past practices.

     Section 7.16 [Intentionally Omitted.]

     Section 7.17 Business Conducted. Neither any Obligated Party nor any of its Subsidiaries shall engage, directly or indirectly, in any line of business other than the businesses in which the Obligated Parties are engaged on the Closing Date. None of the Foreign Subsidiaries shall own any material property or assets.

     Section 7.18 Liens. Neither any Obligated Party nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by it, except Permitted Liens. Other than as set forth in this Agreement or in connection with the creation or incurrence of any Debt under Section 7.13(c), no Obligated Party will enter into or become subject to any Negative Pledge; provided that any Negative Pledge entered into in connection with the creation of Debt under Section 7.13(c) shall be limited to the property

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

subject to the purchase money Lien securing such Debt. Without limiting the generality of, and in addition to, the foregoing, no Obligated Party shall create, incur, assume, or permit to exist any Negative Pledge on any of the Unappraised Assets or any Lien on any of the Unappraised Assets except for Permitted Liens of the type referred to in clause (a), clause (c), clause (e), or clause (f) of the definition of the term "Permitted Liens."

     Section 7.19 Sale and Leaseback Transactions. Neither any Obligated Party nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Person to lease or rent property that such Person has sold or will sell or otherwise transfer to such Person; provided, however, that an Obligated Party may enter into such an arrangement with respect to any asset that has been sold or otherwise disposed of in accordance with Section 7.9.

     Section 7.20 New Subsidiaries; Addition of Subsidiaries as Borrowers or Guarantors.

          (a) No Obligated Party shall, without the written consent of the Agent and the Majority Lenders, directly or indirectly, organize, create, acquire, or permit to exist any Subsidiary other than those listed on Schedule 6.5; provided, however, that the consent of the Majority Lenders shall not be required with respect to the creation of a new Subsidiary of the Parent which is organized for state tax planning purposes (and the Agent may rely upon a representation of the Parent regarding the purpose for which any such Subsidiary is being created). Without limiting the foregoing, promptly upon creation or acquisition of any Subsidiary by an Obligated Party, other than any Subsidiary which is organized under Requirements of Law of a jurisdiction other than the U.S. or a state of the U.S., the Obligated Parties shall propose to the Agent that such new Subsidiary become, and with the Agent's and the Majority Lenders' consent pursuant to Section 13.22, if applicable, cause such Subsidiary to become, either a Borrower or a Guarantor under the Loan Documents.

          (b) In the event that any Obligated Party has any Subsidiary organized under the laws of the U.S. or any state of the U.S. which is not an Obligated Party and such Subsidiary owns property with an aggregate book or fair market value in excess of $500,000 or that has revenue in any Fiscal Year in excess of $1,000,000, such Obligated Party shall notify the Agent in writing thereof and propose to the Agent that such Subsidiary become, and with the Agent's and the Majority Lenders' consent pursuant to Section 13.22, if applicable, cause such Subsidiary to become, either a Borrower or a Guarantor subject to the terms of this Agreement. In the event that the Obligated Parties have Subsidiaries organized under the laws of the U.S. or any state of the U.S. which are not Obligated Parties and which collectively for all such Subsidiaries own property with an aggregate book or fair market value in excess of $500,000 or which collectively for all such Subsidiaries have revenue in any Fiscal Year in excess of $1,000,000, the Obligated Parties shall propose to the Agent that one or more of such Subsidiaries become, and with the Agent's and the Majority Lenders' consent pursuant to Section 13.22, if applicable, cause each such Subsidiary to become, either a Borrower or a Guarantor subject to the terms of this Agreement to the extent required to cause the aggregate book or fair market value of all property owned by such Subsidiaries which are not Obligated Parties to be equal to or less than $500,000 and to cause the revenue of all such Subsidiaries which are not Obligated Parties, collectively, to be equal to or less than $1,000,000.

          (c) Any Subsidiary which must be added as either a Borrower or a Guarantor as provided in this Section 7.20, shall execute and deliver a joinder agreement and other Loan Documents in form and substance as the Agent may reasonably require within thirty (30) days of the occurrence of the event which results in such Subsidiary being required to become either a Borrower or a Guarantor hereunder.

     Section 7.21 Fiscal Year. Each Obligated Party (other than the Parent) shall cause the last day of its Fiscal Year to be the same as that of the Parent. The Parent shall not change the last day of its Fiscal Year.

     Section 7.22 EBITDA.

     On a consolidated basis, the Parent and its consolidated Subsidiaries shall have EBITDA for each period of four consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter set forth below (or, with respect to the Fiscal Quarter ending on September 30, 2003, for the period commencing on January 1, 2003 and ending on September 30, 2003) of not less than the amount set forth below opposite each such Fiscal Quarter:

      ---------------------------------------------------------------
               Period Ending                        EBITDA
      ---------------------------------------------------------------
            September 30, 2003                    $14,000,000
      ---------------------------------------------------------------
            December 31, 2003                     $22,000,000
      ---------------------------------------------------------------
            March 31, 2004                        $26,000,000
      ---------------------------------------------------------------
            June 30, 2004                         $27,000,000
      ---------------------------------------------------------------
            September 30, 2004                    $29,000,000
      ---------------------------------------------------------------
            December 31, 2004                     $31,000,000
      ---------------------------------------------------------------
            March 31, 2005                        $33,000,000
      ---------------------------------------------------------------
            June 30, 2005                         $35,000,000
      ---------------------------------------------------------------
            September 30, 2005                    $37,000,000
      ---------------------------------------------------------------
            December 31, 2005                     $39,000,000
      ---------------------------------------------------------------

     Section 7.23 Fixed Charge Coverage Ratio. The Parent and its consolidated Subsidiaries will maintain a Fixed Charge Coverage Ratio for each period of four consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter set forth below (or, with respect to the Fiscal Quarter ending on September 30, 2003, for the period commencing on January 1, 2003 and ending on September 30,
2003) of not less than the ratio set forth below opposite each such Fiscal
Quarter:

      ---------------------------------------------------------------
                                               FIXED CHARGE
                   Period Ending              COVERAGE RATIO
      ---------------------------------------------------------------
            September 30, 2003                 0.60 to 1.00
      ---------------------------------------------------------------
            December 31, 2003                  0.70 to 1.00
      ---------------------------------------------------------------
            March 31, 2004                     0.95 to 1.00
      ---------------------------------------------------------------
            June 30, 2004                      0.95 to 1.00
      ---------------------------------------------------------------
            September 30, 2004                 0.95 to 1.00
      ---------------------------------------------------------------
            December 31, 2004                  1.00 to 1.00
      ---------------------------------------------------------------
            March 31, 2005                     1.00 to 1.00
      ---------------------------------------------------------------
            June 30, 2005                      1.00 to 1.00
      ---------------------------------------------------------------
            September 30, 2005                 1.00 to 1.00
      ---------------------------------------------------------------

      ---------------------------------------------------------------
                                               FIXED CHARGE
              Period Ending                   COVERAGE RATIO
      ---------------------------------------------------------------
            December 31, 2005                  1.00 to 1.00
      ---------------------------------------------------------------

     Section 7.24 Use of Proceeds. The Borrowers shall use the proceeds of the Loans (a) with respect to the Loans made on the Closing Date, to repay the Existing Indebtedness in full and for general working capital purposes (not otherwise prohibited by this Agreement) of the Borrowers in the ordinary course of business and (b) with respect to the Loans made after the Closing Date, for general working capital purposes (not otherwise prohibited by this Agreement) of the Borrowers in the ordinary course of business. Without limiting the generality of the foregoing, no portion of the proceeds of any Loans shall be used, directly or indirectly, by, or transferred to, any Foreign Subsidiary. The Borrowers shall not use any portion of the Loans proceeds, directly or indirectly, (i) to buy or carry any Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to buy or carry any Margin Stock, (iii) to extend credit for the purpose of buying or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act. The Borrowers shall use each Letter of Credit for general working capital purposes (not otherwise prohibited by this Agreement) of the Borrowers in the ordinary course of business.

     Section 7.25 Solvency. Each Obligated Party shall at all times during the term of this Agreement remain Solvent.

     Section 7.26 Guaranties of the Obligations; Co-Borrowers.

          (a) Each Person which is a Guarantor, or which is required to become a Guarantor after the Closing Date pursuant to the terms of this Agreement, shall guarantee payment and performance of the Obligations pursuant to a Guaranty Agreement in form and substance satisfactory to the Agent, duly executed by each such Person. Each Guarantor acknowledges and expressly agrees with the Agent and each Lender that the Guaranty of such Guarantor is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Guarantor.

          (b) Each Borrower acknowledges and expressly agrees with the Agent and each Lender that, with respect to each of the Loans and/or Letters of Credit that is not used by or for the direct benefit of such Borrower, such Borrower is required to be a co-borrower and/or primary obligor with respect to the indebtedness, liabilities and obligations relating thereto solely as a condition to, and solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit used by or for the direct benefit of such Borrower.

     Section 7.27 Landlord and Mortgagee Agreements. The Obligated Parties will provide to the Agent a landlord's, mortgagee's, or warehouseman's waiver and consent agreement or subordination and consent agreement, in form and substance reasonably acceptable to the Agent, duly executed on behalf of each landlord, mortgagee, or warehouse owner, as the case may be, of any Real Estate or warehouse on or at which any Collateral is located; provided that (a) the

Agent may, in its discretion, defer delivery of any such waiver and consent agreement or subordination and consent agreement and establish a Reserve with respect to any Collateral located on or at any Real Estate or warehouse for which the Agent has not received such acceptable waiver and consent agreement or subordination and consent agreement, (b) no such waiver and consent agreement or subordination and consent agreement will be required with respect to any particular leasehold interest in Real Estate or warehouse as to which the Collateral located thereon or thereat has a fair market value of $50,000 or less, provided, further, that the aggregate fair market value of all Collateral located at any and all leasehold interests in Real Estate and/or any and all warehouses for which no such waiver and consent agreement or subordination and consent agreement exists shall not exceed $250,000 at any time, and (c) subject to clause (a) above, the Obligated Parties shall not be required to provide any such waiver and consent agreement or subordination and consent agreement prior to thirty (30) days after the Closing Date.

     Section 7.28 Additional Collateral; Further Assurances.

          (a) Subject to Requirements of Law, each Obligated Party shall cause any Subsidiary of the Parent which is required to become an Obligated Party pursuant to the terms of this Agreement to (i) grant Liens to the Agent, for the benefit of the Agent and the Lenders, pursuant to such documents as the Agent may reasonably deem necessary and deliver such property, documents, and instruments as the Agent may request to perfect the Liens of the Agent in the Collateral of such Subsidiary (ii) execute a Guaranty of the Obligations pursuant to Section 7.26, in form and substance satisfactory to the Agent, and
(iii) in connection with the foregoing requirements, or either of them, deliver to the Agent all items of the type required by Section 8.1(a) (as applicable). Upon execution and delivery of such Loan Documents and other instruments, certificates, and agreements, such Subsidiary shall automatically become a Borrower or a Guarantor, as applicable, hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents.

          (b) Without limiting the foregoing, each Obligated Party shall, and shall cause each of the Parent's Subsidiaries which is required to become an Obligated Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

          (c) Each Obligated Party will deliver to the Agent the following with respect to each parcel of Real Estate owned by any Obligated Party:

              (i) a Mortgage in proper form for recording in the jurisdiction in which such Real Estate covered thereby is located;

              (ii) ALTA or other mortgagee's title policies, in form and substance satisfactory to the Agent, with respect to the Real Estate subject to the Mortgages;

              (iii) an environmental site assessment, in compliance with applicable Requirements of Law, prepared by a credentialed environmental consultant acceptable to the Agent;

              (iv) a boundary survey prepared and certified to the Agent by a credentialed surveyor acceptable to the Agent (provided, however, that, with respect to the Real Estate in which the Agent is being granted a Lien on the Closing Date, no such survey shall be required to be delivered to the Agent until thirty (30) days following the Closing Date, at which time the Parent will cause the survey exception contained in the mortgagee's title policies to be eliminated by amendment or endorsement thereto);

              (v) an opinion of local counsel with respect to each Mortgage in form and substance satisfactory to the Agent; and

              (vi) such other information, documentation, and certifications, in form and substance satisfactory to the Agent, as may be required by the Agent.

          (d) In addition to, and without limiting the generality of, the foregoing provisions of this Section 7.28, each Obligated Party that owns any of the Unappraised Assets or any interest therein as of the earlier to occur of ninety (90) days after the Closing Date or the initial date upon which any Default has occurred will, effective as of such date, grant Liens on such Unappraised Assets and interests therein to the Agent as security for the Obligations in accordance with clause (a) of this Section 7.28 (without the necessity of any request therefor by the Agent).

     Section 7.29 Agricultural Products.

          (a) Each Obligated Party shall at all times comply with all existing and future Farm Products Notices during their period of effectiveness under any Farm Products Law, including, without limitation, directions to make payments to the Farm Products Seller by issuing payment instruments directly to the secured party with respect to any assets of the Farm Products Seller or jointly payable to the Farm Products Seller and any secured party with respect to the assets of such Farm Products Seller, as specified in the Farm Products Notice, so as to terminate or release the security interest in any Farm Products maintained by such Farm Products Seller or any secured party with respect to the assets of such Farm Products Seller under any Farm Products Law.

          (b) Each Obligated Party shall take all other actions as may be reasonably required, if any, to ensure that any perishable agricultural commodity (in whatever form) or other Farm Products are purchased free and clear of any security interest, lien or other claims in favor of any Farm Products Seller or any secured party with respect to the assets of any Farm Products Seller.

          (c) Each Obligated Party shall notify the Agent in writing within two
(2) Business Days after receipt by such Obligated Party or any other Obligated Party of any Farm Products Notice or amendment to a previous Farm Products Notice, and within such two (2) Business Days, such Obligated Party shall provide the Agent with a true, correct and complete copy of such Farm Products Notice or amendment, as the case may be, and including any master lists of effective financing statements delivered to such Obligated Party or such other Obligor pursuant to any Farm Products Law.

         (d) In the event any Obligated Party receives a Farm Products Notice, the Obligated Party shall pay the related invoice within the payment terms specified therein and notify the Agent of such receipt; provided, however, that such invoice may remain unpaid if, and only so long as (i) appropriate legal or administrative action has been commenced in good faith and is being diligently pursued or defended by such Obligated Party, (ii) adequate reserves with respect to such contest are maintained on the books of such Obligated Party, in accordance with GAAP, (iii) the Agent shall have established a reserve in an amount at least equal to the amount claimed to be due by such vendor under the relevant invoice, (iv) such Obligated Party shall promptly pay or discharge such contested invoice and all additional charges, interest, penalties, and expenses, if any, and shall deliver to the Agent evidence reasonably acceptable to the Agent of such payment, if such contest is terminated or discontinued adversely to such Obligated Party or the conditions set forth in this Section 7.29(d) are no longer met, and (v) the Agent has not advised such Obligated Party in writing that the Agent reasonably believes that nonpayment thereof could have or result in a Material Adverse Effect.

                                   ARTICLE 8.
                              CONDITIONS OF LENDING

     Section 8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans and the Term Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

         (a) This Agreement and the other Loan Documents shall have been executed by each party hereto or thereto and the Obligated Parties shall have performed and complied with all covenants, agreements, and conditions contained herein or therein which are required to be performed or complied with by the Obligated Parties on or before the Closing Date. Without limiting the generality of the foregoing, the Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and the
Lenders:

             (i) certified copies of the certificate of incorporation, certificate of limited partnership, or comparable organizational document of each Obligated Party, with all amendments, if any, certified by the appropriate Governmental Authority of the jurisdiction of each Obligated Party's organization or formation, and the bylaws, regulations, operating agreement, limited partnership agreement, or similar governing agreement or document of each Obligated Party, in each case certified by the corporate secretary, general partner, or comparable authorized representative of such Obligated Party, as applicable as being true and correct and in effect on the Closing Date;

             (ii) certificates of incumbency and specimen signatures with respect to each individual authorized to execute and deliver this Agreement and the other Loan Documents on behalf of each Obligated Party, and any other individual executing any document, certificate, or instrument to be delivered in connection with this Agreement and the other Loan Documents and, in the case of each Borrower, to request Borrowings and the issuance of Letters of Credit;

             (iii) a certificate evidencing the existence of each Obligated Party, and certificates evidencing the good standing of each Obligated Party in the jurisdiction of its organization and in each other jurisdiction in which it is required to be qualified as a foreign business entity to transact its business as presently conducted;

             (iv) certified copies of all action taken by each Obligated Party and each other Person executing any document, certificate, or instrument to be delivered in connection with this Agreement and the other Loan Documents to authorize the execution, delivery, and performance of this Agreement, the other Loan Documents, and, with respect to the Borrowers, the Borrowings and the issuance of Letters of Credit;

             (v) a certificate of each Obligated Party signed by a Responsible Officer:

                    (A) stating that all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Closing Date, after giving effect to the Loans to be made at such time and the application of the proceeds thereof and the issuance of any Letter(s) of Credit at such time,

                    (B) stating that no Default or Event of Default exists,

                    (C) specifying the account of the Borrowers which is the Designated Account, and

                    (D) certifying as to such other factual matters as may be reasonably requested by the Agent;

             (vi) with respect to any Letter of Credit to be issued, all documentation required by Section 1.4, duly executed;

             (vii) a Revolving Loans Note and a Term Loans Note, payable to the order of each Lender in the amount of its Revolving Loans Commitment (with respect to the Revolving Loans Note) and its Term Loans Commitment (with respect to the Term Loans Note), duly executed and delivered by each Borrower, complying with the requirements of Section 1.2(b) and Section 1.3(c);

             (viii) UCC financing statements with respect to the Collateral as may be requested by the Agent, duly authorized by the respective Obligated Parties, in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Liens therein and acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC in each jurisdiction the Agent deems necessary or desirable in order to perfect the Agent's Liens;

             (ix) duly executed UCC termination statements or assignments and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the property of the Obligated Parties except Permitted Liens;

          (x) a Copyright Security Agreement, a Patent Security Agreement, and a Trademark Security Agreement, as applicable, with respect to all Proprietary Rights, if any, owned by any Obligated Party which must be registered with any Governmental Authority to perfect the Agent's Liens in such Proprietary Rights, duly executed by each Obligated Party, as applicable;

          (xi) the Borrower Security Agreement duly executed and delivered by each of the Borrowers, a Guarantor Security Agreement duly executed and delivered by each of the Guarantors, and a Pledge Agreement executed by each Borrower or other Obligated Party that owns any Capital Stock of any Obligated Party;

          (xii) (A) stock certificates and stock powers (duly executed in blank) for one hundred percent (100%) of the Capital Stock (to the extent certificated) of each Subsidiary of the Parent which is organized under the laws of the U.S. or any state thereof, together with acknowledgments executed by the respective issuers thereof, in form and substance satisfactory to the Agent, (B) the original of each promissory note or other instrument evidencing any Collateral, together with an appropriate endorsement thereto, other than the Existing Holly Finance Notes, (C) "control" agreements (pursuant to the UCC), each duly executed, as the Agent may request with respect to any deposit account or any Investment Property listed in Schedule 6.28, and (D) as to each deposit account of any of the Borrowers, an agreement whereby such Borrower and the depository bank agree that all collected funds contained or deposited in such deposit account from time to time are swept, on a daily basis, in a manner acceptable to the Agent, into a Payment Account;

          (xiii)  a Guaranty Agreement executed by each of the Guarantors;

          (xiv)   a Borrowing Base Certificate effective as of December 31,
2002;

          (xv) each landlord's or mortgagee's waiver and consent agreement or subordination and consent agreement required to be provided pursuant to Section 7.27;

          (xvi) each Blocked Account Agreement duly executed as requested by the Agent;

          (xvii) signed opinions of counsel for the Obligated Parties, opining as to such matters in connection with the transactions contemplated by this Agreement as the Agent may reasonably request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel;

          (xviii) evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement, together with loss payable endorsements in form acceptable to the Agent;

             (xix) satisfactory evidence that all filings, consents, or approvals with or of the shareholders of any Obligated Party, any Governmental Authority, or any other third party have been made or obtained, as applicable;

             (xx) the audited financial statements of the Parent and its Subsidiaries as of and for the Fiscal Year ended September 30, 2002 and the related report of the Parent's independent certified public accountants, or, in the event that such audited financial statements and report are not available, a draft thereof which is complete in all respects, and the unaudited financial statements of the Parent and its Subsidiaries as of and for the month ended October 31, 2002;

             (xxi) the real property documentation described in Section 7.28(c) with respect to each parcel of Real Estate owned by any Obligated Party as of the Closing Date (other than any Unappraised Assets); and

             (xxii) such other documents and instruments as the Agent or any Lender may reasonably request.

         (b) After giving effect to the making of all Revolving Loans (including any Revolving Loans made to finance the fees and expenses set forth in the Agent's Letter or otherwise as reimbursement for fees, costs, and expenses then payable under this Agreement) and issuance of all Letters of Credit and with all of their obligations current, the Borrowers shall have remaining Availability in an amount not less than the sum of (i) $20,000,000 plus (ii) the aggregate amount of all past due accounts payable of the Borrowers in excess of $2,000,000, provided that the Pre-Petition Accounts Payable shall be excluded for purposes of this clause (ii).

         (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

         (d) No Default or Event of Default shall exist or would exist after giving effect to the Loans to be made and the Letters of Credit to be issued.

         (e) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

         (f) The Agent and the Lenders shall have had an opportunity to examine the books of account and other records and files of the Obligated Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

         (g) All proceedings taken by the Obligated Parties in connection with the execution of this Agreement, the Notes, all other Loan Documents, and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

         (h) Without in any way limiting any term or provision of the Borrower Security Agreement, the Agent shall have received any warehouse receipts, consent and control agreements, subordination agreements, or other documentation the Agent determines in its sole discretion are necessary to perfect the Agent's Liens in any Inventory or other Collateral in the possession of any warehouseman, bailee, or similar Person.

         (i) Without limiting the generality of the items described above, each of the Obligated Parties and each other Person guaranteeing or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items required by the Agent and the Lenders.

         (j) The Agent shall be satisfied that none of the Obligated Parties are involved in any offering, placement, or arrangement of any debt securities or bank financing other than pursuant to this Agreement.

         (k) The Agent shall have received appraisals of the Inventory, Equipment and Real Estate of the Obligated Parties which are in form and substance satisfactory to the Agent.

         (l) The Diamond Crystals Brand Sale shall have been consummated in all material respects in accordance with the terms and provisions of the purchase and sale agreement and related documentation that has been submitted to the Agent.

         (m) The Harris Credit Agreement shall have been terminated and all Debt evidenced or governed thereby shall have been paid in full (other than any contingent indemnification obligations of the Obligated Parties expressly provided in the Harris Credit Agreement) and all Liens securing any such Debt shall have been terminated (provided that it is understood by the Agent and the Lenders that the letters of credit issued under the Harris Credit Agreement and outstanding immediately prior the Closing Date will be, as of the Closing Date, issued under the new letter of credit facility with Harris Trust and Savings Bank identified on Schedule 6.8 hereto, all of which letters of credit shall be backed by a Letter of Credit issued hereunder).

         (n) The GECC Securitization Facility shall have been terminated, all Debt evidenced or governed thereby shall have been paid in full (other than any contingent indemnification obligations of the Obligated Parties expressly provided in the GECC Securitization Facility), all Liens securing any such Debt shall have been terminated, and the Borrowers shall have repurchased all Accounts subject thereto in a manner acceptable to the Agent (and all UCC financing statements evidencing such repurchase shall have been filed).

The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Obligated Parties to the effect that all of the conditions precedent to the making of such Loans or issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Obligated Parties, dated the Closing Date, to such effect.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and

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

deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and
(iii) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender.

     Section 8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

             (a) the following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement by each of the Obligated Parties to the effect set forth in clause (i), clause
(ii), and clause (iii) following with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of each of the Obligated Parties, dated the date of such extension of credit, stating that:

                  (i) the representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Obligated Parties that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty;

                  (ii) no event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                  (iii) no event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect;

             (b) The Agent shall have received satisfactory evidence that the Agent has a valid, exclusive (other than Permitted Liens), and perfected first priority security interest, lien, collateral assignment, and pledge as of such date in all Collateral as security for the Obligations (excluding Existing Obligations in the case of property owned by a Newly Obligated Party), to the extent any such Liens may be perfected under the UCC (but excluding any Liens on vehicles for which a certificate of title has been issued and Liens perfected solely by possession, but only to the extent the Agent has not requested perfection of its Liens in such vehicles or possession of such Collateral), in each case in form and substance satisfactory to the Agent; provided that upon the Agent's request, the Obligated Parties shall provide any additional agreement, document, instrument, certificate, or other item relating to any other Collateral as may be required for perfection under any Requirement of Law; and

             (c) No such Borrowing or issuance of any Letter of Credit shall exceed the Availability (except as may be expressly permitted by this Agreement);

provided, however, that the foregoing conditions precedent are not conditions to the requirement for each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata

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Share, based upon its Revolving Loans Commitment, of any Non-Ratable Loan or
Agent Advance made in accordance with the provisions of Section 1.2(i) or
Section 1.2(j).

                                   ARTICLE 9.
                                DEFAULT; REMEDIES

     Section 9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

             (a) (i) any failure by the Borrowers to pay the principal of any of the Loans or any other Obligations when due in accordance with the terms of this Agreement, (ii) any failure by the Borrowers to pay any accrued interest or premium on the Loans or any other Obligations within one (1) Business Day after such amount becomes due in accordance with the terms of this Agreement, or (iii) any failure by the Borrowers to pay any fee or other amount (other than the amounts referred to in clause (i) or (ii) preceding) owing under this Agreement within two (2) Business Days after such fee or other amount becomes due in accordance with the terms of this Agreement, in each case whether upon demand or otherwise;

             (b) any representation or warranty made or deemed made by any Obligated Party in this Agreement or in any other Loan Document, any Financial Statement, or any certificate furnished by any Obligated Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

             (c) any default shall occur in the (i) observance or performance of any of the covenants or agreements contained in Section 7.2 (insofar as it requires the preservation of the existence of the Obligated Parties), Section 7.5, Section 7.6, or Section 7.9 through Section 7.29, or in Section 3 or
Section 10 of the Borrower Security Agreement or any Guarantor Security Agreement, (ii) observance or performance of any of the covenants and agreements contained in Section 5.2, Section 5.3, or Section 7.4(b) and such default shall continue for three (3) days or more, or (iii) observance or performance of any of the other covenants or agreements contained in this Agreement other than as referenced in Section 9.1(a), Section 9.1(b), and clause (i) and clause (ii) preceding, any other Loan Document, or any other agreement entered into at any time to which any Obligated Party and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for more than thirty (30) days, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable without the written consent of the Agent and the Majority Lenders;

             (d) any default shall occur with respect to any Debt (other than the Obligations) of any Obligated Party in an outstanding principal amount which exceeds $5,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Obligated Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate or to permit the holders of any such Debt to accelerate, the maturity of any such Debt, or any such Debt shall be declared due and payable or be required to be prepaid, redeemed, or repurchased (other than

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by a regularly scheduled required prepayment, redemption, or repurchase) prior to the stated maturity thereof;

             (e) any Obligated Party shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement, or readjustment of its debts or for any other relief under the Bankruptcy Code or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action, or proceeding, (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee, or similar officer for it or for all or any part of its property, (iii) make an assignment for the benefit of its creditors, or (iv) be unable generally to pay its debts as they become due;

             (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation, or readjustment of the debts of any Obligated Party or for any other relief under the Bankruptcy Code or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief (or comparable order under any other Requirement of Law) against any Obligated Party shall be entered with respect thereto;

             (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee, or similar officer for any Obligated Party or for all or any part of its property shall be appointed or a warrant of attachment, execution, or similar process shall be issued against any part of the property of any Obligated Party;

             (h) any Obligated Party shall file a certificate of dissolution under any Requirement of Law or shall be liquidated, dissolved, or wound-up (except in a transaction allowed under Section 7.2 or Section 7.9) or shall commence or have commenced against it any action or proceeding for dissolution, winding-up, or liquidation, or shall take any corporate action in furtherance thereof (and any such action or proceeding commenced against it shall not be dismissed within sixty (60) days after the filing or commencement thereof);

             (i) all or any material part of the property of any Obligated Party shall be nationalized, expropriated, condemned, seized, or otherwise appropriated, or custody or control of such property or of any Obligated Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

             (j) any Loan Document (other than UCC financing statements (if any) the effectiveness of which have lapsed as a result of the Agent's failure to file proper continuation statements as required by the UCC), including any Guaranty of the Obligations, shall be terminated, revoked, or declared void or invalid or unenforceable or challenged by any Obligated Party or any other obligor;

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             (k)  one or more judgments, orders, decrees, or arbitration awards is entered against any Obligated Party involving liability in the aggregate for any or all of the Obligated Parties (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents, or conditions, of $2,500,000 or more, and the same shall remain unsatisfied, unvacated, and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

             (l) any loss, theft, damage, or destruction of any item or items of Collateral or other property of any Obligated Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

             (m) there is filed against any Obligated Party any action, suit, or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit, or proceeding (i) is not dismissed within one hundred twenty (120) days and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

             (n) for any reason, other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected, and prior to all other Liens (other than Permitted Liens which are expressly permitted to have priority over the Agent's Liens) or is terminated, revoked, or declared void;

             (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted in, or could reasonably be expected to result in, liability of any Obligated Party under Title IV of ERISA to the Pension Plan, Multi-employer Plan, or the PBGC in an aggregate amount in excess of $2,500,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds an amount which could reasonably be expected to have a Material Adverse Effect; or (iii) any Obligated Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $2,500,000;

             (p)  there occurs a Change of Control; or

             (q) there occurs an event or condition having a Material Adverse Effect.

     Section 9.2  Remedies.

             (a) If a Default or an Event of Default has occurred and is continuing, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Obligated Party: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce or increase one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or

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more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Obligated Party: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 9.1(e), Section 9.1(f), Section 9.1(g), or Section 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Obligated Parties to cash collateralize all outstanding Obligations with respect to Letters of Credit; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

             (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have, for the benefit of the Agent and the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Obligated Party's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or any Obligated Party shall, upon the Agent's demand, at such Obligated Party's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit, or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Obligated Party agrees that any notice by the Agent of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Obligated Parties if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Obligated Parties' address specified in or pursuant to
Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Obligated Party. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Obligated Party irrevocably waives: (A) the posting of any bond, surety, or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Obligated Party agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Obligated Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising, or selling any Collateral, and each Obligated Party's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including Attorney Costs, and then to the Obligations. The Agent will return any excess to the Obligated Parties and the Obligated Parties shall remain liable for any deficiency.

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

          (c) If an Event of Default occurs and is continuing, each Obligated Party hereby waives, except as may be prohibited by applicable law, all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach, or levy upon the Collateral without notice or hearing.

                                  ARTICLE 10.
                              TERM AND TERMINATION

     Section 10.1 Term and Termination. Each of the Commitments shall terminate and expire on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate the Commitments, without notice to the Obligated Parties, during the existence of any Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest, and any early termination or prepayment fees or penalties but excluding indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of all Letters of Credit then outstanding or, if permitted by the Agent in its discretion, presentation to the Agent of a Supporting Letter of Credit or cash collateral as specified in Section 1.4(g). Notwithstanding the termination of the Commitments or this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Obligated Parties shall remain bound by the terms of this Agreement and the other Loan Documents and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder and under the other Loan Documents (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                  ARTICLE 11.
          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

     Section 11.1 Amendments and Waivers.

          (a) Subject to the remaining terms and provisions of this Section 11.1, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Obligated Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrowers (which may be evidenced by the signature of the Parent pursuant to Section 13.21) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders and the Obligated Parties (which signatures of the Obligated Parties may be evidenced by the signature of the Parent pursuant to
Section 13.21) and acknowledged by the Agent, do any of the following:

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

          (i) increase (other than pursuant to an assignment under Section 11.2) or extend any Commitment of any Lender or amend the second sentence of Section 1.2(a);

          (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees (other than fees payable to the Agent solely for the Agent's benefit), or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

          (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

          (v) increase any of the percentages set forth in the definition of the Borrowing Base;

          (vi) amend this Section 11.1 or any provision of this Agreement providing for consent or other action by all of the Lenders;

          (vii) release all or substantially all of the Collateral other than as may be permitted by Section 12.11;

          (viii) change the definition of "Majority Lenders"; or

          (ix) increase the Maximum Revolver Amount or the Letter of Credit Subfacility.

     (c) No waiver, amendment, or consent shall, unless in writing and signed by the Required Lenders and the Obligated Parties (which signatures of the Obligated Parties may be evidenced by the signature of the Parent pursuant to
Section 13.21) and acknowledged by the Agent, do any of the following:

          (i) amend any provision of Section 1.2(j), other than an amendment to reduce the percentage of Lenders required to revoke the Agent's authorization to make Agent Advances which revocation shall not require the signature of any of the Obligated Parties;

          (ii)   change the definition of "Required Lenders";

          (iii)  amend any provision of Section 3.4; or

          (iv)   amend any provision of Section 7.9.

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          (d)  Notwithstanding the foregoing, (i) the Agent may, in its sole discretion and notwithstanding the limitations contained in Section 11.1(b)(v) and Section 11.1(b)(ix) and any other terms of this Agreement, make Non-Ratable Loans in accordance with Section 1.2(i) and make Agent Advances in accordance with Section 1.2(j) and no amendment, waiver, or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and (ii) Schedules 1.2 and 1.3 may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith.

          (e) If, in connection with any proposed amendment, waiver, or consent (a "Proposed Change"):

               (i) requiring the consent of all of the Lenders, the consent of the Required Lenders is obtained but the consent of the other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (e) being referred to as a "Non-Consenting Lender"), or

               (ii) requiring the consent of the Required Lenders, the consent of the Majority Lenders is obtained but the consent of the other Lenders is not obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Obligated Parties' request, the Agent (in its individual capacity as a Lender) or an Eligible Assignee (with the Agent's approval) shall have the right (but not the obligation) to (A) purchase from each Non-Consenting Lender, and each Non-Consenting Lender agrees that it shall sell, such Non-Consenting Lender's outstanding Loans and other Obligations for an amount equal to the principal balances thereof and all accrued and unpaid interest and fees and other amounts due and owing by the Borrowers with respect thereto through the date of sale, without premium or discount, and (B) assume from each Non-Consenting Lender, and each Non-Consenting Lender agrees that it shall assign, such Non-Consenting Lender's Commitments for no additional consideration, in each case pursuant to an Assignment and Acceptance.

          (f) Notwithstanding the terms of this Section 11.1 above, each supplement to Schedule 6.3, 6.4, 6.5, 6.10, 6.11, 6.12, 6.26, or 6.28 delivered by the Obligated Parties pursuant to Section 5.3(t) shall constitute an amendment to such applicable Schedule upon delivery thereof to the Agent so long as the Obligated Parties have satisfied in full all terms and provisions (including, without limitation, conditions or other requirements) set forth herein (including, without limitation, in Sections 5.3(j), 7.20, 7.26, 7.27, and
7.28 hereof) or in any of the other Loan Documents within the appropriate time frames prescribed therein as such terms and provisions relate to the changes reflected in such supplements or the permissibility of any transaction giving rise to the information therein. No such supplement to any Schedule or representation shall, except as set forth in this clause (f), amend, supplement, or otherwise modify any Schedule or representation, and no such supplement to any Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein except if and to the extent that such amendment, supplement, modification, or waiver has been effected in accordance with the remaining terms and provisions of this Section 11.1.

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     Section 11.2 Assignments; Participations.

          (a) Any Lender may, with the written consent of the Agent and, subject to the proviso below, the Parent (which consent shall not be unreasonably withheld, conditioned or delayed), assign and delegate to one or more Eligible Assignees (provided that no consent of the Parent shall be required in the event that a Default or Event of Default has then occurred and is continuing and no consent of the Agent or the Parent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or to another Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 and integral amounts of $5,000,000 in excess thereof or all of such assigning Lender's Loans and Commitment (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains Commitments in a minimum aggregate amount of $10,000,000); provided, however, that the Obligated Parties and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to the Obligated Parties and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Obligated Parties and the Agent an Assignment and Acceptance in the form of Exhibit F (an "Assignment and Acceptance") together with any Note subject to such assignment, and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $5,000 (provided that the Agent may, in its discretion, waive such fee in connection with the initial syndication of the Commitments). The Borrowers agree to promptly execute and deliver new or replacement Notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

          (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Obligated Parties to the Agent or any Lender in

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

the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligated Parties or the performance or observance by the Obligated Parties of any of their respective obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

          (e) Any Lender may at any time sell to one or more Participants participating interests in any Loans and/or Commitments of such Lender, and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Obligated Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(b)(i), Section 11.1(b)(ii), and Section 11.1(b)(iii), and (v) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

          (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

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                                  ARTICLE 12.
                                   THE AGENT

     Section 12.1 Appointment and Authorization. Each Lender hereby designates and appoints the Bank (acting in its capacity as the Agent) as its administrative agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this
Article 12 are solely for the benefit of the Agent and the Lenders and the Obligated Parties shall have no rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section
12.10 and Section 12.11. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to
Section 1.2(j), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

     Section 12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     Section 12.3 Liability of the Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by any Obligated Party or Affiliate of any Obligated Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency

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of this Agreement or any other Loan Document, or for any failure of any
Obligated Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligated Party or any Obligated Party's Affiliates.

     Section 12.4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Obligated Party), independent accountants, and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, subject to Section 12.7 below. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all or such other percentage of Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     Section 12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from an Obligated Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     Section 12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Obligated Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Obligated Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in

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taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Obligated Parties. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of any Obligated Party which may come into the possession of any of the Agent-Related Persons.

     Section 12.7 Indemnification. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL UPON DEMAND INDEMNIFY THE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE OBLIGATED PARTIES AND WITHOUT LIMITING THE OBLIGATION OF THE OBLIGATED PARTIES TO DO SO), IN ACCORDANCE WITH THEIR PRO RATA SHARES OF THE AGGREGATE COMMITMENTS, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE AGENT-RELATED PERSONS OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES (AS DEFINED HEREIN) RESULTING SOLELY FROM SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share, based upon its Aggregate Commitment, of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     Section 12.8 The Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Obligated Party and its Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding any Obligated Party or its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of any such Obligated Party or Affiliate), and the Lenders acknowledge that the Agent and the Bank shall be under no obligation to provide such information to the Lenders. With respect to its Loans, the Bank as a Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

     Section 12.9 Successor Agent. The Agent may resign as Agent upon at least thirty (30) days prior notice to the Lenders and the Obligated Parties, such resignation to be effective upon the acceptance of a successor agent to its appointment as the Agent. In the event the Bank sells all of its Commitments and Loans as part of a sale, transfer, or other disposition by the Bank of

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substantially all of its loan portfolio, the Bank shall resign as the Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns (the "resigning Agent") under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders (the "successor Agent"). If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the resigning Agent may appoint, after consulting with the Lenders and the Obligated Parties, a successor Agent from among the Lenders. Upon the acceptance of its appointment as the successor Agent, the successor Agent shall succeed to all the rights, powers, and duties of the resigning Agent and the term "Agent" shall mean the successor Agent and the resigning Agent's appointment, powers, and duties as the Agent shall be terminated. After any resigning Agent's resignation hereunder as the Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

       Section 12.10  Withholding Tax.


               (a) If any Lender is a "foreign corporation, partnership, or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                      (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a U.S. tax treaty, two (2) properly completed and executed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                      (ii) if such Lender claims that interest paid under this Agreement is exempt from U.S. withholding tax because it is effectively connected with a U.S. trade or business of such Lender, two (2) properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                      (iii) such other form or forms as may be required under the Code or other laws of the U.S. as a condition to exemption from, or reduction of, U.S. withholding tax.


Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Lender claims exemption from, or reduction of, withholding tax under a U.S. tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations owing to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

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            (c)    If any Lender claiming exemption from U.S. withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (a) preceding are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the U.S. or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 12.10, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this clause (e) shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     Section 12.11 Collateral Matters.

            (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Loans and reimbursement obligations in respect of Letters of Credit, and the termination or collateralization as provided in
Section 1.4(g) of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Obligated Party disposing of such property certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which no Obligated Party owned any interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to an Obligated Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,500,000 during each Fiscal Year without the prior written authorization of the Lenders and, subject to clause (vii) of Section 11.1(b), the Agent may release the Agent's Liens on any other Collateral with the prior written authorization of the Required Lenders. Upon request by the Agent or the Obligated Parties at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

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         (b) Upon receipt by the Agent of any authorization required pursuant to
Section 12.11(a) from the Lenders or the Majority Lenders, as applicable, of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Obligated Parties, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligated Parties in respect of) all interests retained by the Obligated Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

         (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligated Parties or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         (d) Each of the Lenders authorizes the Agent to execute and deliver the Dreyfus Letter Agreement.

     Section 12.12 Restrictions on Actions by the Lenders; Sharing of Payments.

         (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, setoff against the Obligations, any amounts owing by such Lender to any Obligated Party or any accounts of any Obligated Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or any other Loan Document or against any Obligated Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

         (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (A)

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turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares, based upon the applicable Commitments; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     Section 12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens, for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other Requirement of Law, can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor, shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

     Section 12.14 Payments by the Agent to the Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, delivered with or in the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest on the Revolving Loans, the Term Loans, or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     Section 12.15 Settlement.

         (a) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share, based upon its Revolving Loans Commitment, of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Obligated Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, including the Non-

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Ratable Loans and the Agent Advances, shall take place on a periodic basis in accordance with the following provisions:

             (i) The Agent shall request settlement (a "Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, e-mail, or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Los Angeles, California time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of the Non-Ratable Loans, and the Agent in the case of the Agent Advances) shall transfer the amount of such Lender's Pro Rata Share, based upon its Revolving Loans Commitment, of the outstanding principal amount of the Non-Ratable Loans and the Agent Advances with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 12:00 noon (Los Angeles, California time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share, based upon its Revolving Loans Commitment, thereof, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Base Rate Revolving Loans (1) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan and (2) for itself, with respect to each Agent Advance.

             (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share, based upon its Revolving Loans Commitment, of such Non-Ratable Loan or Agent Advance, and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Agent, as applicable, shall pay to the Bank or the Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share, based upon its Revolving Loans Commitment, of such Non-Ratable Loans or Agent Advances. If such amount is not in fact transferred to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after

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     such demand and thereafter at the Interest Rate then applicable to Base
     Rate Revolving Loans.

             (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (ii) preceding, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share, based upon its Revolving Loans Commitment, of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

             (iv) Between Settlement Dates, to the extent no Agent Advances are outstanding, the Agent may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which a Lender has not yet funded its purchase of a participation pursuant to clause (ii) preceding), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share, based upon its Revolving Loans Commitment, of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent, and the other Lenders.

             (v) Unless the Agent has received written notice from a Borrower or a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed the Availability on any Funding Date for a Revolving Loans or Non-Ratable Loan.

         (b) The Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares, based upon their Revolving Loans Commitments. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

         (c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available

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as and when required hereunder to the Agent such Lender's Pro Rata Share, based upon its applicable Commitment, of such Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share, based upon its applicable Commitment, to the Agent in immediately available funds and if the Agent has transferred a corresponding amount to the Borrowers on the Business Day following such Funding Date, such Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share, based upon its applicable Commitment, is transferred to the Agent as required, the amount transferred to the Agent shall constitute such Lender's Loans for all purposes of this Agreement. If any such amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Loans comprising that particular Borrowing. The failure of any Lender to make any Loans on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make Loans on such Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lender's Pro Rata Share, based upon its applicable Commitment, of any Borrowing.

         (d) Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender." Until a Defaulting Lender cures its failure to fund its Pro Rata Share, based upon its Revolving Loans Commitment, of any Borrowing (i) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (ii) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares, based upon their Revolving Loans Commitments, of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Revolving Loans Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect any Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

         (e) Removal of Defaulting Lender. At the Borrowers' request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers shall have the right

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(but not the obligation) to purchase from any Defaulting Lender, and each
Defaulting Lender shall, upon such request, (i) sell and assign to the Agent (in its individual capacity as a Lender) or such Eligible Assignee (with the Agent's approval), all of the Defaulting Lender's outstanding Loans and other Obligations for an amount equal to the principal balances thereof and all accrued and unpaid interest and fees and other amounts due and owing by the Borrowers with respect thereto through the date of sale, without premium or discount, and (ii) assign to the Agent (in its individual capacity as a Lender) or such Eligible Assignee (with the Agent's approval) such Defaulting Lender's Commitments for no additional consideration. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee pursuant to an Assignment and Acceptance.

     Section 12.16 Letters of Credit; Intra-Lender Issues.

            (a) Notice of Letter of Credit Balance. On each Settlement Date, the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

            (b)    Participations in Letters of Credit.

                   (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share, based upon its Revolving Loans Commitment, of the face amount of such Letter of Credit in connection with the issuance of such Letter of Credit (including all obligations of the Borrower for whose account such Letter of Credit was issued, and any security therefor or guaranty pertaining thereto).

                   (ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the Agent or the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share, based upon its Revolving Loans Commitment, of such payment from such Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

                   (iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                   (iv) Obligations Irrevocable. The obligation of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligation of the Borrowers to make payments to the Agent, for the account of the Lenders, with respect to any Letter of Credit shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

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                   (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                   (B) the existence of any claim, setoff, defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                   (C) any draft, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                   (E) the occurrence of any Default or Event of Default; or

                   (F) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.

          (c) Recovery or Avoidance of Payments; Refund of Payments in Error. In the event any payment by or on behalf of any Borrower received by the Agent with respect to any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided, or recovered from the Agent in connection with any receivership, liquidation, or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares, based upon their Revolving Loans Commitments, of such amount set aside, avoided, or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          (d) Indemnification by the Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, based upon their Revolving Loans Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or

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disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share, based upon its Revolving Loans Commitment, of any costs or expenses payable by any Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by a Borrower. The agreement contained in this Section shall survive payment in full of all other
Obligations.

     Section 12.17 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, the Majority Lenders, or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Loans (including, without limitation, the Revolving Loans, the Term Loans, the Agent Advances and the Non-Ratable Loans), Bank Products (including Hedge Agreements), and all interest, fees, and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

     Section 12.18 Field Audit and Examination Reports; Disclaimer by the Lenders. By signing this Agreement, each Lender:

             (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, the "Reports") prepared by or on behalf of the Agent;

             (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

             (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent, the Bank, or any other party performing any audit or examination will inspect only specific information regarding the Obligated Parties or their properties, as applicable, and will rely significantly upon the Obligated Parties' books and records, as well as on representations of the Obligated Parties' personnel;

             (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute such Reports except to its Participants, or use any Report in any other manner; and

             (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a

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Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Obligated Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Obligated Parties; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     Section 12.19 Relation Among the Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

     Section 12.20 Co-Lead Arrangers, Book Manager and Syndication Agent. Neither any co-lead arranger, any book manager nor any syndication agent identified as such on the cover page to this Agreement (a) shall have any right, power, obligation, liability, responsibility, or duty under this Agreement in any such capacity or (b) shall have any fiduciary relationship with any Lender.

                                   ARTICLE 13.
                                  MISCELLANEOUS

     Section 13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other agreement between or among any Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. Subject to
Section 11.1, no waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Obligated Parties of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

     Section 13.2 Severability. The illegality or unenforceability of any provision of this Agreement, any other Loan Document, or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, any other Loan Document, or any instrument or agreement required hereunder.

     Section 13.3  Governing Law; Choice of Forum; Service of Process.

            (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT

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OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF
THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF TEXAS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE U.S. LOCATED IN HARRIS COUNTY, TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGATED PARTIES, THE AGENT, AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE OBLIGATED PARTIES, THE AGENT, AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT RELATED HERETO OR THERETO. NOTWITHSTANDING THE FOREGOING
(i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OBLIGATED PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND
(ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

            (c) EACH OBLIGATED PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH OBLIGATED PARTY AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

     Section 13.4 Waiver of Jury Trial. EACH OF THE OBLIGATED PARTIES, THE LENDERS, AND THE AGENT IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR

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ANY AGENT-RELATED PERSON, PARTICIPANT, OR ASSIGNEE, WHETHER WITH RESPECT TO
CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE OBLIGATED PARTIES, THE LENDERS, AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     Section 13.5 Survival of Representations and Warranties. All representations and warranties of the Obligated Parties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

     Section 13.6 Other Security and Guaranties. The Agent may, without notice or demand and without affecting the Obligated Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce, or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     Section 13.7 Fees and Expenses. The Borrowers agree to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including Attorney Costs) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of UCC, lien, and title searches, title insurance, and environmental audits; (d) taxes, fees, and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Obligated Party under the Loan Documents that such Obligated Party fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for field examinations and inspections of the Collateral and the Obligated Parties' operations by the Agent, plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining

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Payment Accounts and lockboxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Agent (including Attorney Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses, and disbursements incurred by such other Lenders for one law firm retained by such other Lenders (which law firm shall be appointed with the approval of the Majority Lenders), in each case, paid or incurred (i) in connection with any workout or restructuring of the Loans, (ii) in connection with a proceeding of the type described in Section 9.1(e), 9.1(f), 9.1(g), or 9.1(h), (iii) to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or (iv) to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters); provided, that the fees, expenses, and disbursements incurred by such other Lenders (other than the Agent) pursuant to clauses (i), (ii), and
(iii) above shall be paid by the Borrowers only after the occurrence and during the continuance of an Event of Default. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Loan Account as Revolving Loans as described in Section 3.7.

     Section 13.8 Notices. Except as otherwise provided herein, all notices, demands, and requests that any party is required or elects to give to any other party shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail or courier service, (b) four (4) days after it shall have been mailed by U.S. mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

     If to the Agent or to the Bank:

                    Bank of America, N.A.
                    55 South Lake Avenue, Suite 900
                    Pasadena, California 91101
                    Attention: Business Credit: URGENT
                    Telecopy No.: (626) 397-1275

     If to any Obligated Party:

                    c/o Imperial Sugar Company
                    8016 Highway 90A
                    Sugar Land, Texas  77478
                    Attention: Darrell D. Swank, Chief Financial Officer Telecopy No.: (281) 490-9895

or to such other address as each party may designate for itself by like notice. For purposes of providing any notice to a Lender, such notice shall be delivered to such Lender at the address for notices to such Lender set forth on the signature pages of this Agreement or on the most recent Assignment and Acceptance to which such Lender is a party. Failure or delay in delivering

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copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

     Section 13.9 Waiver of Notices. Unless otherwise expressly provided herein, each Obligated Party waives presentment, notice of demand or dishonor, protest as to any instrument, notice of intent to accelerate the Obligations, and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Obligated Party which the Agent or any Lender may elect to give shall entitle any Obligated Party to any or further notice or demand in the same, similar, or other circumstances.

     Section 13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Obligated Party without the prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

     Section 13.11 Indemnity of the Agent and the Lenders by the Borrowers.

          (a) EACH OBLIGATED PARTY AGREES TO DEFEND, INDEMNIFY, AND HOLD THE AGENT-RELATED PERSONS, AND EACH LENDER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, AND ATTORNEYS-IN-FACT (EACH, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING ATTORNEY FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS AND OTHER OBLIGATIONS AND THE TERMINATION, RESIGNATION, OR REPLACEMENT OF THE AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE LOANS, THE LETTERS OF CREDIT OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT THE OBLIGATED PARTIES SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES

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RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH
INDEMNIFIED PERSON. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION 13.11 SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ALL INDEMNIFIED LIABILITIES ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. THE AGREEMENTS IN THIS
SECTION 13.11 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.

          (b) EACH OBLIGATED PARTY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE AGENT AND THE LENDERS FROM ANY LOSS (EXCLUSIVE OF ANY DIMINUTION OF VALUE OF THE REAL ESTATE COLLATERAL) OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE RELATING TO ANY OBLIGATED PARTY'S OPERATIONS, BUSINESS, OR PROPERTY, OTHER THAN SUCH LOSS OR LIABILITY RESULTING SOLELY AND DIRECTLY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER, OR ABOUT ANY OBLIGATED PARTY'S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO ANY OBLIGATED PARTY. THE INDEMNITY INCLUDES BUT IS NOT LIMITED TO ATTORNEY COSTS. THE INDEMNITY EXTENDS TO THE AGENT AND THE LENDERS, THEIR PARENTS, AFFILIATES, SUBSIDIARIES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS, AND ASSIGNS. AS USED IN THIS CLAUSE (b), "HAZARDOUS SUBSTANCES" MEANS ANY SUBSTANCE, MATERIAL, OR WASTE THAT IS OR BECOMES DESIGNATED OR REGULATED AS "TOXIC," "HAZARDOUS," "POLLUTANT," OR "CONTAMINANT" OR A SIMILAR DESIGNATION OR REGULATION UNDER ANY FEDERAL, STATE, OR LOCAL LAW (WHETHER UNDER COMMON LAW, STATUTE, REGULATION, OR OTHERWISE) OR JUDICIAL OR ADMINISTRATIVE INTERPRETATION OF SUCH, INCLUDING PETROLEUM OR NATURAL GAS. THIS INDEMNITY WILL SURVIVE REPAYMENT OF ALL OTHER OBLIGATIONS. THE INDEMNIFICATION RIGHTS OF THE AGENT AND THE LENDERS SET FORTH IN THIS CLAUSE (b) SHALL NOT BE ASSIGNED BY THE AGENT OR THE LENDERS EXCEPT IN CONNECTION WITH AN ASSIGNMENT OF THE LOANS, THE COMMITMENTS, AND/OR OTHER RIGHTS UNDER THE LOAN DOCUMENTS OR, AS TO THE AGENT, IN CONNECTION WITH THE APPOINTMENT OF A SUCCESSOR OR REPLACEMENT AGENT IN ACCORDANCE WITH THIS AGREEMENT.

     Section 13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY OBLIGATED PARTY, ANY LENDER, OR OTHER PERSON AGAINST ANY OBLIGATED PARTY, THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT,

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CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF
CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH OBLIGATED PARTY AND EACH LENDER, EXCEPT AS MAY BE PROHIBITED BY APPLICABLE LAW, HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     Section 13.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Obligated Parties, the Agent, and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof and thereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Obligated Parties and a duly authorized officer of each of the Agent and the Majority Lenders, the Required Lenders, or all of the Lenders, as applicable.

     THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN OR AMONG THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

     Section 13.14 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the Agent, each Lender, and the Obligated Parties in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Signature pages to this Agreement and the other Loan Documents may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document and a telecopy of any such executed signature page shall be valid as an original.

     Section 13.15 Captions. The captions contained in this Agreement and the other Loan Documents are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     Section 13.16 Right of Setoff. In addition to any rights and remedies of the Agent and the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each of the Agent and the Lenders is authorized at any time and from time to time, without prior notice to the Obligated Parties, any such notice being waived by the Obligated Parties to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Agent, such Lender or any Affiliate of such Lender to or for the credit or the account of

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

the Obligated Parties against any and all Obligations owing to the Agent or such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each of the Agent and the Lenders agrees promptly to notify the Obligated Parties and the Agent after any such setoff and application made by the Agent or such Lender, as applicable; provided, however, the failure to give such notice shall not affect the validity of such setoff and application. NOTWITHSTANDING THE FOREGOING, THE AGENT AND THE LENDERS AGREE AMONG THEMSELVES, WHICH AGREEMENT IS NOT WITH OR FOR THE BENEFIT OF ANY OBLIGATED PARTY, THAT NO LENDER SHALL EXERCISE ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY OBLIGATED PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

        Section 13.17 Confidentiality.

                (a) Each Obligated Party hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Obligated Parties and a general description of the Obligated Parties' business and may use each Obligated Party's name in advertising and other promotional material.

                (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by any Obligated Party and provided to the Agent or such Lender by or on behalf of any Obligated Party, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than an Obligated Party, provided that such source is not bound by a confidentiality agreement with an Obligated Party known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Agent's or such Lender's independent auditors, accountants, attorneys, and other professional advisors, provided that such Persons have been informed that such information is required to be kept confidential as and to the extent required by this Section 13.17; (G) to any prospective Participant or Assignee, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Obligated Party is party or is deemed party with the Agent or such Lender; and (I) to its Affiliates.

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     Section 13.18 Conflicts with other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

     Section 13.19 Joint and Several Liability. All Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all Obligations (excluding Existing Obligations in the case of a Newly Obligated Party), regardless of the manner or amount in which proceeds of the Loans or the Letters of Credit are used, allocated, shared, or disbursed by or among the Borrowers themselves, or the manner in which the Agent and/or any Lender accounts for the Loans, Letters of Credit, or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives the Loans, Letters of Credit, or other extensions of credit hereunder, or the amount of the Loans, Letters of Credit or, and extensions of credit received, or the manner in which the Agent and/or such Lender accounts for the Loans, Letters of Credit, or other extensions of credit on its books and records. Each Borrower's Obligations with respect to the Loans, Letters of Credit, and other extensions of credit made to it, and such Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to the Loans or Letters of Credit made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Agent and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower. Each Borrower's obligations under this Agreement shall be separate and distinct obligations. Each Borrower's obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower or Guarantor, or any part thereof, or any other agreement now or hereafter executed by any other Borrower or Guarantor and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower or Guarantor, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of
Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to any Borrower's

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Obligations arising as a result of the joint and several liability of the
Borrowers hereunder with respect to the Loans, Letters of Credit, or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any Guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Agent and/or any Lender. Upon any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations. All representations, warranties, covenants and agreements of the Borrowers and/or the Obligated Parties under this Agreement shall be deemed to be the joint and several representations, warranties, covenants and agreements of each Borrower and/or Obligated Party, respectively, under this Agreement.

     Section 13.20 Contribution and Indemnification among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations, and no payment shall be made or received by any Borrower with respect to any such right or claim unless and until all Obligations have been paid in full and all Commitments have terminated or expired. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

     Section 13.21 Agency of the Parent for each Other Obligated Party. Each of the other Obligated Parties irrevocably appoints the Parent as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all

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documents, instruments, and certificates contemplated herein (including, without limitation, execution and delivery to the Agent of Borrowing Base Certificates, Notices of Borrowing, and Notices of Continuation/Conversion) and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Obligated Parties or acting singly, shall be valid and effective if given or taken only by the Parent, whether or not any of the other Obligated Parties joins therein, and the Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of the Parent under this Section 13.21, provided that nothing in this Section 13.21 shall limit the effectiveness of, or the right of the Agent and the Lenders to rely upon, any notice (including without limitation a Notice of Borrowing or a Notice of Continuation/Conversion), document, instrument, certificate, acknowledgment, consent, direction, certification, or other action delivered by any Obligated Party pursuant to this Agreement.

     Section 13.22 Additional Borrowers. Addition of any Person as a Borrower to this Agreement is subject to approval of the Agent and the Majority Lenders, and may be conditioned upon such requirements as they may determine in their discretion, including, without limitation, (a) the furnishing of such financial and other information as the Agent or any such Lender may request; (b) approval by all appropriate approval authorities of the Agent and each such Lender; (c) execution and delivery by the Obligated Parties, such Person, the Agent, and the Majority Lenders of such agreements and other documentation (including, without limitation, an amendment to this Agreement or any other Loan Document), and the furnishing by such Person or any of the Obligated Parties of such certificates, opinions, and other documentation, as the Agent and any such Lender may request. Neither the Agent nor any Lender shall have any obligation to approve any such Person for addition as a party to this Agreement.

     Section 13.23 Express Waivers By the Obligated Parties in Respect of Cross Guaranties and Cross Collateralization. Each Obligated Party agrees as follows:

             (a) Each Obligated Party hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Loans, the issuance of any Letter of Credit, or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such Obligated Party's right to make inquiry of the Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Obligated Party or of any other fact that might increase such Obligated Party's risk with respect to such other Obligated Party under the Loan Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (vii) all other notices (except if such notice is specifically required to be given to such Obligated Party hereunder or under any of the other Loan Documents to which such Obligated Party is a party) and demands to which such Obligated Party might otherwise be entitled;

             (b) Except as may be prohibited by applicable law, each Obligated Party hereby waives the right by statute or otherwise to require the Agent or any Lender to institute suit against any other Obligated Party or to exhaust any rights and remedies which the Agent or any Lender has or may have against any other Obligated Party. Each Obligated Party further

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waives any defense arising by reason of any disability or other defense of any other Obligated Party (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Obligated Party in respect thereof;

                (c) Except as may be prohibited by applicable law, each Obligated Party hereby waives and agrees not to assert against the Agent, any Lender, or any Letter of Credit Issuer: (i) any defense (legal or equitable), setoff, counterclaim, or claim which such Obligated Party may now or at any time hereafter have against any other Obligated Party or any other party liable under the Loan Documents; (ii) any defense, setoff, counterclaim, or claim of any kind or nature available to any other Obligated Party against the Agent, any Lender, the Bank, or any Letter of Credit Issuer, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Agent, any Lender, the Bank, or any Letter of Credit Issuer under any applicable law; or (iv) the benefit of any statute of limitations affecting any other Obligated Party's liability hereunder; and

                (d) Each Obligated Party consents and agrees that, without notice to or by such Obligated Party and without affecting or impairing the obligations of such Obligated Party hereunder, the Agent may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (ii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Obligated Party in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents in accordance with the terms and provisions of such Loan Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any Guaranty of the Obligations.

Each Obligated Party represents and warrants to the Agent and the Lenders that such Obligated Party is currently informed of the financial condition of all other Obligated Parties and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Obligated Party further represents and warrants that such Obligated Party has read and understands the terms and conditions of the Loan Documents. Each Obligated Party agrees that neither the Agent, any Lender, the Bank, nor any Letter of Credit Issuer has any responsibility to inform any Obligated Party of the financial condition of any other Obligated Party or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

        Section 13.24 Common Enterprise. The Obligated Parties consist of the Parent and its Subsidiaries and their business operations are closely integrated with one another into a single, interdependent and collective, common business enterprise so that any benefit received by any one of them from the financial accommodations provided under this Agreement will be to the direct benefit of the others. The Obligated Parties intend to render services to or for the benefit of each other, to purchase or sell and supply goods to or from or for the benefit of the other, make loans, advances, and provide other financial accommodations to or for the benefit of each

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other (as and to the extent permitted by this Agreement) and provide administrative, marketing, payroll, and management services to or for the benefit of each other.

        Section 13.25 Certificates of Responsible Officers. Any certificate provided by a Responsible Officer in connection with this Agreement or any Loan Document is, unless otherwise expressly stated in such certificate, provided by such Responsible Officer in his or her capacity as an officer of the applicable entity and not in his or her individual capacity.

        Section 13.26 Subordination of Intercompany Indebtedness and Liens. Each of the Borrowers hereby agrees with the Agent and the Lenders that the payment of any and all principal of and interest on all indebtedness of any Obligated Party, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due to such Borrower (herein called the "Subordinated Debt") shall in all respects be subordinate and junior in right of payment and enforcement to the prior payment and enforcement in full of the Obligations as provided in this
Section 13.26. After the occurrence and during the continuation of any Event of Default, no payment shall be made on or with respect to any Subordinated Debt without the prior written consent of the Agent unless and until the Obligations shall have been paid and performed in full. In the event that any Borrower shall receive any payment on account of the Subordinated Debt in violation of this
Section 13.26, such Borrower will hold, or cause to be held (as the case may be), any amount so received in trust for the benefit of the Agent and the Lenders, and will forthwith deliver, or cause to be delivered (as the case may be), such payment to the Agent in the form received, to be applied to the Obligations in accordance with Section 3.8. All Liens, if any, at any time securing payment of all or any part of the Subordinated Debt (herein called the "Subordinated Liens") shall be and remain inferior and subordinate to the Liens securing payment of all or any part of the Obligations, regardless of whether such Subordinated Liens presently exist or are hereafter created or when such Subordinated Liens were created, perfected, filed, or recorded (provided that the foregoing shall not be interpreted or deemed to allow the existence of any such Liens to the extent otherwise prohibited by this Agreement or the other Loan Documents). After the occurrence and during the continuation of any Event of Default, none of the Borrowers shall, without the prior written consent of the Agent, exercise or enforce any creditors' rights or remedies that it may have against any Obligated Party, or foreclose, repossess, sequester, or otherwise institute any action or proceeding (whether judicial or otherwise, including, without limitation, the commencement of, or joinder in, any bankruptcy, insolvency, reorganization, liquidation, receivership, or other debtor relief law) to enforce the Subordinated Debt or any Subordinated Lien on any assets of any Obligated Party unless and until the Obligations shall have been paid and performed in full. The terms and provisions of this Section 13.26 are given by the Borrowers as additional rights and benefits to any and all other subordination agreements heretofore, concurrently herewith, or hereafter executed by the Borrowers (or any one or more of them) to or in favor of the Agent or any Lender, and nothing in this Section 13.26 shall be deemed to in any way negate or replace any other such previous, concurrent, or subsequent subordination agreements. All promissory notes, ledgers, and other evidences of the Subordinated Debt, and all mortgages, deed of trusts, security agreements, assignments, and other security documents, if any, at any time evidencing the Subordinated Liens, shall contain a specific written notice that the indebtedness and Liens evidenced thereby are subordinated as provided in this
Section 13.26.

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                  [Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                           THE PARENT, A BORROWER AND
                                           AN OBLIGATED PARTY:

                                           IMPERIAL SUGAR COMPANY

                                           By: /s/ Darrell D. Swank
                                              ----------------------------------
                                           Name:  Darrell D. Swank
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

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

                                           ADDITIONAL BORROWERS AND
                                           OBLIGATED PARTIES:

                                           FORT BEND UTILITIES COMPANY

                                           By: /s/ William F. Schwer
                                              ----------------------------------
                                           Name:  William F. Schwer
                                           Title: President

                                           HOLLY FINANCE COMPANY

                                           By: /s/ William F. Schwer
                                              ----------------------------------
                                           Name:  William F. Schwer
                                           Title: Senior Vice President

                                           HOLLY SUGAR CORPORATION

                                           By: /s/ William F. Schwer
                                              ----------------------------------
                                           Name:  William F. Schwer
                                           Title: Senior Vice President

                                           IMPERIAL DISTRIBUTING, INC.

                                           By: /s/ William F. Schwer
                                              ----------------------------------
                                           Name:  William F. Schwer
                                           Title: President

                                           IMPERIAL SWEETENER DISTRIBUTORS, INC.

                                           By: /s/ William F. Schwer
                                              ----------------------------------
                                           Name:  William F. Schwer
                                           Title: President

                                           IMPERIAL-SAVANNAH LP

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

                                          By:    Savannah Molasses & Specialties
                                                 Company
                                          Title: General Partner

                                                 By: /s/ William F. Schwer
                                                    ----------------------------
                                                 Name:  William F. Schwer
                                                 Title: Senior Vice President

                                          RAGUS HOLDINGS, INC.

                                          By: /s/ William F. Schwer
                                             -----------------------------------
                                          Name:  William F. Schwer
                                          Title: President

                                          SAVANNAH FOODS INDUSTRIAL, INC.

                                          By: /s/ William F. Schwer
                                             -----------------------------------
                                          Name:  William F. Schwer
                                          Title: President

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

                                             AGENT:

                                             BANK OF AMERICA, N.A., as Agent

                                             By:     /s/ Stephen J. King
                                                    ----------------------------
                                             Name:  Stephen J. King
                                             Title: Vice President

                                             LENDERS:

                                             BANK OF AMERICA, N.A.

                                             By:     /s/ Stephen J. King
                                                    ----------------------------
                                             Name:  Stephen J. King
                                             Title: Vice President

                                             Address for Notices:

                                             Bank of America, N.A.
                                             55 South Lake Avenue, Suite 900
                                             Pasadena, California 91101
                                             Attn: Business Credit: URGENT
                                             Telecopy: (626) 397-1273

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION:

                                            By:     /s/ John Hanley
                                                   -----------------------------
                                            Name:  John Hanley
                                            Title: Duly Authorized Signatory

                                            Address for Notices:

                                            General Electric Capital Corporation
                                            2611 Internet Blvd., Suite 105
                                            Frisco, Texas  75034
                                            Attn:        John Hanley
                                            Telecopy:    972-334-1224

                                     ANNEX A
                                       to
                                Credit Agreement

           Definitions, Accounting Terms, and Interpretive Provisions

DEFINITIONS:

         Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

         "Account" and "Accounts" have the meaning specified in the Borrower Security Agreement.

         "Accommodation Payment" has the meaning specified in Section 13.20.

         "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper, or General Intangibles (including a payment intangible).

         "ACH Transactions" means any cash management or related services including, without limitation, the automated clearinghouse transfer of funds by the Bank for the account of any Borrower pursuant to agreement or overdrafts.

         "Administrative Reserve" means, as of any date of determination, an amount equal to the aggregate amount of proceeds of asset dispositions and proceeds of the Michigan Sugar Notes, the Hormel Escrow, and the Tyco Escrow which has not been applied to prepay the Loans.

         "Affiliate" means, as to any Person (the "subject Person"), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the subject Person or which owns, directly or indirectly, ten percent (10.0%) or more of the outstanding Capital Stock of the subject Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" means the Bank, solely in its capacity as administrative agent for the Lenders, and any successor administrative agent.

         "Agent Advances" has the meaning specified in Section 1.2(j).

         "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents, and attorneys-in-fact of the Agent and its Affiliates.

         "Agent's Letter" means that certain letter agreement, dated as of the Closing Date, among the Borrowers and the Agent as such letter agreement may be amended, restated, or otherwise modified from time to time.

         "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, the Bank, and the Agent pursuant to this Agreement and the other Loan Documents.

         "Aggregate Commitment" means, at any time with respect to a Lender, the aggregate amount of the Revolving Loans Commitment and the Term Loans Commitment of such Lender, and "Aggregate Commitments" means, collectively, the aggregate amount of the Revolving Loans Commitments and the Term Loans Commitments of all of the Lenders.

         "Aggregate Revolver Outstandings" means, at any time, the sum of (a) the aggregate unpaid principal amount of the Revolving Loans, (b) the aggregate undrawn face amount of all outstanding Letters of Credit, and (c) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

         "Agreement" means the Credit Agreement to which this Annex A is attached, as amended, restated, or otherwise modified from time to time.

         "Allocable Amount" has the meaning specified in Section 13.20.

         "Anniversary Date" means an anniversary of the Closing Date.

         "Applicable Margin" means as follows:

                (a) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Rate Loans and Base Rate Term Loans), 0.25%;

                (b) with respect to LIBOR Rate Revolving Loans, 2.75%;

                (c) with respect to Base Rate Term Loans, 0.75%; and

                (d) with respect to LIBOR Rate Term Loans, 3.25%;

provided, however, that, commencing on and after July 1, 2003 and continuing on the first day of each calendar month thereafter, the "Applicable Margin" for the calendar month commencing on each such date shall be the applicable percentage corresponding to the daily average Availability, based upon the Agent's records, during the immediately preceding calendar month as set forth in the table below:

------------------------------------------------------------------------------------------------------------
     Availability              Base Rate            Base Rate           LIBOR Rate             LIBOR Rate
                            Revolving Loans        Term Loans         Revolving Loans          Term Loans
------------------------------------------------------------------------------------------------------------
 Less than $20,000,000          0.50%                1.00%                3.00%                   3.50%
------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
     Availability              Base Rate          Base Rate         LIBOR Rate          LIBOR Rate
                            Revolving Loans      Term Loans       Revolving Loans       Term Loans
-----------------------------------------------------------------------------------------------------
    Greater than or              0.25%                0.75%             2.75%              3.25%
 equal to $20,000,000
     but less than
      $30,000,000
-----------------------------------------------------------------------------------------------------
 Greater than or equal           0.00%                0.50%             2.50%              3.00%
  to $30,000,000 but
 less than $50,000,000
-----------------------------------------------------------------------------------------------------
 Greater than or equal           0.00%                0.25%             2.25%              2.75%
    to $50,000,000
-----------------------------------------------------------------------------------------------------

For the purpose of determining any adjustments to the Applicable Margin for any particular calendar month, the Applicable Margin and such adjustments thereto shall be based upon the daily average Availability, based upon the Agent's records, for the immediately preceding calendar month, and such adjustment, if any, shall become effective prospectively on and after the first day of the calendar month following the calendar month used to calculate such average Availability and continuing until further adjustment is made in accordance herewith. With respect to each determination of the Applicable Margin based upon the daily average Availability, based upon the Agent's records, for a particular calendar month, the Borrowers shall, within five (5) Business Days after the last day of such month, deliver to the Agent and the Lenders a certificate, signed by a Responsible Officer of the Borrowers, setting forth in reasonable detail the calculation of the Applicable Margin for the immediately succeeding calendar month. In the event the Borrowers fail to timely deliver any such certificate or any related information required to be delivered in accordance with Section 5.2, or in the event that the Agent determines that the calculation of the Applicable Margin as set forth in any certificate of the Borrowers is inaccurate, then the Agent may determine the Applicable Margin (if it is able to do so) or, in addition to any other remedy provided for in this Agreement, the Applicable Margin shall be deemed to be equal to the highest level set forth in the preceding table, until the Applicable Margin is subsequently determined for any subsequent month in accordance with the terms hereof. If a Default or Event of Default exists at the time any reduction in the Applicable Margin is to be implemented, such reduction shall not occur until the first day of the first calendar month (if any) following the date on which such Default or Event of Default is waived or cured.

         "Assignee" has the meaning specified in Section 11.2(a).

         "Assignment and Acceptance" has the meaning specified in Section
11.2(a).

         "Attorney Costs" means and includes all reasonable fees, expenses, and disbursements of any law firm or other counsel engaged by the Agent.

         "Availability" means, at any time, (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) the Aggregate Revolver Outstandings.

         "Bank" means Bank of America, N.A., or any successor entity thereto.

         "Bank Products" means any one or more of the following types of services or facilities extended to any Obligated Party by the Bank, any Lender, or any Affiliate of the Bank or any Lender in reliance on the Bank's agreement to indemnify such Affiliate: (a) credit cards; (b) ACH Transactions; (c) cash management, including, without limitation, controlled disbursement services; and
(d) Hedge Agreements.

         "Bank Product Reserve" means a Reserve which the Agent from time to time establishes in its sole discretion for the Bank Products then provided or outstanding.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
(S) 101 et seq.).

         "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

         "Base Rate Loans" means, collectively, the Base Rate Revolving Loans and the Base Rate Term Loans.

         "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

         "Base Rate Term Loan" means any portion of the Term Loans during any period in which such portion bears interest based on the Base Rate.

         "Blocked Account Agreement" means an agreement among one or more of the Borrowers, the Agent, and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

         "Borrower" means, separately and individually, any of Fort Bend Utilities Company, a Texas corporation, Holly Finance Company, a Delaware corporation, Holly Sugar Corporation, a New York corporation, Imperial Distributing, Inc., a Delaware corporation, Imperial Sugar Company, a Texas corporation, Imperial Sweetener Distributors, Inc., a Texas corporation, Imperial-Savannah LP, a Delaware limited partnership, Ragus Holdings, Inc., a Delaware corporation, and Savannah Foods Industrial, Inc., a Delaware corporation, and any other Person who becomes a party to this Agreement as a "Borrower" pursuant to the terms hereof, jointly, severally, and collectively, and "Borrowers" means all of the foregoing Persons, jointly, severally, and collectively, as the context requires.

         "Borrower Security Agreement" means the Security Agreement, dated concurrently herewith, between the Borrowers and the Agent, for the benefit of the Agent and the Lenders, as such agreement may be amended, restated, or otherwise modified from time to time.

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans or Term Loans made on the same day by the Lenders to the Borrowers, or any of them, or by the Bank (in the case of a Borrowing funded by Non-Ratable Loans) or by the Agent (in the case of a Borrowing consisting of an Agent Advance), or the issuance of a Letter of Credit hereunder.

         "Borrowing Base" means, at any time, an amount equal to:

         (a) the Receivables Advance Rate multiplied by the Net Amount of Eligible Accounts;

               plus

         (b)   the lesser of:

               (i)   $100,000,000; or

               (ii)  the sum of:

                     (A)  the lesser of:

                          (1) 70% of the amount of Eligible Inventory consisting
                              of raw materials (excluding raw material consisting of beets), or

                          (2) 80% of the NRV of Eligible Inventory consisting of
                              raw materials (excluding raw material consisting of beets); plus

                     (B)  the lesser of:

                          (1) 50% of the amount of Eligible Inventory consisting
                              of raw material consisting of beets, or

                          (2) 80% of the NRV of Eligible Inventory consisting of
                              raw material consisting of beets; plus

                     (C)  the lesser of:

                          (1) $10,000,000; or

                          (2) the lesser of:

                              (i)  50% of the amount of Eligible Inventory
                                   consisting of work-in-process and
                                   by-products, or

                              (ii) 80% of the NRV of Eligible Inventory
                                   consisting of work-in-process and
                                   by-products; plus

               (D)  the lesser of:

                    (1) 70% of the amount of Eligible Inventory consisting of finished goods, or

                    (2) 80% of the NRV of Eligible Inventory consisting of finished goods; minus

     (c)  the sum of:

          (i)    the Fixed Charge Coverage Reserve; plus

          (ii)   the Term Loans Amortization Reserve; plus

          (iii)  the Environmental Compliance Reserve; plus

          (iv)   the Producer Lien Reserve; plus

          (v)    the Bank Product Reserve; plus

          (vi)   the CCC Reserve; plus

          (vii)  the Administrative Reserve; plus

          (viii) such other Reserves from time to time established by the Agent in its reasonable credit judgment.

     "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrowers, or the Parent on behalf of all of the Borrowers, substantially in the form of Exhibit G (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including to the extent a Borrower has received notice of any Reserve from the Agent, any of the Reserves included in such calculation pursuant to clause (c) of the definition of Borrowing Base), all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers, or the Parent on behalf of the Borrowers, and certified to the Agent; provided that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement.

     "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California, or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings, and payments in connection with the LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) preceding and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

     "Capital Adequacy Regulation" means any guideline, request, or directive of any central bank or other Governmental Authority, or any other law, rule, or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Expenditures" means the aggregate of all expenditures for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs, and improvements) which should be capitalized in accordance with GAAP and all other expenditures which should be classified as "capital expenditures" in accordance with GAAP, but excluding any asset acquired with the proceeds of any insurance or condemnation award.

     "Capital Lease" means any lease of property by an Obligated Party which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Obligated Party.

     "Capital Stock" means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

     "CCC Reserve" means, as of any date of determination, an amount equal to the remainder of (a) the aggregate principal amount of all Debt owed by any of the Borrowers to the Commodity Credit Corporation, minus (b) the value of all Inventory consisting of sugar or sugar-related products secured by a Permitted CCC Lien, which value is calculated at the loan rate utilized by the Commodity Credit Corporation in connection with the incurrence of such Debt.

     "Change of Control" means the existence or occurrence of any of the following: (a) with respect to the Obligated Parties other than the Parent, any Capital Stock of any Obligated Party is owned, beneficially or of record, by any Person other than the Parent or any Wholly-Owned Subsidiary of the Parent, (b) any Person or two or more Persons (other than the Permitted Holders) acting as a group (as defined in Section 13d-3 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of forty percent (40%) or more of the outstanding shares of voting Capital Stock of the Parent, or (c) with respect to the Parent, individuals who, as of the Closing Date, constitute the Board of Directors of the Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Parent; provided, however, that any individual becoming a director of the Parent subsequent to the Closing Date whose election or nomination for election by Parent's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual (other than an actual member of the Incumbent Board) whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or contest by or on behalf of a Person other than the Board of Directors of the Parent.

     "Chattel Paper" has the meaning specified in the Borrower Security
Agreement.

     "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

     "Closing Date" means the date of this Agreement as specified in the introductory paragraph.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute and the regulations promulgated thereunder.

     "Collateral" means (a) all of the "Collateral" as such term is defined in, and all of the collateral covered by, the Borrower Security Agreement, any Pledge Agreement, any Guarantor Security Agreement, any Mortgage, any Blocked Account Agreement, or any other Loan Document, (b) all now owned or hereafter acquired Real Estate of any Obligated Party; (c) all now owned or hereafter acquired personal property, whether tangible or intangible, at any time subject to the Agent's Liens; and (d) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing; provided, however, that the Unappraised Assets consisting of Real Estate shall not be required to be subject to a Lien in favor of the Agent as security for the Obligations until the earlier to occur of (i) ninety (90) days after the Closing Date or (ii) the initial date upon which any Default has occurred, in each case assuming that such asset is owned by an Obligated Party as of such date.

     "Commitment" means, at any time with respect to a Lender, the Revolving Loans Commitment and/or the Term Loans Commitment of such Lender, as the context may specify, and "Commitments" means, collectively, the aggregate amount of the Revolving Loans Commitments and/or the Term Loans Commitments of all of the Lenders, as the context may specify.

     "Compliance Certificate" has the meaning specified in Section 5.2(d).

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

     "Continuation/Conversion Date" means the effective date of (a) any conversion of LIBOR Rate Loans to Base Rate Loans or of Base Rate Loans to LIBOR Rate Loans or (b) any continuation of LIBOR Rate Loans as LIBOR Rate Loans.

     "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by an Obligated Party to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent's Liens in such Obligated Party's present and future copyrights and related licenses and rights, as such agreement may be amended, restated, or otherwise modified from time to time.

     "Debt" means, without duplication, with respect to any Person (the "subject Person"), all liabilities, obligations, and indebtedness of the subject Person to any other Person, of any kind or nature, now or hereafter owing, arising, due, or payable, howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including, without in any way limiting the generality of the foregoing:

          (a)  in the case of the Obligated Parties, the Obligations;

          (b) all indebtedness, liabilities, and obligations of any Person secured by any Lien on the subject Person's property, even if the subject Person shall not have assumed or become liable for the payment thereof; provided, however, that all such indebtedness, liabilities, and obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP;

          (c) all indebtedness, liabilities, and obligations created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the subject Person, even if the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such property; provided, however, that all such indebtedness, liabilities, and obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP;

          (d) all indebtedness, liabilities, and obligations under Guaranties of Debt;

          (e)  all Off-Balance Sheet Liabilities;

          (f) all indebtedness, liabilities, and obligations under any Hedge Agreement (whether contingent or matured);

          (g) all reimbursement and other indebtedness, liabilities, and obligations with respect to letters of credit, bankers' acceptances, and surety bonds, whether or not matured; and

          (h)  all Disqualified Stock.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

     "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate, plus (b) two percent (2.00%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean the Letter of Credit Fee Percentage plus two percent (2.00%) per annum.

     "Defaulting Lender" has the meaning specified in Section 12.15(c).

     "Designated Account" has the meaning specified in Section 1.2(d).

     "Diamond Crystals Brand Sale" means the sale by Imperial Sugar Company and Savannah Foods & Industries, Inc. of the Capital Stock of Diamond Crystal Holdings, Inc. and

Diamond Crystal Brands, Inc., respectively, pursuant to that certain Stock Purchase Agreement dated as of December 30, 2002, between Imperial Sugar Company (as seller) and Hormel Foods Corporation (as buyer), and the related transactions referred to therein.

     "Disqualified Stock" means any preferred stock or other Capital Stock issued by any Obligated Party or any of its Subsidiaries that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the occurrence or happening of any event or circumstance,
(a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Stated Termination Date, or (b) requires the declaration or payment of any dividend or other distribution on or prior to the date that is ninety-one (91) days after the Stated Termination Date, in each case unless the consideration paid and payable upon such maturity or redemption (in the case of clause (a) preceding) or as a result of such dividend or other distribution (in the case of clause (b) preceding) is payable and solely paid in Capital Stock of the issuer which is not Disqualified Stock.

     "Distribution" means, with respect to any Person (other than a natural person): (a) the payment or making of any dividend or other distribution of property in respect of the Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock) of such Person, other than distributions solely in such Person's Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock) of the same class; or
(b) the redemption or other acquisition by such Person of any Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock) of such Person.

     "DOL" means the United States Department of Labor or any successor department or agency.

     "Dollar" and "$" means dollars in the lawful currency of the U.S. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

     "Dreyfus Letter Agreement" means the letter agreement in the form of Exhibit H attached hereto.

     "EBITDA" means, with respect to any Person for any period, Net Income (a) plus, without duplication and to the extent deducted in the determination of Net Income for such fiscal period, (i) Interest Expense, (ii) Federal, state, local, and foreign income taxes, (iii) depreciation and amortization, (iv) any restructuring expense, (v) any non-operating losses, and (vi) any unrealized non-cash losses, (b) minus, without duplication and to the extent included in the determination of Net Income for such period, (i) any non-operating gains and
(ii) any unrealized non-cash gains. For the purpose of this definition, a "non-cash loss" is a loss recognized for accounting purposes that involves no cash expenditure by the subject Person in the current Fiscal Year and a "non-cash gain" is a gain recognized for accounting purposes that involves no cash receipt by the subject Person in the current Fiscal Year.

     "Eligible Accounts" means the Accounts of a Borrower which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish in good faith other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects with the approval of the Majority Lenders, include any Account:

          (a) with respect to which more than forty-five (45) days but less than sixty (60) days have elapsed since the date of the original invoice therefor; provided, however, that Accounts aggregating up to $4,000,000 in amount at any time shall not be excluded from Eligible Accounts by virtue of this clause (a);

          (b) with respect to which sixty (60) days or more have elapsed since the date of the original invoice therefor;

          (c) with respect to which any of the representations, warranties, covenants, or agreements contained in the Borrower Security Agreement are incorrect or have been breached;

          (d) with respect to which Account (or any other Account due from the same Account Debtor as the Account Debtor on such Account), in whole or in part, a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason, unless the Agent, in its discretion, has determined that such Account shall not be ineligible due to mitigating circumstances;

          (e) which represents a progress billing (as hereinafter defined) or as to which the applicable Borrower has extended the time for payment without the consent of the Agent (for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's completion of any further performance under such contract or agreement);

          (f) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: (i) death or judicial declaration of incompetency of such Account Debtor who is a natural person; (ii) the filing by or against such Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the Bankruptcy Code or any other bankruptcy, insolvency, or similar laws of the U.S., any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; (iii) the making of any general assignment by such Account Debtor for the benefit of creditors; (iv) the appointment of a receiver or trustee for such Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; (v) the institution by or against such Account Debtor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor;
(vi) the sale, assignment, or transfer of all or any material part of the assets of such Account Debtor; (vii) the nonpayment generally by such Account Debtor of its debts as they become due; or (viii) the cessation of the business of such Account Debtor as a going concern;

          (g) if fifty percent (50.0%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible pursuant to the other provisions of this definition;

          (h) owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S., (ii) is not organized under the laws of the U.S. or any political subdivision or state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

          (i) owed by an Account Debtor which is an Affiliate or employee of such Borrower;

          (j) except as provided in clause (l) following, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

          (k) owed by an Account Debtor to which an Obligated Party or any of its Affiliates is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights, or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

          (l) owed by the government of the U.S., or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, or necessary to ensure the Agent's right to directly enforce the payment of such Account against the Account Debtor, have been complied with to the Agent's satisfaction with respect to such Account;

          (m) owed by any state, municipality, or other political subdivision of the U.S., or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected or directly enforced against the Account Debtor;

          (n) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

          (o) which is evidenced by a promissory note or other Instrument or by Chattel Paper;

          (p) with respect to which the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that such Account may not be paid by reason of the Account Debtor's financial inability to pay;

          (q) with respect to which the Account Debtor is located in any state requiring the filing of a notice of business activities report or similar report in order to permit such Borrower to seek judicial enforcement in such state of payment of such Account, unless such Borrower has qualified to do business in such state or has filed an effective notice of business activities report or equivalent report, as required by and in compliance with the Requirement of Law of such state, for the then current year;

          (r) which arises out of a sale not made in the ordinary course of such Borrower's business or which represents a rebate due from a vendor;

          (s) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by, or have been rejected or objected to by, the Account Debtor or the services giving rise to such Account have not been performed by such Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

          (t) owed by an Account Debtor, or group of affiliated Account Debtors, which is obligated to the Obligated Parties respecting Accounts the aggregate unpaid balance of which (i) for each of Wal-Mart Stores, Inc. and its subsidiaries, Sysco Corporation and its subsidiaries, and Royal Ahold and its subsidiaries, separately, exceeds fifteen percent (15%) of the aggregate unpaid balance of all Accounts owed to the Borrowers at such time by all of the Borrowers' Account Debtors, but only to the extent of such excess, and (ii) for all other Account Debtors of the Borrowers, exceeds ten percent (10%) of the aggregate unpaid balance of all Accounts owed to the Borrowers at such time by all of the Borrowers' Account Debtors, but only to the extent of such excess;

          (u) which is not subject to a first priority and perfected security interest in favor of the Agent, for the benefit of the Agent and the Lenders;

          (v) with respect to which such Borrower or the Agent has deemed such Account as uncollectible or has any reason to believe that such Account is uncollectible;

          (w) which is acquired in connection with any acquisition, to the extent the Agent has not completed an audit of the Accounts acquired in connection with such acquisition with results satisfactory to the Agent; or

          (x) which the Agent determines in its reasonable discretion is ineligible for any other reason.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of the Borrowing Base.

     "Eligible Assignee" means (a) a commercial bank, commercial finance company, or other asset based lender having total assets in excess of $1,000,000,000, (b) any Lender listed on a signature page of this Agreement, (c) any Affiliate of any Lender, and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

     "Eligible Equipment" means any Equipment owned by any Borrower (a) in which the Agent has a perfected, first priority security interest as security for the payment and performance of the Obligations, and (b) which has been appraised in the then most recent appraisal delivered to the Agent in accordance with this Agreement.

     "Eligible Inventory" means Inventory of the Borrowers consisting of raw beets, raw sugar, refined sugar, flavorings, finished goods held for resale in the ordinary course of business of the Borrowers, work-in-process, and by-products, in each case which are acceptable to the Agent based upon the criteria set forth below, valued at the lower of cost (on a first-in, first-out basis) or market value, which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish, in good faith, other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects with the approval of the Majority Lenders, include any Inventory:

          (a)  that is not owned by a Borrower;

          (b) that is not subject to a perfected, first priority Lien in favor of the Agent as security for the Obligations, or that is subject to any other Lien whatsoever (including, without limitation, any Lien in favor of the Commodity Credit Corporation, but excluding any Lien described in clause (e) of the definition of Permitted Liens if (but only if) such Permitted Lien (i) is junior in priority to the Agent's Liens or subject to Reserves and (ii) does not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

          (c) that is seed, samples, prototypes, supplies, or packing and shipping materials;

          (d) that is not in good condition or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods or their use or sale;

          (e) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of such Borrower's business, or that is slow moving or stale;

          (f) that is obsolete, defective, returned, repossessed, or used goods taken in trade;

          (g) that (i) is located outside the U.S. or (ii) is in transit from vendors or suppliers or (iii) is in transit between a Borrower and another Borrower or an Affiliate of a Borrower and exceeds $10,000,000 in the aggregate for all such inter Borrower in-transit Inventory;

          (h) that is located in a public warehouse or in possession of a bailee, processor, or other third party or in a facility leased by such Borrower, if the applicable warehouseman, bailee, processor, third party, or lessor has not delivered to the Agent a subordination agreement in form and substance reasonably satisfactory to the Agent (unless the Agent has agreed, with the consent of the Majority Lenders, that such subordination agreement is not necessary in order for the Inventory in question to be included as Eligible Inventory) or if a Reserve for rents, storage charges, processing fees, or similar charges has not been established for Inventory at that location;

          (i) that contains or bears any Proprietary Rights licensed to a Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Borrower Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, if the Agent deems it necessary, as to which such Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent;

          (j) that is acquired in connection with any acquisition to the extent the Agent has not completed an audit of such Inventory with results satisfactory to the Agent;

          (k) that is not reflected in the details of a current perpetual inventory report;

          (l)  that is Inventory placed on consignment; or

          (m) that is Inventory located in warehouse #2, warehouse #3, B bin, or C bin, in each case at Port Wentworth, Georgia (unless the requested Dreyfus Letter Agreement with Louis Dreyfus Corporation to the effect that the Agent will not have any interest in the Inventory at those locations is not in effect).

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of the Borrowing Base.

     "Eligible Real Estate" means any Real Estate owned in fee by any Borrower
(a) in which the Agent has a perfected, first priority Lien as security for the payment and performance of the Obligations, and (b) which has been appraised in the then most recent appraisal delivered to the Agent in accordance with this Agreement.

     "Environmental Compliance Reserve" means any Reserve which the Agent establishes from time to time in its reasonable discretion after prior written notice to the Borrowers for amounts that are reasonably likely to be expended by an Obligated Party in order for such Obligated Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with any Environmental Laws or (b) to correct any such material non-compliance identified in a report or findings delivered to the Agent pursuant to Section 7.7.

     "Environmental Laws" means all federal, state, or local laws, statutes, common law duties, rules, regulations, ordinances, and codes, together with all administrative orders, directed duties, licenses, authorizations, and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety, and land use matters.

     "Environmental Lien" means a Lien in favor of any Governmental Authority or any other Person for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Equipment" has the meaning specified in the Borrower Security Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with an Obligated Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by an Obligated Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by an Obligated Party or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization or insolvent, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or the termination, insolvency, or reorganization of a Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon an Obligated Party or any ERISA Affiliate.

         "Event of Default" has the meaning specified in Section 9.1.

         "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "Existing Holly Finance Notes" means that certain (a) promissory note made by Reader Farms, Inc. payable to the order of Holly Finance Company in the original principal amount of $95,020, (b) promissory note made by a certain individual payable to the order of Holly Finance Company in the original principal amount of $329,345, and (c) promissory note made by a certain individual payable to the order of Holly Finance Company in the original principal amount of $5,786, which promissory notes have an outstanding principal balance as of the Closing Date of approximately $77,532, $143,320, and $2,526, respectively.

         "Existing Indebtedness" means the Debt evidenced by the Harris Credit Agreement and the GECC Securitization Facility (which Debt is to be paid in full with the initial proceeds of the Loans).

         "Existing Obligations" means, with respect to a Newly Obligated Party, any Obligations which are outstanding and unpaid as of the time such Newly Obligated Party becomes a Borrower.

         "Farm Products" means all of the Borrowers' now owned or hereafter existing or acquired farm products of every kind and nature, including, without limitation, crops, livestock, and supplies used or produced in farming operations, and products of crops or livestock, wherever located, including (a) "farm products" (as such term is defined in any Farm Products Law and/or the Uniform Commercial Code) and (b) "perishable agricultural commodities" (as such term is defined in any Farm Products Law).

         "Farm Products Law" means (a) the Food Security Act, (b) PACA, or (c) any other federal, state, or local laws from time to time in effect which regulate any matters pertaining to Farm Products.

         "Farm Products Notices" has the meaning specified in Section 6.31(a).

         "Farm Products Seller" means, individually and collectively, sellers or suppliers of any Farm Products or related services to any of the Borrowers or agents involved in the transaction.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Financial Statements" means, according to the context in which used, the financial statements referred to in Section 5.2 and Section 6.6 or any other financial statements required to be given to the Agent or the Lenders pursuant to this Agreement.

         "Fiscal Quarter" means one of the four three (3) calendar month measurement periods in a Fiscal Year, with the first of such measurement periods beginning on the first day of a Fiscal Year and the last of such measurement periods ending on the last day of such Fiscal Year.

         "Fiscal Year" means, with respect to any Obligated Party, such Obligated Party's fiscal year for financial accounting purposes. The current Fiscal Year of the Parent will end on September 30, 2003.

         "Fixed Assets" means, with respect to each Obligated Party, the Equipment and Real Estate of such Obligated Party.

         "Fixed Charge Coverage Ratio" means, as of the end of any Fiscal Quarter, the ratio of EBITDA to Fixed Charges.

         "Fixed Charge Coverage Reserve" means a Reserve in the amount of $5,000,000, which Reserve shall be in effect at all times during the period from the Closing Date through and including the first Anniversary Date and continuing after the first Anniversary Date unless and until the Borrowers' Fixed Charge Coverage Ratio, calculated for a period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter which ends on or after the first Anniversary Date, on a consolidated basis, exceeds 1.00:1.00. For purposes of this definition only, when determining the Fixed Charge Coverage Ratio, cash restructuring expenses (except for cash restructuring expenses in the aggregate amount of $3,800,000 presented in the Borrowers' projections dated as of December 2, 2002) shall not be added to Net Income for purposes of calculating EBITDA in the numerator of such ratio.

         "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of Interest Expense paid or payable in cash, Capital Expenditures (excluding Capital Expenditures funded with Debt other than the Loans, but including, without duplication, principal payments with respect to such Debt), scheduled principal payments of Debt (excluding the Term Loans, except for purposes of the definition of the term "Trigger Fixed Charge Coverage Ratio", and excluding any prepayments of the Obligations made pursuant to
Section 3.4(b) or Section 3.4(c)), and Federal, state, local, and foreign income, franchise or similar taxes, excluding deferred taxes and cash taxes actually paid directly relating to net gains from asset sales.

         "Food Security Act" means the Food Security Act of 1985, 7 U.S.C.
Section 1631 et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified, or supplemented, together with all rules and regulations thereunder.

         "Foreign Subsidiary" means HSC Export Corporation, Diamond Crystal Specialty Foods of Canada, Ltd., or any other Subsidiary of the Parent that is not incorporated or organized under the laws of the U.S., a state of the U.S., or the District of Columbia.

         "Funding Date" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "GECC Securitization Facility" means the receivables purchase facility made available to the Parent and certain of its Subsidiaries, as evidenced by
(a) the Receivables Sale Agreement, dated as of August 28, 2001, by and among the "Originators" from time to time signatories thereto, the Parent, and Imperial Sugar Securitization, LLC, as the "Buyer" thereunder, (b) the Receivables Funding Agreement, dated as of August 28, 2001, among Imperial Sugar Securitization, LLC, as the "Borrower" thereunder, Imperial Distributing, Inc., as the "Servicer" thereunder, the financial institutions from time to time signatories thereto, as the "Lenders" thereunder, and General Electric Capital Corporation, as a "Lender" and as "Administrative Agent" thereunder, and (c) all other purchase and sale and related agreements, documents, and instruments executed or delivered from time to time in connection therewith, in the case of each of the items referred to in clauses (a), (b) and (c) above, as the same have been amended, restated, supplemented, or otherwise modified from time to time prior to the Closing Date.

         "General Intangibles" has the meaning specified in the Borrower Security Agreement.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and any department, agency, board, commission, tribunal, committee, or instrumentality of any of the foregoing.

         "Guarantor" means Biomass Corporation, Crown Express, Inc., Diamond Crystal Specialty Foods Canada Limited, Dixie Crystals Foodservice, Inc., Food Carrier, Inc., Holly Northwest Company, HSC Export Corporation, ICUBE, Inc., Imperial Holly Corporation, Imperial Securitization Corporation, Imperial Sugar Securitization, LLC, Limestone Products Company, Inc., Menu Magic Foods, Inc., Phoenix Packaging Corporation, Savannah Foods & Industries, Inc., Savannah International Company, Savannah Investment Company, Savannah Molasses & Specialties Company, Savannah Packaging Company, Savannah Sugar Refining Corporation, Savannah Total Invert Company, and each other Subsidiary of the Parent in existence as of the Closing Date which is not a Borrower, and each other Person which becomes a party to any Guaranty Agreement pursuant to the terms of this Agreement, and "Guarantors" means all of such Persons, collectively.

         "Guarantor Security Agreement" means a security agreement in form and substance satisfactory to the Agent (substantially in the form of the Borrower Security Agreement) executed by each Guarantor pursuant to which such Guarantor grants a Lien on its properties and assets to secure payment and performance of the Obligations, and "Guarantor Security Agreements" means all of such security agreements.

         "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend, or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

         "Guaranty Agreement" means a guaranty agreement in form and substance satisfactory to the Agent executed by a Guarantor pursuant to which such Guarantor guarantees the payment and performance of the Obligations, and "Guaranty Agreements" means all of such guaranty agreements executed by the Guarantors.

         "Harris Credit Agreement" means that certain Restructuring Credit Agreement, dated as of August 28, 2001, among the Parent, as the "Borrower" thereunder, the several "Lenders" from time to time parties thereto, and Harris Trust and Savings Bank, as "Administrative Agent" and "Collateral Agent" thereunder, as the same has been amended, restated, supplemented, or otherwise modified from time to time prior to the Closing Date.

         "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity, or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Person's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations, or commodity prices.

         "Holly Sugar" means Holly Sugar Corporation, a New York corporation.

         "Hormel Escrow" means the escrow established in accordance with the Diamond Crystals Brand Sale evidenced by that certain Escrow Agreement dated as of December 30, 2002, among Hormel Foods Corporation, the Parent, and U.S. Bank National Association as escrow agent.

         "Indemnified Liabilities" has the meaning specified in Section
13.11(a).

         "Indemnified Person" has the meaning specified in Section 13.11(a).

         "Instruments" has the meaning specified in the Borrower Security Agreement.

         "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Parent or a Subsidiary of the Parent from, which are due from the Parent or a Subsidiary of the Parent to, or which otherwise arise from any transaction by the Parent or a Subsidiary of the Parent with, any Affiliate of the Parent or a Subsidiary of the Parent.

         "Interest Expense" means, with respect to any Person for any period, the interest expense of such Person for such period, determined in accordance with GAAP and the discount or implied interest component of Off-Balance Sheet Liabilities (including amortization of discount and deferred financing fees).

         "Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which such Loan is continued as or converted into a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by a Borrower in its Notice of Borrowing or Notice of Continuation/Conversion, provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Stated Termination Date.

     "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

     "Inventory" has the meaning specified in the Borrower Security Agreement.

     "Investment Property" has the meaning specified in the Borrower Security Agreement.

     "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

     "ISLP" means Imperial-Savannah LP, a Delaware limited partnership.

     "Issuer" has the meaning prescribed for such term in Section 6.28(b).

     "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Borrowers' financial condition, results of operations, and cash flows, in each case for the period commencing on October 1, 2002 and ending on December 31, 2005 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to
Section 5.2(e).

     "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding.

     "Letter of Credit" has the meaning specified in Section 1.4(a).

     "Letter of Credit Fee" has the meaning specified in Section 2.5.

     "Letter of Credit Fee Percentage" means, with respect to any Letter of Credit issued hereunder, on any date of determination, a per annum percentage equal to the Applicable Margin for LIBOR Rate Revolving Loans as of such date of determination.

     "Letter of Credit Issuer" means the Bank, any Affiliate of the Bank, or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

     "Letter of Credit Subfacility" means (a) $65,000,000 for a period of ninety
(90) days after the Closing Date and (b) $50,000,000 at all times thereafter; provided, however, that $15,000,000 of the amount referred to in clause (a) preceding shall be utilized only for the purpose of replacing letters of credit existing as of the Closing Date which were issued pursuant to the Harris Credit Agreement.

     "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than three months in duration, the last day of the third month of such Interest Period and the last day of such Interest Period.

     "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

          LIBOR Rate =              Offshore Base Rate
                          ------------------------------------
                          1.00 - Eurodollar Reserve Percentage

          Where,

          "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.00%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Offshore Base Rate" means the rate per annum appearing on Page 3750 of the Dow Jones Market Service (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Agent as the rate of interest at which Dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore Dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

     "LIBOR Rate Loans" means, collectively, the LIBOR Rate Revolving Loans and the LIBOR Rate Term Loans.

     "LIBOR Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

     "LIBOR Rate Term Loan" means any portion of a Term Loans during any period in which such portion bears interest based on the LIBOR Rate.

     "Lien" means (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment, or bailment for security purposes, (b) to the extent not included under clause (a) preceding, any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance affecting property, and (c) any contingent or other agreement to provide any of the foregoing.

     "Loan" means any loan or advance provided for in Article 1 (including any Revolving Loans, Term Loans, Non-Ratable Loans, or Agent Advances), and "Loans" means all of such loans or advances.

     "Loan Account" means the loan account of the Borrowers, which account shall be maintained by or at the direction of the Agent, to which all payments with respect to the Obligations shall be made by the Borrowers.

     "Loan Documents" means, collectively, this Agreement, the Revolving Loans Notes, the Term Loans Notes, the Guaranties, the Borrower Security Agreement, the Pledge Agreements, the Guarantor Security Agreements, the Mortgages, the Copyright Security Agreements, the Patent Security Agreements, the Trademark Security Agreements, the Blocked Account Agreements, any control agreements relating to any deposit accounts or investment property, any Hedge Agreement entered into with the approval of the Agent and any other agreements, certificates, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing, or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

     "Majority Lenders" means, at any time, Lenders whose Pro Rata Shares of the Aggregate Commitments aggregate more than fifty percent (50.0%) of the Aggregate Commitments.

     "Mandatory Prepayment Percentage" means:

          (a) with respect to the portion of the Net Proceeds of an asset disposition that constitute 125% or less of the value of the assets subject to such disposition, 100% of such Net Proceeds;

          (b) with respect to the portion of the Net Proceeds of an asset disposition that constitute greater than 125% and equal to or less than 150% of the value of the assets subject to such disposition, 50% of such Net Proceeds;

          (c) with respect to the portion of the Net Proceeds of an asset disposition that constitute greater than 150% and equal to or less than 200% of the value of the assets subject to such disposition, 25% of such Net Proceeds; and

          (d) with respect to the portion of the Net Proceeds of an asset disposition that constitute greater than 200% of the value of the assets subject to such disposition, 0% of such Net Proceeds.

For purposes of this definition, the value of the assets subject to a disposition shall be determined separately for each of the following categories of assets: (i) Accounts, (ii) Inventory, (iii) Equipment, (iv) Real Estate, and
(v) other assets. Also for purposes of this definition, the value of each of such categories of assets shall be as follows: (A) with respect to Accounts, the book value of such Accounts, (B) with respect to Inventory, the NRV of such Inventory, (C) with respect to Equipment, the Orderly Liquidation Value of such Equipment, (D) with respect to Real Estate, the fair market value of such Real Estate, and (E) with respect to all other assets (i.e., assets other than those referred to in clause (A), (B), (C), or (D) preceding), the fair market value of such other assets, in each case as determined by the then most recent appraisals provided to the Agent in accordance with this Agreement or, with respect to any such assets not subject to such an appraisal, as determined by the sales price thereof pursuant to the applicable sale or other disposition thereof.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U, or X of the Federal Reserve Board.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the value, condition, use, or availability of the Collateral or upon the operations, business, properties, or condition (financial or otherwise) of the Obligated Parties taken as a whole, the Collateral, or any other guarantor of the Obligations, (b) a material impairment of the ability of any Obligated Party to perform under any Loan Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against any Obligated Party of any Loan Document to which it is a party.

     "Material Debt" means any Debt (other than the Obligations) of any Obligated Party in an outstanding principal amount which equals or exceeds $2,500,000.

     "Maximum Rate" means, at any time, the maximum rate of interest the Lenders may lawfully contract for, charge, or receive in respect of the Obligations as allowed by any Requirement of Law. For purposes of determining the Maximum Rate under the Requirements of Law of the State of Texas, the applicable rate ceiling shall be (a) the "weekly ceiling" described in and computed in accordance with the provisions of Section 303.003 of the Texas Finance Code, as amended or (b) if the parties subsequently contract as allowed by any Requirement of Law, the "quarterly ceiling" or the "annualized ceiling" computed pursuant to Section
303.008 of the Texas Finance Code, as amended; provided, however, that at any time the "weekly ceiling", the "quarterly ceiling", or the "annualized ceiling" shall be less than eighteen percent (18.0%) per annum or more than twenty-four percent (24.0%) per annum, the provisions of Section 303.009(a) and Section 303.009(b) of the Texas Finance Code, as amended, shall control for purposes of such determination, as applicable.

     "Maximum Revolver Amount" means $140,000,000.

     "Michigan Sugar Notes" means that certain (a) Term A Note dated February 12, 2002, in the original principal amount of $15,000,000 made by Michigan Sugar Beet Growers, Inc. payable to the order of Imperial Sugar Company and (b) Term B Note dated February 12, 2002, in the original principal amount of $1,000,000 made by Michigan Sugar Beet Growers, Inc.

payable to the order of Imperial Sugar Company, as the same may be amended, restated, replaced, or otherwise modified from time to time.

     "Mortgage" means and includes any mortgage, deed of trust, deed to secure debt, assignment, or other instrument executed and delivered by any Obligated Party to or for the benefit of the Agent by which the Agent, for the benefit of the Agent and the Lenders, acquires a Lien on any Real Estate or a collateral assignment of such Obligated Party's interest under a lease of Real Estate, and any amendment, modification, or supplement thereto.

     "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current calendar year or the immediately preceding six (6) calendar years contributed to by an Obligated Party or any ERISA Affiliate.

     "Negative Pledge" means any agreement, contract, or other arrangement whereby any Obligated Party is prohibited from, or would otherwise be in default of as a result of, creating, assuming, incurring, or suffering to exist, directly or indirectly, any Lien on any of its assets or property in favor of the Agent under the Loan Documents.

     "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise, or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes, and other defenses of any nature at any time issued, owing, granted, outstanding, available, or claimed.

     "Net Income" means, with respect to any Person for any period, the net income (or net loss) of such Person for such period after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including, without limitation, reserves for deferred taxes), and all other proper deductions, all determined in accordance with GAAP.

     "Net Proceeds" means the proceeds of or from any asset disposition, net of
(a) commissions and other reasonable and customary transaction costs, fees, and expenses properly attributable to such transaction and payable by the Borrowers in connection therewith (in each case, paid to non-Affiliates), (b) transfer taxes, (c) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Liens hereunder), if any, and (d) income taxes paid or reasonably estimated to be payable within twelve (12) months of such disposition.

     "Newly Obligated Party" means each Person, if any, who becomes party to this Agreement as a Borrower effective as of any date after the Closing Date.

     "Non-Ratable Loan" and "Non-Ratable Loans" have the respective meanings specified in Section 1.2(i).

     "Notice of Borrowing" has the meaning specified in Section 1.2(c).

     "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b).

     "NRV" means, as to any particular class of Inventory, the net recovery value of such class of Inventory, expressed as a percentage, as determined by the Agent based upon the then current appraisal of such Inventory acceptable to the Agent and delivered to the Agent in accordance with this Agreement. As of the Closing Date and until a subsequent acceptable appraisal of Inventory is delivered to the Agent, such net recovery value shall be determined by the appraisal of Imperial Sugar, Inc. effective as of September 6, 2002 performed by Hilco Appraisal Services, LLC.

         "Obligated Party" means each of the Borrowers and the Guarantors, individually, and "Obligated Parties" means all of such Persons, collectively.

         "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers and the other Obligated Parties, or any of them, to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument, agreement, or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees, and any other sums chargeable to any Borrower or other Obligated Party hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all reimbursement obligations, debts, liabilities, and other obligations now or hereafter arising from or in connection with, or constituting, the Loans or the Letters of Credit and (b) all debts, liabilities, and obligations now or hereafter arising from or in connection with Bank Products; provided, however, that notwithstanding the foregoing, in the case of and with regard to or in connection with any Newly Obligated Party, the term "Obligations," wherever in any manner used in the Loan Documents, excludes Existing Obligations.

         "Off-Balance Sheet Liabilities" means, with respect to any Person, (a) any repurchase indebtedness, liability, or obligation of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability, or obligation of such Person under any sale and leaseback transaction which is not a Capital Lease, (c) any indebtedness, liability, or obligation of such Person under any synthetic, off-balance sheet, or tax retention lease, or (d) any indebtedness, liability, or obligation arising with respect to any other transaction, or agreement for the use or possession of an asset or property, which is the functional equivalent, or takes the place, of borrowing but which does not constitute a liability on the balance sheet of such Person.

         "Orderly Liquidation Value" means, with respect to Inventory or Equipment of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Agent by an experienced and reputable independent appraiser acceptable to the Agent, net of all costs of liquidation thereof.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies (excluding, in the case of each Lender and the Agent, income taxes or franchise taxes which are imposed on or measured by each Lender's or the Agent's net income) which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "PACA" means the Perishable Agricultural Commodities Act of 1930, 7 U.S.C. ss. 499A et seq., as the same now exists or may hereafter from time to time be amended, modified, recodified, or supplemented, together with all rules and regulations thereunder.

         "Parent" means Imperial Sugar Company, a Texas corporation.

         "Participant" means any commercial bank, financial institution, or other Person not an Affiliate of the Obligated Parties who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

         "Patent Security Agreement" means any Patent Security Agreement executed and delivered by an Obligated Party to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent's Liens in such Obligated Party's present and future patents and related licenses and rights, as such agreement may be amended, restated, or otherwise modified from time to time.

         "Payment Account" means each bank account established pursuant to or in connection with the Borrower Security Agreement or a Guarantor Security Agreement to which the funds of a Borrower or a Guarantor (including proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or a Borrower or a Guarantor, as the Agent may determine, on terms acceptable to the Agent.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Obligated Party or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted CCC Lien" means any Lien securing Debt of any Borrower to the Commodity Credit Corporation which meets each of the following requirements:
(a) the Debt secured by such Lien is permitted in accordance with clause (h) of
Section 7.13; (b) such Lien does not at any time encumber any property or asset other than the specific sugar or sugar-related products financed by such Debt and does not expressly attach to proceeds of such sugar or sugar-related products; (c) the amount of sugar or sugar-related products secured by such Lien is, at all times during the existence of such Lien, adequate collateral to pay in full all Debt secured by such Lien without the need to make any cash payments; (d) the Parent monitors the collateral coverage requirement described in clause (c) preceding and reports to the Agent, as and when required by clause
(v) of Section 5.2(l), compliance with such requirement; and (e) such Lien is promptly released upon the payment of such Debt.

         "Permitted Holders" means Lehman Brothers Inc.

         "Permitted IP Dispositions" means (a) any non-exclusive licensing of intellectual property rights for fair value which could not reasonably be expected to have any material adverse effect on any Obligated Party and (b) any sale or other disposition of intellectual property rights for fair value which could not reasonably be expected to have any material adverse effect on any Obligated Party other than a sale or other disposition of trademarks, service marks, tradenames, or other intellectual property relating to the Imperial, Dixie Crystals, Spreckels, or Holly brands or any derivation or variation thereof.

         "Permitted Liens" means:

                  (a) the Agent's Liens;

                  (b) Liens, if any, which are described on Schedule A on the Closing Date and Liens resulting from the refinancing of the related Debt secured by such Liens as of the Closing Date, provided that such refinancing is on the same or substantially similar terms, the Debt secured thereby shall not be increased, and the Liens shall not cover any additional property;

                  (c) Liens for taxes, fees, assessments, or other charges of a Governmental Authority which are not delinquent or statutory Liens for taxes, fees, assessments, or other charges of a Governmental Authority in an amount not to exceed $2,500,000; provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP on the applicable Obligated Party's books and records and a stay of enforcement of any such Lien is in effect;

                  (d) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security, and other similar laws, or to secure the performance of bids, tenders, or contracts (other than for the repayment of Debt) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;

                  (e) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other similar Persons, provided that if any such Lien arises from the nonpayment of such claims or demands when due, such claims or demands (i) do not exceed $2,500,000 in the aggregate and (ii) are being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP on the applicable Obligated Party's books and records and a stay of enforcement of any such Lien is in effect;

                  (f) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances, or title defects, affecting any Real Estate, provided that any such Liens do not in the aggregate materially detract from the value of such Real Estate based on its present use or materially interfere with its use in the ordinary conduct of an Obligated Party's business;

                  (g) Liens which constitute purchase money Liens and secure Debt permitted under clause (c) of Section 7.13;

                  (h) Liens arising from judgments and attachments in connection with court proceedings, provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate financial reserves have been established on the applicable Obligated Party's books and records in accordance with GAAP, no material property is subject to a material risk of loss or forfeiture, the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles), and a stay of execution pending appeal or proceeding for review is in effect;

                  (i) Permitted CCC Liens;

                  (j) any interest or title of a lessor under any lease entered into by any Obligated Party or any of its Subsidiaries (and not prohibited by this Agreement) in the ordinary course of business and covering only the property or assets so leased;

                  (k) rights of lessees of property or assets owned by any Obligated Party or any of its Subsidiaries, in each case as lessor, not interfering with the normal conduct of the Obligated Party's or its Subsidiaries' business, in each case relating to leases entered into in the ordinary course of business (and not prohibited by this Agreement) and relating to only the property or assets so leased; and

                  (l) Liens in favor of any counter party to a commodity Hedge Agreement entered into by an Obligated Party in the ordinary course of its business (and not prohibited by this Agreement), provided that such Liens (i) do not at any time encumber any property or asset other than cash not to exceed the aggregate amount thereof reasonably required by the counter party to secure the obligations of such Obligated Party under such commodity Hedge Agreement and
(ii) are not evidenced by any UCC financing statement or similar filing.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Obligated Party sponsors or maintains or to which any Obligated Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Pledge Agreement" means a pledge agreement in form and substance satisfactory to the Agent executed by a Borrower or another Obligated Party pursuant to which such Person pledges the Capital Stock of any other Obligated Party to the Agent as security for the payment and performance of the Obligations.

         "Pre-Petition Accounts Payable" means accounts payable that (a) arose prior to January 16, 2001 (the date the Parent and substantially all of its Subsidiaries filed petitions for relief under Chapter 11 of the U.S. Bankruptcy
Code), (b) were allowed under the Parent's plan of reorganization, and (c) remain outstanding as of the Closing Date.

         "Primary Plants" means the refineries, plants, facilities, equipment, and other fixed assets of the Obligated Parties (or any one or more of them) located at or near Port Wentworth, Georgia (also known as the Savannah Sugar Refinery) and Gramercy, Louisiana (also known as the Colonial Sugar Refinery).

         "Producer Lien Reserve" means a Reserve in the amount equal to the aggregate amount of all accounts payable then due and owing by any Borrower to any Farm Products Seller, including, without limitation, a seller or supplier of sugar cane (but not processed raw sugar) or sugar beets (provided that if any such accounts payable are paid and such payment is reported in writing to the Agent, the Agent shall reduce the Producer Lien Reserve by the amount of such payment).

         "Proprietary Rights" has the meaning specified in the Borrower Security Agreement.

         "Pro Rata Share" means, with respect to a Lender and as to the Revolving Loans Commitment, the Term Loans Commitment or the Aggregate Commitment of such Lender, as applicable based upon the context in which such term is used, a fraction (expressed as a percentage), (a) the numerator of which is the amount of the outstanding Revolving Loans Commitment, Term Loans Commitment or Aggregate Commitment (as applicable) of such Lender (or if such applicable Commitment has terminated or expired, the outstanding principal amount of the Revolving Loans and the face amount of the Letters of Credit (in the case of the Revolving Loans Commitment), the outstanding principal amount of the Term Loans (in the case of the Term Loans Commitment) or the outstanding principal amount of the Loans and the face amount of the Letters of Credit (in the case of the Aggregate Commitment), respectively, of such Lender) and (b) the denominator of which is the sum of the amounts of the outstanding Revolving Loans Commitments, Term Loans Commitments or Aggregate Commitments (as applicable) of all of the Lenders (or if such applicable Commitments have terminated or expired, the outstanding principal amount of the Revolving Loans and the face amount of the Letters of Credit (in the case of the Revolving Loans Commitments), the outstanding principal amount of the Term Loans (in the case of the Term Loans Commitments) or the outstanding principal amount of the Loans and the face amount of the Letters of Credit (in the case of the Aggregate Commitments), respectively, of all of such Lenders), in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances. For purposes of calculating the Lenders' Pro Rata Share of the Revolving Loans Commitments, no Agent Advance or Non-Ratable Loan shall be taken into account.

         "Real Estate" means, with respect to any Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds, and future interests, together with all of such Person's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto, and the easements appurtenant thereto.

         "Receivables Advance Rate" means eighty-five percent (85%) (subject to adjustment as hereinafter provided), so long as the "Dilution Percentage", as hereinafter defined, of such Accounts does not exceed seven and one-half percent (7.5%) based on a rolling three-calendar-month average. If the Dilution Percentage for any such three-calendar-month period exceeds seven and one-half percent (7.5%) (the "Excess Dilution Percentage"), then the Receivables Advance Rate for the following month shall be reduced by two percentage points (2.0%) for each one percentage point (1.0%) of Excess Dilution Percentage. Thereafter, if the Dilution Percentage for any such three-calendar-month period equals or is less than 7.5%, the Receivables Advance Rate will be increased to eighty-five percent (85.0%). "Dilution Percentage" means the percentage obtained by dividing (A) all credits, adjustments, allowances, discounts, write-offs, rebates, contra-accounts, and other non-cash offsets incurred in any month which reduce the value of Accounts, provided that credit and rebills within five (5) Business Days due to billing errors shall be excluded for purposes of calculating "Dilution Percentage", by (B) the gross amount of all Accounts created by Borrower in such calendar month.

         "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater, or Real Estate or other property.

         "Report" has the meaning specified in Section 12.18(a).

         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Required Lenders" means, at any time, Lenders whose Pro Rata Shares of the Aggregate Commitments aggregate more than sixty-six and two-thirds of one percent (66-2/3%) of the Aggregate Commitments.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Reserve" or "Reserves" means a reserve or reserves that limit the availability of credit hereunder, consisting of, for example and without limitation, reserves against Availability, Eligible Accounts, or Eligible Inventory, established by the Agent from time to time in the Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent's credit judgment: (a) the Bank Product Reserve, Environmental Compliance Reserve, Fixed Charge Coverage Reserve, Producer Lien Reserve, Term Loan Amortization Reserve, the CCC Reserve, and the Administrative Reserve; (b) reserves for accrued, unpaid interest on the Obligations; (c) reserves for rent at leased locations subject to statutory or contractual landlord liens; (d) reserves for Inventory shrinkage; (e) reserves for customs charges; (f) reserves for dilution of Accounts; (g) reserves for warehousemen's or bailees' charges; and (h) reserves for taxes, fees, assessments, and other governmental charges which are due and unpaid.

         "Responsible Officer" means, with respect to any Obligated Party, the chief executive officer, or the president, or any other officer having substantially the same authority and responsibility, or, with respect to compliance with financial covenants, the preparation of Borrowing Base Certificates, and certificates with respect to determination of the Applicable

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

Margin, the chief financial officer, the treasurer, or the chief accounting officer of such Obligated Party, or any other officer having substantially the same authority and responsibility. Furthermore, with respect to Section 5.3 of this Agreement only, the term "Responsible Officer" shall include, in addition to each of the Persons described in the immediately preceding sentence, any other officer, manager, or other member of management (including, without limitation, all vice presidents) and any assistant officer, assistant manager, or other assistant member of management.

         "Restricted Investment" means, with respect to any Obligated Party, any acquisition of property by such Obligated Party in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other assets or property, or a loan, advance, capital contribution, or subscription (each of the foregoing an "Investment"), except the following if made at a time when no Event of Default exists or would result therefrom: (a) acquisitions of Equipment to be used in the business of such Obligated Party so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of such Obligated Party; (c) acquisitions of other current assets acquired in the ordinary course of business of such Obligated Party; (d) investments in direct obligations of the U.S., or any agency thereof, or obligations guaranteed by the U.S., provided that such obligations mature within one year from the date of acquisition thereof; (e) investments in certificates of deposit maturing within one year from the date of investment, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the U.S. or any state thereof having capital and surplus aggregating at least $100,000,000; (f) investments in commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than ninety (90) days from the date of creation thereof; and (g) Hedge Agreements.

         "Revolving Loans Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Revolving Loans Commitment" on Schedule 1.2 attached to the Agreement or, if different, on the signature page of the most recent Assignment and Acceptance to which such Lender is a party, as such Revolving Loans Commitment may be adjusted from time to time in accordance with the provisions of Section
11.1 and Section 11.2, and "Revolving Loans Commitments" means, collectively, the aggregate amount of the Revolving Loans Commitments of all of the Lenders.

         "Revolving Loans Note" and "Revolving Loans Notes" have the meanings specified in Section 1.2(b).

         "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

         "Rights" means rights to purchase Capital Stock of the Parent, other than Disqualified Stock, issued pursuant to the Shareholder Rights Plan.

         "Savannah" means Savannah Foods Industrial, Inc., a Delaware corporation.

         "Settlement" and "Settlement Date" have the meanings specified in
Section 12.15(a)(i).

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

         "Shareholder Rights Plan" means the shareholder rights plan provided for by the Rights Agreement dated as of December 20, 2002 between the Parent and The Bank of New York which provides for the distribution to shareholders of rights to purchase Capital Stock of the Parent other than Disqualified Stock (it being agreed and understood that such agreement shall not relate to, or permit any Distribution of, any Disqualified Stock).

         "Solvent" means, when used with respect to any Person, that at the time of determination:

               (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities);

               (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;

               (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

               (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stated Termination Date" means December 31, 2005.

         "Subsidiary" means, with respect to any Person (the "subject Person"), any corporation, association, partnership, limited liability company, joint venture, or other business entity of which more than fifty percent (50.0%) of the voting Capital Stock or other Capital Stock is owned or controlled directly or indirectly by the subject Person, or one or more of the Subsidiaries of the subject Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of an Obligated Party.

         "Supporting Letter of Credit" has the meaning specified in Section 1.4(g).

         "Syndication Agent" means General Electric Capital Corporation in its capacity as syndication agent with respect to this Agreement, the Loans and the Commitments.

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of the Agent and each Lender, income taxes or franchise taxes which are imposed on or measured by the Agent's or such Lender's net income in the jurisdiction (whether federal, state, or local and including any political subdivision thereof) under the laws of which the Agent or such Lender, as the case may be, is organized or maintains a lending office.

         "Term Loan" and "Term Loans" has the meaning specified in Section
1.3(a).

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

         "Term Loans Amortization Reserve" means a Reserve in the amount of $7,000,000, which Reserve shall be in effect at all times during the period from the Closing Date through and including the first Anniversary Date and continuing after the first Anniversary Date unless and until the Borrowers achieve the Trigger Fixed Charge Coverage Ratio, calculated on a rolling four Fiscal Quarter basis, for two consecutive Fiscal Quarters, which Reserve shall be reinstated thereafter as and to the extent provided hereafter in this definition. Once the Borrowers achieve such Trigger Fixed Charge Coverage Ratio for two consecutive Fiscal Quarters, the Fixed Charge Coverage Ratio, for purposes of this definition, will thereafter be calculated as of the last day of each calendar month for the twelve-month period then ended, and the Term Loans Amortization Reserve will be immediately reinstated if the Borrowers' Fixed Charge Coverage Ratio falls below the Trigger Fixed Charge Coverage Ratio based upon any such calculation. At any time thereafter, the Term Loans Amortization Reserve shall be removed if the Borrowers again meet the Trigger Fixed Charge Coverage Ratio, calculated on a rolling four Fiscal Quarter basis, for two consecutive Fiscal Quarters; provided, however, that such Reserve may be again reinstated as provided in the immediately preceding sentence, and so on again.

         "Term Loans Amount" means $35,000,000.

         "Term Loans Collateral Deficiency Amount" means, as of any date of determination, the positive remainder, if any, of (a) the aggregate outstanding principal amount of the Term Loans minus (b) the sum of (i) the fair market value of the Borrowers' Eligible Real Estate, plus (ii) the Orderly Liquidation Value of the Borrowers' Eligible Equipment, in each case as determined by the then most recent appraisals of Real Estate and Equipment satisfactory to the Agent delivered in accordance with Section 5.2(m) of this Agreement.

         "Term Loans Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Term Loans Commitment" on Schedule 1.3 attached to the Agreement or, if different, on the signature page of the most recent Assignment and Acceptance to which such Lender is a party, as such Term Loans Commitment may be adjusted from time to time in accordance with the provisions of Section 11.1 or Section 11.2, and "Term Loans Commitments" means, collectively, the aggregate amount of the Term Loans Commitments of all of the Lenders.

         "Term Loans Note" and "Term Loans Notes" have the meaning specified in
Section 1.3(c).

         "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated (i) by the Borrowers pursuant to Section 3.2 or (ii) pursuant to Section 9.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

         "Total Facility" has the meaning specified in Section 1.1.

         "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by an Obligated Party to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent's Liens in such Obligated Party's present and future trademarks

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

and related licenses and rights, as such agreement may be amended, restated, or otherwise modified from time to time.

         "Trigger Fixed Charge Coverage Ratio" means that the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries, on a consolidated basis, exceeds 1:05 to 1:00. For purposes of this definition only, when determining the Fixed Charge Coverage Ratio, (a) cash restructuring expenses (except for cash restructuring expenses in the aggregate amount of $3,800,000 presented in the Borrowers' projections dated as of December 2, 2002) shall not be added to Net Income for purposes of calculating EBITDA in the numerator of such ratio and (b) scheduled principal payments of the Term Loans shall be included in the denominator for purposes of calculating Fixed Charges in the denominator of such ratio.

         "Tyco Escrow" means the escrow evidenced and governed by that certain Escrow Agreement among Diamond Crystal Brands, Inc., Imperial Sugar Company, Tyco International (US) Inc., Sunbelt Manufacturing, Inc. and The Bank of New York dated as of December 10, 2001.

         "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of Texas or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

         "Unappraised Assets" means the property and assets identified on Schedule B attached hereto.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year, based on the most recent actuarial report.

         "Unused Letter of Credit Subfacility" means an amount equal to the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

         "Unused Line Fee" has the meaning specified in Section 2.4.

         "U.S." means the United States of America.

         "Wholly-Owned Subsidiary", when used to determine the relationship of a Subsidiary to a Person, means a Subsidiary all of the issued and outstanding Capital Stock (other than directors' qualifying shares) of which shall at the time be owned by such Person or one or more of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

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ACCOUNTING TERMS:

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given to such term in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

INTERPRETIVE PROVISIONS:

         Wherever used in this Agreement,

               (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Terms used herein that are defined in the UCC and are not otherwise defined herein shall have the meanings specified therefor in the UCC.

               (b) The words "hereof," "herein," "hereunder," and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule, and Exhibit references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced. The term "including" is not limiting and means "including, without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including." The word "or" is not exclusive. The words "hereof," "herein," "hereunder", and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule, and Exhibit references are to the Agreement unless otherwise specified.

               (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, and other modifications thereto, but only to the extent such amendments, restatements, and other modifications are not prohibited by the terms of any Loan Document, and
(ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

               (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (e) This Agreement and the other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms.

               (f) For purposes of Section 9.1, a breach of a financial covenant contained in Section 7.22 or Section 7.23 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, as applicable, regardless of when the Financial Statements reflecting such breach are delivered to the Agent and the Lenders.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, each Lender, and the Obligated Parties and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Agent, the Lender, or the Obligated Parties merely because of their respective involvement in their preparation.

                                       37